As filed with the Securities and Exchange Commission on September 1, 2006

                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                      CHINA INTERNATIONAL ENTERPRISES INC.
             (Exact Name of Registrant as Specified in its Charter)

           Canada                         3661                   04-2621506
(State or other jurisdiction of     (Primary Standard         (I.R.S. Employer
 incorporation or organization)  Industrial Classification   Identification No.)
                                       Code Number)


                                Mr. Li Yuan Qing
                           Heng Xing Technology Group
                   Skyworth Building, No. 5, Floor 6, Block A
                    Hi-Tech Industrial Park, Nanshan District
                           Shenzhen, P.R. China 518057
                              Tel: 86-755-2674-3553

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                    John Leo
                       c/o American Union Securities, Inc.
                           100 Wall Street, 15th Floor
                               New York, NY 10005
                                 (212) 232-0120
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ----------------

                                    Copy to:
                               Darren Ofsink, Esq.
                                Guzov Ofsink, LLC
                         600 Madison Avenue, 14th Floor
                               New York, NY 10022
                                 (212) 371-8008
                                  -------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement and the continuance of China International Enterprises Inc., a Canadian corporation, as a domestic corporation under the Delaware General Corporation Law, become effective.

                                 --------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                          Proposed Maximum        Proposed Maximum        Amount of
  Title of Each Class of            Amount to be         Offering Price Per           Aggregate          Registration
 Securities to be Registered        Registered (1)             Unit (2)             Offering Price            Fee
Common Stock, par value $.0001
Per share
                                      21,513,380                $.75                 $16,135,035           $1,726.45

(1) Consists of: (i) 21,502,508 shares of common stock of China Software Technology Group Co., Ltd., a to-be-formed Delaware corporation ("Enterprises Delaware"), issuable upon the conversion of currently issued and outstanding shares of common stock of the Registrant in connection with the continuance of China International Enterprises, Inc., a Canadian corporation ("Enterprises Canada"), to the United States as a Delaware corporation; and (ii) up to 10,782 shares of common stock of Enterprises Delaware to be reserved by Enterprises Delaware for issuance upon conversion of shares of Enterprises Canada reserved for issuance under Enterprises Canada's stock option plans, assuming that the proposed resolutions are approved by the shareholders and the continuance is completed.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 based on the average of the bid and asked prices of the Common Stock, as reported by the OTC Bulletin Board on August 31, 2006.

                    ----------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this Proxy Statement/Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Proxy Statement/Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                      CHINA INTERNATIONAL ENTERPRISES INC.
                            (a Canadian corporation)

                                 PROXY STATEMENT
                              --------------------

                    CHINA SOFTWARE TECHNOLOGY GROUP CO., LTD.
                      (a to-be-formed Delaware corporation)

                        21,513,380 SHARES OF COMMON STOCK

                                   PROSPECTUS
                              --------------------


     We are furnishing this Proxy Statement/Prospectus to shareholders of China International Enterprises Inc., a Canadian corporation referred to as "Enterprises Canada" in this Proxy Statement/Prospectus, in connection with our Board of Directors' solicitation of proxies for use at a special meeting of the shareholders of Enterprises Canada.

     The meeting will be held on _________, 2006, at 9:30 a.m., Eastern Standard Time, at offices of American Union Securities, Inc., located at 100 Wall Street, 15th Floor, New York, NY 10005. The meeting will be simultaneously held (linked by telephone conference call) at the offices of Goodmans LLP, located at 250 Yonge Street, Suite 2400, Toronto, Canada M5B 2M6. You may attend the meeting at either location.

     The specific purpose of the special meeting is to obtain shareholder approval to change our jurisdiction of incorporation from Canada to the State of Delaware. The process necessary to accomplish this change is called a continuance in Canada and a domestication in Delaware. This process is described more fully in this Proxy Statement/Prospectus and in the accompanying Notice of Special Meeting of Shareholders of Enterprises Canada. The specific items to be voted on to complete the continuance are detailed in the Form of Proxy attached to this Proxy Statement/Prospectus.

     This Proxy Statement/Prospectus is also a prospectus of China International Enterprises, Inc., a to-be-formed Delaware corporation referred to as
"Enterprises Delaware" in this Proxy Statement/Prospectus, relating to the issuance of its common stock upon the continuance of Enterprises Canada as a Delaware corporation. When we complete the continuance, we will continue our legal existence in Delaware as if we had been originally incorporated under Delaware law and each outstanding common share of Enterprises Canada will automatically convert into a share of common stock of Enterprises Delaware. The shares of Enterprises Delaware common stock to be issued in connection with the continuance are referred to in this Proxy Statement/Prospectus as the "Continuance Shares."

     We do not  expect  to  receive  any  cash  proceeds  from  the  sale of the
Continuance   Shares  issued   pursuant  to  this   prospectus.   See  "Plan  of
Distribution."

     Our common shares are currently traded on the OTC Bulletin Board under the symbol "CIETF". On ______, 2006, the last reported sale price of our common shares on the OTC Bulletin Board was $_____ per share. Following the continuance, shares of our common stock will continue to trade on the OTC Bulletin Board.

     To be approved, at least two-thirds of the votes cast by our shareholders in person or by proxy at the special meeting must vote in favor of the proposed continuance. We plan to complete the proposed continuance as soon as possible following approval by our shareholders. Our Board of Directors may, however, decide to delay the continuance or not to proceed with the continuance if they determine that the continuance is no longer advisable.

     Information about the continuance and the other matters to be considered at the special meeting is contained in this Proxy Statement/Prospectus. We urge you to carefully read the attached document, including the section entitled "Risk Factors" that begins on page __.

     The record date for determination of shareholders entitled to vote at the special meeting is the close of business on ____________, 2006.

     Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please vote as soon as possible to make sure that your shares are represented at the special meeting. If a stockholder does not vote, it will have the same effect as voting against the adoption of the proposals presented herein. Please send in your proxy before _________, 2006.

     We strongly support the continuance and join with our Board of Directors in recommending that you vote in favor of the continuance.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR THE MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Proxy Statement/Prospectus is dated ________, 2006 and is first being mailed to shareholders on or about ________, 2006.

                        SOURCES OF ADDITIONAL INFORMATION

     This Proxy Statement/Prospectus incorporates important business and financial information about our company from documents that are not included in or delivered with this Proxy Statement/Prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this Proxy Statement/Prospectus by requesting them in writing or by telephone from:

                          China International Enterprises Inc.
                          Attn: John Leo
                          c/o American Union Securities, Inc.
                          100 Wall Street, 15th Floor
                          New York, NY  10005
                          Phone: (212) 232-0120 x228

     TO  OBTAIN  TIMELY  DELIVERY  OF  REQUESTED  DOCUMENTS  IN  ADVANCE  OF THE
SHAREHOLDER   MEETING,   YOU   SHOULD   MAKE   YOUR   REQUEST   NO  LATER   THAN
_________________, 2006.

                      CHINA INTERNATIONAL ENTERPRISES INC.
                       c/o American Union Securities, Inc.
                           100 Wall Street, 15th Floor
                               New York, NY 10005


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of China International Enterprises Inc., a Canadian corporation ("Enterprises Canada"), will be held on ________, 2006 at 9:30 a.m., Eastern Standard Time, at the offices of American Union Securities, Inc. located at 100 Wall Street, 15th Floor, New York, NY 10005, and simultaneously (linked by telephone conference call) at the offices of Goodmans LLP, located at 250 Yonge Street, Suite 2400, Toronto, Canada M5B 2M6, for the following purposes:

1. To consider and act upon a special resolution authorizing Enterprises Canada to change its jurisdiction of incorporation from Canada to the State of Delaware in the United States through a process called a continuance in Canada and a domestication in Delaware; and

2. To transact such other business as may properly come before the special meeting or any adjournments of the special meeting.

     The text of the special resolution to be voted upon at the meeting is set forth in Exhibit "A" to the accompanying Proxy Statement/Prospectus.

     The special resolution will be approved if passed by at least two-thirds of the votes cast at the special meeting. If the special resolution is passed, our Board of Directors will be authorized, in their discretion, to delay or abandon the continuance. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE SPECIAL RESOLUTION AUTHORIZING ENTERPRISES CANADA TO CHANGE ITS JURISDICTION OF INCORPORATION FROM CANADA TO DELAWARE.

     A dissenting shareholder is entitled to be paid the fair value of his or her shares in accordance with Section 190 of the Canadian Business Corporations Act. A summary of the procedures to exercise your dissent rights are set forth in the accompanying Proxy Statement/Prospectus and the text of Section 190 of the Canada Business Corporations Act is set forth in Exhibit "B.".

     The Board of Directors has fixed the close of business on _________, 2006 as the record date for determining the shareholders entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. If you were a registered Enterprises Canada shareholder at the close of business on the record date, you are entitled to vote at the meeting. If you became a new owner of Enterprises Canada common stock after the record date, but on or before __________, 2006, you may elect to vote your shares at the special meeting in lieu of the previous owner.

     Shareholders who are unable to attend the meeting in person are requested to complete, sign, date and return the enclosed form of proxy in the envelope provided. A proxy will not be valid unless it is deposited and received at the offices of Enterprises Canada c/o American Union Securities, Inc., 100 Wall Street, 25th Floor, New York, NY 10005 no later than 5:00 p.m., New York City time, on the business day prior to the special meeting or, if the special meeting is adjourned or postponed, no later than 5:00 p.m., New York City time, on the second business day prior to the adjourned or postponed meeting. If you attend the meeting, sending your proxy will not prevent you from voting in person. If you are a non-registered shareholder of the Corporation and received these materials through a broker, a financial institution or other nominee (the "Intermediary"), please complete and return the materials in accordance with the instructions provided to you by the Intermediary. Shareholders who have any questions about items being voted on at the meeting may telephone John Leo at 1-212-232-0120 x228.

                    By Order of the Board of Directors,


                    John Leo
                    Secretary
                    New York, New York
                    ___________, 2006



YOUR VOTE IS IMPORTANT. YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENVELOPE PROVIDED, SO THAT IF YOU ARE UNABLE TO ATTEND THE SPECIAL MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE SPECIAL MEETING. THANK YOU FOR ACTING PROMPTLY.

                                TABLE OF CONTENTS


SUMMARY......................................................................10

SELECTED FINANCIAL DATA......................................................17

RISK
FACTORS......................................................................19

CAUTIONARY NOTE REGARDING PREDICTIVE STATEMENTS..............................27

THE SPECIAL MEETING..........................................................28

MOVING THE JURISDICTION OF INCORPORATION OF ENTERPRISES CANADA...............30

TAX CONSEQUENCES OF THE CONTINUANCE..........................................33

COMPARISON OF SHAREHOLDERS' RIGHTS...........................................44

DISSENTING SHAREHOLDERS' RIGHTS..............................................47

DESCRIPTION OF CAPITAL STOCK.................................................59

ACCOUNTING TREATMENT OF CONTINUANCE..........................................63


SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT.............................................64

MANAGEMENT...................................................................65

BUSINESS.....................................................................71

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS...................................................................90

SHAREHOLDER PROPOSALS.......................................................104

TRANSFER AGENT AND REGISTRAR................................................105

LEGAL MATTERS...............................................................106

EXPERTS.....................................................................105

WHERE YOU CAN FIND MORE INFORMATION.........................................105

Exhibit A - Special Resolution..............................................A-1

Exhibit B - Section 190 of the Canada Business Corporations Act.............B-1

Exhibit C - Enterprises Delaware Proposed Certificate of Incorporation......C-1

Exhibit D - Certificate of Domestication of Enterprises Delaware............D-1

Exhibit E - Proposed By-laws of Enterprises Delaware........................E-1

                                     SUMMARY

     This summary highlights selected information contained in this Proxy Statement/Prospectus and may not contain all of the information that is important to you. We urge you to read this entire Proxy Statement/Prospectus carefully, including the attached exhibits. As used in this Proxy Statement/Prospectus, the terms "we," "our", "us" and "Enterprises Canada" refer to China International Enterprises Inc., a Canadian corporation, and the term "Enterprises Delaware" refers to the Delaware corporation to be formed under the name China Software Technology Group Co., Ltd.. On March 23, 2006, we changed our name from "Moving Bytes Inc." to "China International Enterprises Inc." On the same day, the we also effected a 1:32 reverse split of our outstanding common stock. All share and per share information concerning our common stock reflects such reverse stock split.


ENTERPRISES CANADA

     Enterprises Canada is a corporation governed by the Canada Business Corporations Act. Prior to August 19, 2005, Enterprises Canada had discontinued all of its operations and was a shell corporation.

     On August 19, 2005 we entered into a Share Exchange Agreement pursuant to which we acquired 100% of the outstanding stock of HXT Holdings, Inc. a Delaware corporation originally also called China International Enterprises Corp. (the name of such company was changed in August 2006) which we refer to as "HXT Holdings." HXT Holdings in turn owns 100% of the outstanding stock of Heng Xing Technology Group Development Limited, a British Virgin Islands corporation which we refer to as "XHT." XHT's only asset is 100% of the stock of Shenzhen Hengtaifeng Technology Co., Ltd., a People's Republic of China ("PRC") corporation we refer to as "HTF." HTF is classified as a wholly-owned foreign enterprise under PRC law by virtue of its ownership by XHT. As a wholly-owned foreign enterprise, HTF can engage in the same business activities as any PRC corporation without restriction.

     The result of the above transactions, as set forth in the following diagram, is that HXT Holdings is our direct wholly owned subsidiary and both of XHT and HTF are now our indirect wholly-owned subsidiaries.

                      China International Enterprises Inc.

                                     |      100%

                                  HXT Holdings

                                     |      100%

                              Heng Xing Technology
                                Group Development
                                     Limited

                                     |      100%

                              Shenzhen Hengtaifeng
                              Technology Co., Ltd.

     Neither we, HXT Holdings nor XHT have any operations or plan to have any operations in the future other than acting as a holding company and management company for HTF and raising capital for its operations. Our business is conducted entirely through our operating subsidiary, HTF. HTF is a Chinese software producer which currently markets its products and services exclusively within the PRC. HTF's products are highly specialized applications software which are designed for use in targeted industries and are developed to meet the specified needs of certain of HTF's customers. Once developed, we may seek to market our products to other customers in the same or similar industries. To date, HTF has developed and sold four types of applications software: housing accumulation fund software, credit guarantee software, family planning software and property management software. HTF provides its customers with related systems integration and training services in support of our proprietary products at no additional charge. In addition, we also market certain other companies' software products as a value-added reseller; in such cases, we provide and charge for installation and related systems integration services.

     Housing Accumulation Fund software provides information management and sharing capabilities to a variety of groups of participants in China's Housing Accumulation Fund program, a social welfare program funded by contributions from workers and their employers which provides employees with savings accounts intended to enable them to purchase housing. The program was instituted in 1991 by the PRC Ministry of Construction and is administered by regional Housing Accumulation Fund Centers, which in turn are under the supervision of local governments, the Ministry of Construction and the Ministry of Finance.

     HTF's Housing Accumulation Fund software is available in four versions, which are tailored for use by different levels of participants in the program; a "User" version, which enables the contributing employers and employees to submit and retrieve information regarding the accounts; a "Center" version for use by the local and regional branches which administer the program and manage the contributed funds; a "Bank" version, for use by the commercial banks where the funds are deposited and held; and a Supervisor's version, designed for use by the government agencies which supervise the regional Centers. Sales of Housing Accumulation Fund software accounted for approximately 48% and 64% of HTF's revenues in 2005 and 2004, respectively.

     HTF's Credit Guarantee software is designed to provide an information management and record-keeping system for organizations which provide credit guarantees to enterprises seeking to borrow money. China's Credit Guarantee System was established by the National Economic and Trading Commission in 1999 in order to facilitate the financing of small and medium-sized enterprises ("SMEs"), which have difficulty obtaining bank loans. The government-sponsored

Credit Guarantee System supplements the existing commercial credit guaranty industry, which is composed of various for-profit commercial enterprises. Under the Credit Guarantee System, government-funded local and regional agencies and non-profit organizations provide guarantees to enable SMEs to obtain loans. HTF's software, which was developed at the request of one such local agency, provides a means of collecting and organizing data from SMEs and performs risk management functions, such as financial analysis, credit evaluation and risk estimation. The software is marketed for use both by participants in the government sponsored system and by private, commercial credit guarantors. Sales of Credit Guaranty software accounted for 23% and 9% of HTF's revenues in 2005 and 2004, respectively.

     HTF's property management software was developed as "custom" products designed specifically for use by certain of HTF's Housing Fund Accumulation software customers and related parties. To date, it has been sold only on an occasional basis and has not generated significant amounts of revenues.
Customers currently using HTF's property management software include four government property management bureaus, one commercial real estate developer and one real estate agent.

     The primary function of HTF's property management software is to provide users with access to official government property ownership and use rights registries and enable them to search the databases for records on file. We hope to be able to market our property management software to real estate exchange centers, commercial property management companies, government property management bureaus, real estate developers and real estate agents in the future. No property management software was sold by HTF in 2005 or 2004; accordingly; there were no revenues generated by this product line in 2005 or 2004.

     Family planning software is HTF's newest line of products. HTF began developing this product in 2003 for use by government family planning management departments, public education organizations and nonprofit family planning associations, and recently completed its first sales of the software.

     HTF's family planning software is designed for use in connection with the national network for disseminating family planning information which has been established pursuant to a mandate by the PRC government. The product creates a large-scale, networked database that can be accessed by users. Its functional capabilities include data collection and processing, statistical reporting, search engine features, an "early warning" system for monitoring rapid population increases and system maintenance. Sales of family planning software accounted for 2% and 4% of HTF's revenues in 2005 and 2004, respectively.

     In addition to our four lines of proprietary software products, we also offer software products made by other manufacturers as a value-added reseller. In such cases, we provide installation, configuration and related systems integration services. We currently market products made by two other companies:
Lenovo, which is the largest information technology company in China, and Microsoft(R). Sales of such products and integration services accounted for 27% and 23% of HTF's revenues in 2005 and 2004, respectively.

ENTERPRISES DELAWARE

     Enterprises Delaware is a yet to-be-formed Delaware corporation which will continue the operations of Enterprises Canada once the continuance is completed. The corporation will be called China Software Technology Group Co., Ltd. Following the continuance, the address and telephone number of our agent's executive offices will be the same as those for Enterprises Canada.

THE CONTINUANCE

     Our Board of Directors is proposing that we change our jurisdiction of incorporation from Canada to the State of Delaware by means of a process called a "continuance" under Canadian law and a "domestication" under Delaware law. As a result of the continuance, we will cease to be a Canadian corporation governed by the provisions of the Canada Business Corporations Act and will become a Delaware corporation governed by the provisions of the Delaware General Corporation Law, as if we had originally been incorporated in that jurisdiction. As used in this Proxy Statement/Prospectus, the terms "continuance" and "continuance" refer to the entire continuance and domestication process we will undertake to change our jurisdiction of incorporation from Canada to Delaware.

BOARD OF DIRECTORS' RECOMMENDATION

     Our Board of Directors recommends that you vote in favor of the special resolution authorizing the continuance from Canada to Delaware.

REASONS FOR THE CONTINUANCE

     Our Board of Directors believes that continuing into Delaware is in the best interest of Enterprises Canada and its shareholders because they believe that the continuance will provide us with a number of benefits, including:

     o    Increasing our access to United States capital;
     o Reducing tax costs associated with engaging in certain types of transactions;
     o Reducing the cost and burden of complying with securities and corporate laws in both Canada and the U.S.;
     o Allowing us to take advantage of the comprehensive, modern and flexible corporate laws that Delaware and its courts have developed in dealing with corporate issues;
     o    Allowing  us to better  compete  with our peers  located in the United
          States;
     o Increasing our ability to effectively structure acquisitions, divestitures and mergers with other United States companies; and
     o Increasing our flexibility with regard to the selection of individuals to serve on our board of directors through the removal of the requirement that a majority of our directors be residents of Canada.

BOARD DISCRETION TO EFFECT THE CONTINUANCE

     In the event that our shareholders approve the special resolution, our Board of Directors may, at its option, elect to delay or abandon the continuance. Reasons that may cause our Board of Directors not to complete the continuance include:

     o    if Enterprises Canada were to incur significant tax liabilities;
     o if more than 1% of shareholders elect to exercise their dissenters' rights; or
     o if there arises any other circumstance which, in the discretion of the Board of Directors, would cause the continuance not to be in the best interests of Enterprises Canada and its shareholders.

EFFECTS OF THE CONTINUANCE

     The continuance will not result in any change in our business or assets, liabilities, net worth or management, nor will the continuance impair any of our creditors' rights. The continuance itself will not change your ownership percentage in Enterprises Canada, although there could be a slight change resulting from shareholders who exercise their dissenters' rights. The continuance is not, in itself, a corporate reorganization, amalgamation or merger.

THE SPECIAL MEETING

     The meeting of shareholders will be held on ________, 2006 at 9:30 a.m., New York City time, at the offices of American Union Securities, Inc. located at 100 Wall Street, 15th Floor, New York, NY 10005 and simultaneously linked by telephone conference call at the offices of Goodmans LLP, located at 250 Yonge Street, Suite 2400, Toronto, Canada M5B 2M6. You may attend the meeting at either location.

RECORD DATE; SHARES ENTITLED TO VOTE

     The  record  date  for  the  special  meeting  is   ______________,   2006.
Shareholders of record at the close of business on the record date or transferees of such shares who produce proper evidence of ownership of such shares before _________, 2006 and request that their name be included on the list of shareholders entitled to vote are entitled to vote at the special meeting. On the record date, there were ________ common shares outstanding. Each common share is entitled to one vote on each matter to be acted upon or which may properly come before the meeting.

QUORUM; VOTE REQUIRED

     The approval of the continuance will require the affirmative vote of at least two-thirds of the votes represented in person or by proxy and entitled to vote at the meeting. The presence, in person or by proxy, of at least two holders of common shares of Enterprises Canada is necessary to constitute a quorum at the meeting.

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES OF ENTERPRISES CANADA

     As of the date of this Proxy Statement/Prospectus, Directors, executive officers and affiliates of Enterprises Canada owned and were entitled to vote _________ (about ____%) outstanding shares of our common stock. These Directors, officers and affiliates have expressed an intention to vote in favor of the continuance.

REGULATORY APPROVALS

     To complete the continuance, we need approvals from, and we must make filings with, governmental authorities. Specifically, the Director under the Canada Business Corporations Act must issue a letter of satisfaction that the proposed continuance will not adversely affect our creditors or shareholders. In addition, we must file a certificate of incorporation and a certificate of domestication with the Secretary of State of Delaware to complete the continuance. Once the continuance is complete, the Director under the Canada Business Corporations Act will issue a certificate of discontinuance.

RIGHTS OF DISSENTING SHAREHOLDERS

     Under Canadian law, you may dissent with respect to the proposal to change our jurisdiction of incorporation from Canada to Delaware and be paid the fair value of your shares. To dissent and be paid, you must strictly follow the procedures described on pages __ and __. A copy of the section of Canadian law relating to dissenters' rights is set forth in full in Exhibit "B" to this Proxy Statement/Prospectus. If you do not strictly follow the proper procedures, you will lose your right to dissent. You can lose your right to dissent, for example, by:

     o    Voting in favor of the special resolution;
     o    Failing to send in a dissent notice prior to the meeting;
     o Failing to make a demand for payment within 20 days after the special meeting; or
     o Failing to send in the certificates representing their shares within 30 days of sending in their dissent notice

CONVERSION OF SHARES

     The existing share certificates representing our common shares will represent an equivalent number of shares of common stock of Enterprises Delaware without any action on your part. You will not have to exchange any share certificates. We will issue new certificates to you representing shares of common stock of Enterprises Delaware upon transfers of shares of common stock or at your request.

CONVERSION OF OPTIONS

     The current outstanding options to purchase our common shares will represent options to purchase an equivalent number of shares of common stock of Enterprises Delaware for the equivalent purchase price per share without other action by our option holders. Option holders will not have to exchange their options. Option holders who are not shareholders will not have a right to vote on the special resolution.

CANADIAN INCOME TAX CONSEQUENCES

     For Canadian tax purposes, on the date of continuance, we will be treated as though we sold all of our property and received the fair market value for those properties. We will be taxed on any income or gain realized on that "sale." We could be subject to an additional tax if the fair market value of our assets, net of liabilities, exceeds the paid-up capital of our issued and outstanding shares. We believe that we will not owe any Canadian Federal income taxes as a result of the continuance. For a more complete discussion of the Canadian Income Tax Consequences, please see "Tax Consequences of the Transaction; Canadian Income Tax Considerations" on pages 40 to 44.

U.S. INCOME TAX CONSEQUENCES

     Neither Enterprises Canada nor Enterprises Delaware should recognize any gain or loss for U.S. federal income tax purposes as a result of the continuance. Any U.S. holder whose Enterprises Canada stock represents less than 10% of Enterprises Canada shares outstanding and has a fair market value of less than $50,000 on the date of the continuance will likewise recognize no gain or loss as a result of the continuance. A U.S. holder whose Enterprises Canada stock represents less than 10% of Enterprises Canada shares outstanding but has a fair market value of at least $50,000 on the date of the continuance will generally recognize gain (but not loss) on the continuance equal to the difference between the fair market value of the Enterprises Delaware stock received at the time of the continuance over the holder's adjusted basis in the Enterprises Canada stock exchanged therefor. Such a holder, however, instead of recognizing gain, may elect to include in income the "all earnings and profits amount" attributable to his or her stock in Enterprises Canada, within the meaning of Treasury Regulation Section 1.367(b)-2(d). The income so included pursuant to this election generally is treated as dividend income, which in the case of individuals is taxed at the higher rates applicable to ordinary income. A U.S. holder's adjusted basis in the shares of Enterprises Delaware received in the exchange will be equal to such holder's adjusted basis in the shares of Enterprises Canada surrendered in the exchange, increased by the amount of gain (if any) recognized on the exchange. A U.S. holder's holding period in the shares of Enterprises Delaware received in the exchange should include the period of time during which such holder held his or her shares in Enterprises Canada. For a more complete discussion of the U.S. Income Tax Consequences, please see "Tax Consequences of the Transaction; United States Federal Income Tax Consequences" on pages 34 to 40.

COMPARISON OF ENTERPRISES CANADA SHARES AND ENTERPRISES DELAWARE SHARES

     The principal attributes of the capital stock of Enterprises Delaware will be similar to those of our existing common shares, other than certain differences in shareholders' rights between the Canada Business Corporations Act and the Delaware General Corporation Law. You should read "Moving the Jurisdiction of Incorporation of Enterprises Canada -- Effects of the Continuance," on page 31, "Description of Capital Stock" on pages 59 to 61 and "Comparison of Shareholders' Rights" on pages 44 to 56.

DIFFERENCES IN SHAREHOLDER RIGHTS IN CANADA AND DELAWARE

     While many rights and privileges of shareholders of a Delaware corporation are similar to those of shareholders of a corporation organized under the Canada Business Corporations Act, there are some material differences between the laws in Canada and the State of Delaware, including:

     o    Votes required for extraordinary transactions
     o    Amendment to governing documents
     o    Dissenters' rights
     o    Oppression remedies
     o    Derivative actions
     o    Shareholder consent in lieu of a meeting
     o    Shareholder quorum
     o    Director qualifications
     o    Fiduciary duties of directors
     o    Indemnification of officers and directors
     o    Director liability
     o    Anti-takeover provisions and interested shareholder transactions
     o    Access to corporate records
     o    Requisition of meetings
     o    Form of Proxy and Information Circular,

You should read "Comparison of Shareholders' Rights" commencing on page 44 for details regarding these differences.

ADDITIONAL INFORMATION ABOUT THIS PROXY STATEMENT/PROSPECTUS

     In addition to serving as notice and the proxy statement being distributed to our shareholders in connection with the special meeting, this Proxy Statement/Prospectus is part of a registration statement filed with the Securities and Exchange Commission (the "Registration Statement").


                             SELECTED FINANCIAL DATA

     The following table presents the selected consolidated financial data for the Company. The summary statement of operations data of the Company for the years ended December 31, 2004 and 2005 and the summary balance sheet data of the Company as of December 31 2005 set forth below are derived from, and are qualified in their entirety by reference to, the audited consolidated financial statements of the Company, including the notes thereto, which are included in this Proxy Statement/Prospectus beginning on page F-1. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

------------------------- -------------------------------------- -----------------------------------------------------------
                                Six Months Ended June 30                       Fiscal Year Ended December 31,
                                ------------------------                       ------------------------------
------------------------- ----------------- -------------------- ------------------- ------------------- -------------------
                                2006                 2005               2005(3)             2004(2)             2003(1)
------------------------- ----------------- -------------------- ------------------- ------------------- -------------------
Net Revenue                     $751,758             $ 425,911         $1,880,143           $1,373,079         $2,206,757
------------------------- ----------------- -------------------- ------------------- ------------------- -------------------
General &                       $187,293             $ 314,007           $638,805             $634,321           $711,718
Administrative Expenses
------------------------- ----------------- -------------------- ------------------- ------------------- -------------------
Income (Loss) from               $34,151             ($315,714)           $49,593            $(131,711)          $603,101
Operations
------------------------- ----------------- -------------------- ------------------- ------------------- -------------------
Net Income (Loss)                $65,981             ($287,746)          $170,573              $45,783           $707,653
------------------------- ----------------- -------------------- ------------------- ------------------- -------------------
Comprehensive Income             $84,518             ($287,746)          $214,241              $48,177           $707,653
------------------------- ----------------- -------------------- ------------------- ------------------- -------------------
Working Capital               $1,641,814            $1,218,158         $1,530,110           $1,003,306           $779,083
------------------------- ----------------- -------------------- ------------------- ------------------- -------------------
Total Assets                  $2,166,564            $2,018,010         $2,216,532           $1,963,600         $2,820,574
------------------------- ----------------- -------------------- ------------------- ------------------- -------------------
Total Liabilities               $186,004           $   638,784           $325,043             $296,628         $1,210,779
------------------------- ----------------- -------------------- ------------------- ------------------- -------------------
Shareholder's Equity          $1,980,560            $1,379,226         $1,891,489           $1,666,972         $1,618,795
------------------------- ----------------- -------------------- ------------------- ------------------- -------------------
Diluted Net Income                $0.003               ($0.027)            $0.008               $0.002             $0.035
(Loss) Per Share
------------------------- ----------------- -------------------- ------------------- ------------------- -------------------

(1) The audited financial data presented here for the fiscal year ended December 31, 2003 are for Shenzhen Hengtaifeng Technology Co., Ltd., a PRC corporation ("HTF"). Since the shareholders of China International Enterprises Inc. (then known as Moving Bytes Inc. and referred to herein as the "Company") consummated a share exchange with XHT Holdings, Inc. ( formerly known as China International Enterprises Corp. and hereinafter called "HXT Holdings") on August 19, 2005, the historical financials of HXT Holdings become the Company's historical financial data at such time. HTF is 100% owned by Heng Xing Technology Group Development Limited. ("XHT"), which is 100% owned by HXT Holdings, which is in turn now owned 100% by the Company.

(2) On February 11, 2004, the Company terminated its Electronic Media Services business.

(3) On August 19, 2005, the Company consummated a share exchange agreement with all the shareholders of HXT Holdings. The only material asset of HXT Holdings is 100% of the capital stock of XHT which in turn owns 100% of the shares of capital stock of HTF. HTF is classified as a wholly owned foreign enterprise under PRC law by virtue of its ownership by XHT. HTF is a provider of application software and system integration services in China. Specifically, HTF develops and produces housing accumulation fund software and credit guarantee management software products. It also develops family planning and property management software and provides related system integration services.

     Our reporting currency is the U.S. Dollar. We use the local currency in the PRC, the Renminbi, as our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates.


                                  RISK FACTORS

     In addition to the other information in this Proxy Statement/Prospectus, you should consider carefully the following factors in evaluating our business before voting on the proposals presented. The first group of risk factors relates to risks specific to the continuance. The second group of risk factors relates to risks relating to our ongoing business operations, both before and after the continuance is completed. You should pay particular attention to the fact that we conduct our operations in the People's Republic of China and are governed by a legal and regulatory environment that in some respects differs significantly from the environment that may prevail in other countries that you may be familiar with. If any of the following risks actually occur, our business or results of operations could be seriously harmed. In that case, the trading price of our common stock could decline, and you may lose part or all of your investment. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

Risks Relating to the Continuance

We May Owe Taxes to Canadian Taxing Authorities as a Result of the Continuance if our Conclusions and Assumptions Relating to our Business Change Before the Completion of the Continuance.

     For Canadian tax purposes, on the date of continuance, we will be treated as though we sold all of our property and received the fair market value for those properties. We will be taxed on any income or gain realized on that "sale." We could be subject to an additional tax if the fair market value of our assets, net of liabilities, exceeds the paid-up capital of our issued and outstanding shares.

     We reviewed our assets, liabilities and paid-up capital and we believe that we will not owe any Canadian Federal income taxes as a result of the continuance. It is possible that the facts on which we based our assumptions and conclusions could change before the continuance is completed. We have not applied to the Canadian Federal tax authorities for a ruling on this matter and do not intend to do so. We have also made certain assumptions regarding the tax treatment of this transaction in order to reach our conclusions and it may be possible for some of these assumptions to be interpreted in a different manner which would be less favorable to Enterprises Canada. You should understand that it is possible that the Canadian Federal tax authorities will not accept our valuations or positions and claim that we owe taxes as a result of this transaction.

Enterprises Canada and our Shareholders May Suffer Adverse Tax Consequences in the United States as a Result of the Continuance.

     We believe that the continuance will qualify as a tax-free reorganization for Enterprises Canada, Enterprises Delaware, and our U.S. shareholders who own Enterprises Canada shares having a fair market value of less than $50,000 at the time of the continuance. A U.S. shareholder who owns Enterprises Canada shares having a fair market value of $50,000 or more at the time of the continuance, but whose stock ownership aggregates less than 10% of Enterprises Canada's outstanding equity at that time, will recognize gain (but not loss) to the extent that the fair market value of the Enterprises Delaware stock received at the time of the continuance exceeds such holder's adjusted basis in the Enterprises Canada stock exchanged. As an alternative to recognizing such gain, however, a U.S. shareholder may elect to include in income, as a dividend, the portion of the "all earnings and profits amount" attributable to such holder's stock in Enterprises Canada. The advisability of making this election will depend upon a holder's individual facts and circumstances. In addition, strict conditions and filing requirements must be satisfied in order to effectively make the election.

     A U.S. holder's adjusted basis in the shares of Enterprises Delaware received in the exchange will be equal to such holder's adjusted basis in the Enterprises Canada shares surrendered in the exchange, increased by the amount of gain (if any) recognized on the exchange. A U.S. holder's holding period in the Enterprises Delaware shares received in the exchange should include the period of time during which such holder held its shares in Enterprises Canada.

     We have not asked, nor do we intend to ask, for a ruling from the Internal Revenue Service that the U.S. Federal income tax consequences will be as described herein. There is always the risk that the IRS may take a contrary position and that such position, if asserted, may be upheld.

The Continuance into the State of Delaware Will Affect Your Rights as a Shareholder.

     After the continuance into Delaware, you will become a shareholder of Enterprises Delaware Currently, we are incorporated in Canada and governed by Canadian law. After the Delaware continuance, we will be incorporated in the State of Delaware and governed by Delaware law. We will have a new Certificate of Incorporation and By-laws. Your rights as a shareholder of a Delaware corporation will be different than your current rights as a shareholder of a Canadian corporation. You should read the section under the heading, "Comparison of Shareholders' Rights" for a discussion of these differences. The risks of being a shareholder in Enterprises Delaware as compared to a shareholder in Enterprises Canada include the following:

     o A smaller percentage vote of shareholders will be required to amend governing documents or to approve important transactions in Delaware;

     o Your dissenters' rights under Delaware law will be less extensive than those provided under Canadian law;

     o You will have less formal methods for relief of oppression by majority shareholders in Delaware than in Canada;

     o Delaware law provides for greater indemnification of directors and officers;

     o    Provisions of Delaware corporate law may deter takeover attempts; and

     o Delaware law allows for greater limitation of liability of directors for breaches of fiduciary duty.

Risks Relating to our Continuing Operations

Risks Related to Our Business.

We Face Competition in our Industry.

     We face increasing competition in our industry of developing and marketing software and providing systems integration and related services. A large number of new software competitors enter the Chinese software market each year. Competition is based primarily on price and quality. While we intend to maintain or improve our competitive position through constant improvements in our products, services and operational efficiencies, we cannot assure you that we will be able to do so.

Our Limited Operating History May Not Serve as an Adequate Basis to Judge Our Future Prospects and Results of Operations, Making Our Business Prospects More Difficult to Evaluate.

     We began operations in 1995. Our limited operating history may not provide a meaningful basis on which to evaluate our business. This means that our historical results may serve as a poor indicator of our future prospects, and investors may find it more difficult to evaluate our prospects.


We May Not be Able to Effectively Control and Manage Our Growth.

     If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product and service offerings and in integrating acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.

We Do Not Presently Maintain Fire, Theft, Liability or Any Other Insurance, which Leaves Us with Exposure in the Event of Loss or Damage to Our Properties or if Claims are Filed Against Us.


     We do not maintain fire, theft, liability or other insurance of any kind. We bear the economic risk with respect to loss of or damage or destruction to our property and to the interruption of our business as well as liability to third parties for damage or destruction to them or their property that may be caused by our personnel or products. Such liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on our business, financial condition and prospects. While product liability lawsuits in the PRC are rare and HTF has never experienced significant failures of its software, there can be no assurance that HTF would not face liability in the event of the failure of any of its products.


We Depend on Large Contracts and a Concentration of Customers; Loss of Any One of These Could Substantially Decrease Our Revenues.

     Our revenue is dependent, in large part, on significant contracts from a limited number of customers. During the fiscal year ended December 31, 2005, approximately 40% of our sales were to our 10 largest customers, approximately 27% of our sales were made to our 5 largest customers and approximately 10% of sales were made to our largest customer. During the fiscal year ended December 31, 2004 approximately 47% of sales were to our 10 largest customers, approximately 30% of our sales were made to our 5 largest customers and approximately 7% of sales were made to our largest customer. For the fiscal year ended December 31, 2003, approximately 59% of our sales were to our 10 largest customers, approximately 45% of our sales were made to our 5 largest customers and approximately 24% of sales were made to our largest customer. We believe that revenue derived from current and future large customers will continue to represent a significant portion of our total revenue. Our inability to continue to secure and maintain a sufficient number of large contracts would cause a significant decrease in our revenues, which would negatively affect our operating results.

Risks Related to Operating Our Business in China


We Face the Risk that Changes in the Policies of the PRC Government Could Have Significant Impacts upon the Business We Are Able to Conduct in China and on the Profitability of Such Business.

     The economy of China is undergoing a transition from a planned economy to a market-oriented economy. This transition is subject to five-year and annual plans adopted by the PRC Government that set down national economic development goals. Policies of the PRC Government have historically had a substantial effect on economic conditions in China. The Chinese government has confirmed that economic development will follow a model of "market economy under socialism". Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in China will follow market forces. While we believe that this trend will continue, there can be no assurance that such will be the case. A change in policies by the Chinese government could adversely affect our interests by resulting in, among other things: changes in laws, regulations or the interpretation thereof; confiscatory taxation; restrictions on currency conversion, imports or sources of supplies; or the expropriation or nationalization of private enterprises. Although the Chinese government has been pursuing economic reform policies for approximately two decades, there is no assurance that the government will continue to pursue such policies or that such policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting China's political, economic and social life.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

     There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

Inflation in China Could Negatively Affect our Profitability and Growth.

     While the Chinese economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on profitability. In order to control inflation in the past, the Chinese government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Such an austerity policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, China's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.


Governmental Control of Currency Conversion Will Affect the Value of Your Investment.

     The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

     The PRC government may also, at its discretion, restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

The Fluctuation of the Renminbi May Materially and Adversely Affect the Value of Your Investment.

     The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

     On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 3.0% appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

     Recent PRC State Administration of Foreign Exchange ("SAFE") Regulations regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face. The failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

     SAFE, issued a public notice ("October Notice") effective from November 1, 2005, which requires registration with SAFE by the PRC resident shareholders of any foreign holding company of a PRC entity. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise; however, it is uncertain how the October Notice will be interpreted or implemented regarding specific documentation requirements for a foreign holding company formed prior to the effective date of the October Notice, such as in our case. Our PRC resident shareholders have not registered with SAFE at this stage. In addition, the October Notice requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if shareholder non-compliance will be considered to be a violation of the October Notice by us or otherwise affect us.

     In the event that the proper procedures are not followed under the SAFE October Notice, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident shareholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

The markets for our products could diminish or disappear if the Chinese government were to terminate, scale back or overhaul its programs.

     We currently develop and market applications software for industry sectors, which are under the direct guidance of Chinese national policy. In some cases, such as Housing Accumulation Funds and Family Planning software, our products are designed either to implement, or specifically for use in connection with, government sponsored and controlled programs. A change or adjustment of PRC national policy would likely have a profound impact on both the programs and the industry sectors associated with them. Were the PRC government to terminate, scale back or make substantial alterations to any such program, it could render our software products associated with the program useless or of limited utility and severely diminish or eliminate market demand for them. In such event, our operating results would suffer severely and we would be forced to either alter our existing products or design and develop new products to replace them.

We face the risk of piracy of our intellectual property; the enforcement of laws to protect intellectual property rights in the PRC may not be sufficient to protect against such risks.

     For a long period of time, piracy has negatively affected Chinese and foreign software companies doing business in China. Although the PRC government has strengthened its copyright laws and increased its efforts to enforce such laws, we believe that copyright laws and their enforcement in the PRC are still in need of improvement. According to William Lash, U.S. Assistant Secretary of Commerce, "the total amount of fines [for piracy] in the country in 2003 equaled, by my calculation, 1/20th of 1% of the amount of damage caused by piracy." In order to deter piracy, we use certain security measures to protect our products, such as imbedding special check codes in our software. We also deter piracy by frequently upgrading our software products so as to make pirated versions soon obsolete. Finally, we believe that, by operating in specialized application software markets with fewer potential customers and competitors than the general software market, we also lessen the risk of piracy to a certain extent. We believe that such markets, because of their smaller size and sophisticated business and government consumers, are less attractive to potential pirates. Furthermore, the requirements for specialized technical knowledge may also make the software more difficult to obtain and replicate.


Because Our Principal Assets are Located Outside of the United States and All of Our Directors and Officers Reside Outside of the United States, it May be

Difficult For You to Enforce Your Rights Based on U.S. Federal Securities Laws Against Us and Our Officers and Directors in the U.S. or to Enforce U.S. Court Judgments Against Us or Them in the PRC.

     Three of our four directors and officers reside outside of the United States. In addition, HTF, our operating subsidiary, is located in China and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.


Risks Related to Our Common Shares

Our Officers, Directors and Affiliates Control Us Through Their Positions and Stock Ownership and Their Interests May Differ from Those of Other Stockholders.

     Our officers, directors and affiliates beneficially own approximately 59.7% of our common shares. Li Yuan Qing the Chairman of our Board of Directors and our Chief Executive Officer, beneficially owns approximately 56.6% of our common shares (including shares held by his wife). Mr. Li can effectively control us and his interests may differ from other shareholders.


We Are Not Likely to Pay Cash Dividends in the Foreseeable Future.

     We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.


There is Currently a Limited Trading Market for Our Common Stock.

     Our common shares are quoted on the over-the-counter ("OTC") Bulletin Board. However, our bid and asked quotations have not regularly appeared on the OTC Bulletin Board for any consistent period of time. There is currently a limited trading market for our common stock and our common stock may never be included for trading on any stock exchange or through any other quotation system (including, without limitation, the NASDQ Stock Market). You may be unable to sell your shares due to the absence of a trading market.

Our Stock is Subject to the "Penny-Stock" Rules, which May Further Limit the Liquidity of Your Investment.

     Our common shares are also subject to the "penny stock" rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale. See "MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS." These requirements may further limit your ability to sell your shares.

Our Common Stock is Subject to Price Volatility Unrelated to Our Operations.

     The market price of our Common Stock could fluctuate substantially due to a variety of factors, including the market's perception of our ability to achieve our planned growth, quarterly operating results of other software companies, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock. In particular, news of international political developments affecting China could affect the market prices of our securities more severely than those of other companies.

                 CAUTIONARY NOTE REGARDING PREDICTIVE STATEMENTS

     Our disclosure and analysis in this Proxy Statement/Prospectus contain statements that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that such projections will be achieved.

     Investors are cautioned that our statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed.

     As for the statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these statements. These statements also represent our estimates and assumptions only as of the date that they were made and we expressly disclaim any duty to provide updates to them or the estimates and assumptions associated with them after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

     We undertake no obligation to publicly update any predictive statement in this Proxy Statement/Prospectus, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 20-F, Form 6-K and other reports to the SEC. Also note that we provide a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this Proxy Statement/Prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

                               THE SPECIAL MEETING

General

     This Proxy Statement/Prospectus is being furnished to our shareholders in connection with the solicitation by our Board of Directors of proxies for use at the special meeting to be held at the offices of American Union Securities, Inc. located at 100 Wall Street, 15th Floor, New York, NY 10005 at 9:30 a.m., New York City time, on _______, 2006. The special meeting will be simultaneously held (linked by telephone conference call) at the offices of Goodmans LLP, located at 250 Yonge Street, Suite 2400, Toronto, Canada M5B 2M6. You may attend the special meeting at either location. The approximate date of mailing this Proxy Statement/Prospectus and the accompanying Proxy Card to our shareholders is ________, 2006.

     OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE CONTINUANCE OF ENTERPRISES CANADA FROM CANADA TO DELAWARE. THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE SPECIAL RESOLUTION AUTHORIZING ENTERPRISES CANADA TO CHANGE ITS JURISDICTION OF INCORPORATION FROM CANADA TO DELAWARE BY WAY OF A DISCONTINUANCE IN CANADA AND A DOMESTICATION IN DELAWARE.

Record Date

     Our Board of Directors has set the close of business on ________________, 2006 as the record date for the special meeting. The only shareholders entitled to vote at the special meeting will be shareholders of record as of _____________, 2006 or transferees of such shares who produce proper evidence of ownership of such shares before _______________, 2006 and request that their name be included on the list of shareholders entitled to vote at the special meeting. If you are included on that list, you may vote your shares at the special meeting, but the previous owners may not.

Quorum and Required Vote

     As of ________, 2006, __________ common shares of Enterprises Canada were issued and outstanding. Each share has the right to one vote on each matter that properly comes before the special meeting.

     The presence, in person or by proxy, of at least two shareholders of Enterprises Canada is necessary to constitute a quorum at the special meeting. If your proxy indicates that you wish to abstain from voting on approval of any matter, your shares will be considered present at the special meeting for purposes of determining a quorum, but your votes will not be cast with respect to that matter. An abstention will therefore reduce the number of votes required for approval of the continuance.

     To approve the continuance, the special resolution must be approved by at least two-thirds of the votes cast at the meeting by shareholders present in person or by proxy and entitled to vote at the special meeting. A copy of the special resolution is attached to this Proxy Statement/Prospectus as Exhibit "A". In the event that the shareholders do not approve the continuance, we will continue to be a corporation governed by the Canada Business Corporation Act. In the event that the shareholders approve the special resolution, our Board of Directors may, in its discretion, postpone or abandon the continuance. Our Board of Directors has not considered any alternative action if the continuance is not approved.

Solicitation and Revocation of Proxies

     In order to vote your shares at the special meeting, you must attend the special meeting or appoint a proxy to vote on your behalf. You will find a form of proxy that accompanies the notice of special meeting and this Proxy Statement/Prospectus. In order for your proxy to be valid and used at the special meeting, it must be received by no later than 5:00 p.m., New York City time, on the business day prior to the special meeting or, if the special meeting is adjourned or postponed, no later than 5:00 p.m., New York City time, on the second business day prior to the adjourned or postponed special meeting. A prepaid envelope is enclosed with this proxy Statement/Prospectus for convenience.

     Proxies will be solicited primarily by mail and may also be solicited by our Directors or officers. The cost of such solicitation will be borne by Enterprises Canada.

     All shares represented at the special meeting by properly executed proxies will be voted in accordance with the instructions specified on the proxy card.

     IF NO SUCH SPECIFICATION IS MADE, AND IF THE PROXY CARD NAMES THE MANAGEMENT DESIGNEES, THEY WILL VOTE IN FAVOR OF THE CONTINUANCE.

     The management designees are our Directors and officers and they have indicated their willingness to represent you.

     THE ENCLOSED PROXY CARD, WHEN PROPERLY SIGNED, CONFERS DISCRETIONARY AUTHORITY TO THE PERSON NAMED WITH RESPECT TO AMENDMENTS OR VARIATIONS OF MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY BE BROUGHT BEFORE THE MEETING. AS OF THE DATE HEREOF, WE ARE NOT AWARE THAT ANY AMENDMENTS OR OTHER MATTERS ARE TO BE PRESENTED AT THE SPECIAL MEETING; HOWEVER, IF ANY OTHER MATTERS WHICH ARE NOT CURRENTLY KNOWN TO MANAGEMENT SHOULD PROPERLY COME BEFORE THE SPECIAL MEETING, THEN THE PROXIES NAMED ON THE PROXY CARD INTEND TO VOTE IN ACCORDANCE WITH THE JUDGMENT OF MANAGEMENT.

     If your proxy indicates that you wish to abstain from voting on approval of any matter, your shares will be considered present at the special meeting for purposes of determining a quorum, but your votes will not be cast with respect to that matter. An abstention will therefore reduce the number of votes required for approval of the continuance.

     Each shareholder may vote in person or by proxy. To be valid, a Proxy Card must be signed by the shareholder or by the shareholder's attorney, duly authorized in writing. If the shareholder is a corporation, the proxy must be executed y an officer or properly appointed attorney thereof.

     YOU HAVE THE RIGHT TO APPOINT A PERSON, WHO DOES NOT NEED TO BE A SHAREHOLDER, TO ATTEND THE SPECIAL MEETING AND ACT ON YOUR BEHALF AT THE SPECIAL MEETING. YOU DO NOT NEED TO APPOINT THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY, WHO ARE OFFICERS OR DIRECTORS OF ENTERPRISES CANADA.

     You may do so by striking out the names of the persons designated on the enclosed Proxy Card and by inserting in the blank space provided for that purpose the name of the desired person or by completing another proper form of proxy. In addition to the revocation in any other matter permitted by law, a shareholder who has given a proxy may revoke it at any time before its use by:

     o Completing, signing, dating and delivering a new form of proxy no later than 5:00 p.m., New York City time, on the business day before the special meeting; or
     o    Personally attending the special meeting and voting in person; or
     o Sending an instrument in writing signed by the shareholder or by his duly authorized attorney to China International Enterprises Inc., c/o American Union Securities, Inc., 100 Wall Street, 15th Floor, New York, NY 10005 prior to the last business day prior to the special meeting or, if the special meeting is adjourned or postponed, no later than the second business prior to the adjourned or postponed meeting; or
     o Giving an instrument in writing signed by you or your duly authorized attorney to the chairman of the meeting on the day of the special meeting or any adjournment thereof.

     PROPERLY EXECUTED PROXIES WITHOUT INSTRUCTIONS ON HOW TO VOTE ON THE PROPOSAL WILL BE VOTED "FOR" THE APPROVAL THE PROPOSAL.

Non-Registered Shareholders

     Non-registered shareholders should follow the directions of their intermediaries with respect to the procedures to be followed for voting. Generally, non-registered shareholders will not receive the same proxy form as distributed by Enterprises Canada to registered shareholders but will be provided with either a request for voting instructions or a proxy form executed by the intermediary but otherwise uncompleted. Intermediaries will then submit votes on behalf of the non-registered shareholder. If you are a non-registered shareholder, please submit your voting instructions to your intermediary in sufficient time to ensure that your votes are received by Enterprises Canada on or before 5:00 p.m., New York City time, on ________, 2006.

            MOVING THE JURISDICTION OF INCORPORATION OF ENTERPRISES
                        CANADA TO THE STATE OF DELAWARE

The Continuance

     We intend to change our jurisdiction of incorporation from Canada to the United States by means of a process called a "continuance" in Canada and a "domestication" in the State of Delaware. Domestication is available to non-United States corporations under Section 388 of the Delaware General Corporation Law. Simultaneously with the domestication, we will apply for a certificate of discontinuance under Section 188(7) of the Canada Business Corporations Act, which, if so granted,h will end Enterprises Canada's existence in Canada. After the special meeting, we will file the appropriate documents with both Delaware and Canada and then Enterprises Canada will become a Delaware corporation.

     The proposal to be voted on at the special meeting relates to the approval of a special resolution which would authorize us to do the following:

     o continue Enterprises Canada as Enterprises Delaware under Delaware law and simultaneously discontinue Enterprises Canada's existence in Canada under Canadian law;
     o approve the Certificate of Incorporation of Enterprises Delaware, which will be filed with the Secretary of State of the State of Delaware along with a Certificate of Domestication, which are attached as Exhibits "C" and "D" to this Proxy Statement/Prospectus;
     o approve the By-laws of Enterprises Delaware in the form of Exhibit "E" attached to this Proxy Statement/Prospectus;
     o authorize us to apply to the Director under the Canada Business Corporations Act for a letter of satisfaction and Certificate of Discontinuance; and
     o authorize our Directors, in their discretion, to postpone or abandon the continuance, following approval by the shareholders without seeking shareholder consent to such a postponement or abandonment.


Procedures to Complete the Continuance

     Under Canadian law, a corporation may apply to another jurisdiction requesting to be continued as if it had been incorporated under the laws of that other jurisdiction. An application for continuance requires approval by at least two-thirds of the votes cast by shareholders present in person or represented by proxy at the meeting and satisfaction of the Director under the Canada Business Corporations Act that the proposed continuance will not adversely affect creditors or shareholders of the corporation. For Enterprises Canada to change its jurisdiction of incorporation from Canada to Delaware, it must file in Delaware a Certificate of Incorporation and a Certificate of Domestication that comply with Delaware law.

     Once the Delaware filings have been made, the Director under the Canada Business Corporations Act will be requested to issue a Certificate of Discontinuance. Upon issuance of the Certificate of Discontinuance, Canadian law will cease to apply. Upon filing these documents, we become subject to Delaware law but retain our original incorporation date in Canada as our official incorporation date for purposes of Delaware law. In addition, Delaware law provides explicitly that the change of domicile does not affect any of our liabilities incurred prior to domestication. Simultaneously with the domestication in Delaware, the existence of Enterprises Canada will be terminated.

Effects of the Continuance

     Applicable Law. As of the effective date of the continuance, our legal jurisdiction of incorporation will be Delaware, and the continuing corporation, Enterprises Delaware, will no longer be subject to the Canada Business Corporations Act. All matters of corporate governance of Enterprises Delaware will be determined under the Delaware General Corporation Law. Enterprises Delaware will retain the original incorporation date of Enterprises Canada in Canada as Enterprises Delaware's date of incorporation for purposes of the Delaware General Corporation Law.

     Assets, Liabilities, Obligations, Etc. Under Delaware Law, as of the effective date of the continuance, all of our assets, property, rights, liabilities and obligations immediately prior to the continuance will continue to be the assets, property, rights, liabilities and obligations of Enterprises Delaware Canadian law ceases to apply to us on the date shown on the Certificate of Discontinuance to be issued by the Director under the Canada Business Corporations Act. On the effective date of the continuance:

     o the property of Enterprises Canada will continue to be the property of Enterprises Delaware;
     o Enterprises Delaware will continue to be liable for the obligations of Enterprises Canada;
     o an existing cause of action, claim or liability to prosecution against Enterprises Canada will be unaffected;
     o a civil, criminal or administrative action or proceeding pending by or against Enterprises Canada may be continued to be prosecuted by or against Enterprises Delaware; and
     o a ruling, order or judgment in favor of or against Enterprises Canada may be enforced by or against Enterprises Delaware

     Capital Stock. Once the change in jurisdiction is completed, holders of common shares of Enterprises Canada instead will own one share of Enterprises Delaware common stock for each common share held before the move. The existing certificates representing Enterprises Canada's common shares will not be canceled.

     Holders of options to purchase Enterprises Canada's common shares on the date of the move will continue to hold options to purchase an identical number of shares of Enterprises Delaware common stock.

     The principal attributes of Enterprises Delaware common stock and Enterprises Canada common shares are comparable, but there are material differences in shareholder rights. See "Comparison of Shareholders' Rights" and "Description of Capital Stock."

     Business and Operations. The continuance, if approved, will effect a change in the legal jurisdiction of incorporation of Enterprises Canada as of the effective date thereof, but Enterprises Canada will not change its business or operations after the effective date of the continuance as Enterprises Delaware

     Directors and Officers. The Directors and officers of Enterprises Delaware immediately following the continuance will be identical to the current Directors and officers of Enterprises Canada. See, "Management -- Our Directors and Executive Officers." As of the effective date of the continuance, the election, duties, resignation and removal of Enterprises Canada's Directors and officers shall be governed by the Delaware General Corporation Law and the Certificate of Incorporation and By-laws of Enterprises Delaware

     OTC Bulletin Board Listing. Enterprises Canada's common stock is currently listed and quoted on the OTC Bulletin Board under the symbol "CIETF." We intend to continue to use the same symbol following the continuance.

Background to and Principal Reasons for the Change in our Jurisdiction of Incorporation

     Our Board of Directors believes that it is desirable for us to continue our corporate existence under the laws of the State of Delaware for the following reasons:

     Improving Market Access. Our primary sources of capital in recent years have been in the United States. We believe that more opportunities and capital would be available to us if we were a United States corporation.

     Reduced Tax Costs of Certain Transactions. Currently, if we were to issue securities such as convertible debt and preferred stock, there is an additional cost because of a withholding tax on interest and dividend payments that pass between the United States and Canada. Since all of our assets and operations are conducted through our wholly owned U.S. subsidiary, any funding of dividend or interest payments result in the transfer of funds between this U.S. subsidiary and Enterprises Canada. Similarly, even though we do not currently intend to pay any dividends, there would be a withholding tax on any dividends declared and paid on our common shares. These costs would be eliminated after the move to Delaware.

     Less Restrictive Governing Law. Canadian law requires that at least 25% of our Directors be Canadian residents. We have been able to attract qualified Canadian residents to serve on our board, but this requirement reduces our flexibility with regard to our selection of Directors. Delaware law does not


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impose a similar  requirement,  and thus the  continuance  will  provide us with greater flexibility in the future with respect to the composition of our Board of Directors.

     Furthermore, since our common shares are registered with the United States Securities and Exchange Commission and we are listed on the OTC Bulletin Board, we must abide by most United States securities and stock exchange requirements as though we were a United States company. We also expect to realize some savings in administrative time and expense by a change of our jurisdiction of incorporation to the United States because we will only have to comply with the laws of the United States and not the laws of both the United States and Canada.

     Selection of the State of Delaware. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result of this deliberate policy to provide a hospitable climate for corporate development, many major corporations have initially chosen Delaware for their domicile, or have subsequently reincorporated in, continued into or domesticated in Delaware. In addition, the Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial amount of case law has developed construing Delaware law and establishing specific legal principles and policies with respect to Delaware corporations. Not only has this served to provide greater legal predictability with respect to the corporate legal affairs of Delaware corporations, but it has also given Delaware an important role in respect of the corporate laws of the United States generally inasmuch as many of its principles and policies have been adopted by, and become important precedents for the laws of, other states.

     Our Board of Directors has unanimously approved the continuance out of Canada and domestication of Enterprises Canada under the provisions of the Canada and Delaware law, and recommends that you vote FOR this proposal.

                       TAX CONSEQUENCES OF THE CONTINUANCE

General

     The following sections summarize material provisions of Canadian and United States Federal income tax laws that may affect us and our shareholders. Although this summary discusses the material Canadian and United States Federal income tax considerations arising from and relating to the continuance, it does not purport to discuss all of the United States and Canadian tax consequences that may be relevant to our shareholders, nor will it apply to the same extent or in the same way to all shareholders. The summary does not describe the effect of the U.S. Federal estate tax laws or the effects of any state, local, or provincial tax law, rule or regulation, nor is any information provided as to the effect of any other U.S. Federal or foreign tax law, other than the income tax laws of the United States and Canada to the extent specifically set forth herein.

     The tax discussion set forth below is based upon the facts set out in this proxy statement/prospectus and upon additional information possessed by our management and upon representations of our management. The tax discussion is included for general information purposes only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder.


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
     THE FOLLOWING DOES NOT ADDRESS ALL ASPECTS OF TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR INDIVIDUAL CIRCUMSTANCES AND TAX SITUATION.

     YOU ARE STRONGLY ADVISED AND ARE EXPECTED TO CONSULT WITH YOUR OWN LEGAL AND TAX ADVISOR REGARDING THE U.S. AND CANADIAN INCOME TAX CONSEQUENCES OF THE CONTINUANCE IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

United States Federal Income Tax Consequences.

     This portion of the summary applies to U.S. holders who own common shares of Enterprises Canada as capital assets. U.S. holders include individual citizens or residents of the United States, and corporations (or entities treated as corporations for U.S. Federal income tax purposes) and partnerships organized under the laws of the United States or any State thereof or the District of Columbia. Trusts are U.S. holders if they are subject to the primary supervision of a U.S. court and the control of one or more U.S. persons with respect to substantial trust decisions. An estate is a U.S. holder if the income of the estate is subject to U.S. Federal income taxation regardless of the source of the income. U.S. holders who own interests in Enterprises Canada indirectly through one or more non-U.S. entities or carry on business outside the United States through a permanent establishment or fixed place of business, or U.S. holders who hold an interest in Enterprises Canada other than as a common shareholder, should consult with their tax advisors regarding their particular tax consequences.

     This summary also describes certain U.S. Federal income tax consequences to Canadian holders following the continuance, who are specifically those persons resident in Canada who own common shares of Enterprises Canada as capital assets. The discussion is limited to the U.S. federal income tax consequences to Canadian holders of their ownership and disposition of the common shares of Enterprises Canada as a result of the continuance and assumes the Canadian holders have no other U.S. assets or activities. This discussion is based on the Internal Revenue Code of 1986, as amended, adopted and proposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, reports of congressional committees, judicial decisions, and current administrative practice, all of which are subject to change, perhaps with retroactive effect. Any such change could alter the tax consequences discussed below. No ruling from the IRS will be requested concerning the U.S. Federal income tax consequences of the continuance. The tax consequences set forth in the following discussion are not binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

     As indicated above, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular U.S. holders in light of their personal circumstances or to U.S. holders subject to special treatment under the U.S. Internal Revenue Code, including, without limitation, banks, financial institutions, insurance companies, tax-exempt organizations, broker-dealers, S corporations, individual retirement and other deferred


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
accounts, application of the alternative minimum tax rules, holders who received Enterprises Canada stock as compensation, persons who hold notes or stock as part of a hedge, conversion, or constructive sale transaction, straddle, or other risk-reduction transaction, persons that have a "functional currency" other than the U.S. dollar, and persons subject to taxation as expatriates. Furthermore, this discussion does not address the tax consequences applicable to holders that are treated as partnerships or other pass-through entities for U.S. Federal income tax purposes.

     This summary does not address the U.S. Federal income tax consequences to a U.S. holder of the ownership, exercise or disposition of any warrants or compensatory options. This discussion also does not address the U.S. Federal income tax consequences applicable to U.S. holders who own or owned (directly or indirectly) 10% or more, by vote or value, of the stock of Enterprises Canada at the time of the Delaware continuance. As of the date of this Proxy Statement/Prospectus, we are unaware of any shareholder who owns, directly or indirectly, 10% or more of the stock of Enterprises Canada.

     U.S. Tax Consequences to Enterprises Canada.

     The Delaware continuance of Enterprises Canada should be treated as the transfer by Enterprises Canada of its assets to Enterprises Delaware in exchange for Enterprises Delaware stock, followed by Enterprises Canada's distribution of such stock to its shareholders, and then the exchange by Enterprises Canada's shareholders of their Enterprises Canada stock for Enterprises Delaware stock. Neither Enterprises Canada nor Enterprises Delaware should recognize any gain or loss for U.S. federal income tax purposes as a result of the continuance. Note, however, there may be adverse Canadian tax consequences to Enterprises Canada as discussed below under "Canadian Federal Income Tax Considerations - Enterprises Canada Consequences."

     U.S. Tax Consequences to U.S. Shareholders.

     U.S. Holders Whose Stock has a Fair Market Value of Less Than $50,000. A U.S. holder whose Enterprises Canada stock has a fair market value of less than $50,000 on the date of the exchange or continuance does not recognize any gain or loss and is not required to include any part of the "all earnings and profits amount" (as described below) in income and no election (as described below) is required. Each such U.S. holder's adjusted basis in the shares of Enterprises Delaware received in the exchange will be equal to such holder's adjusted basis in the shares of Enterprises Canada surrendered in the exchange, and such holder's holding period in the shares of Enterprises Delaware received in the exchange will include the period of time during which such holder held its shares in Enterprises Canada.

     U.S. Holders Whose Stock Has A Fair Market Value Of $50,000 Or More. A U.S. holder whose Enterprises Canada stock has a fair market value of $50,000 or more on the date of the exchange or continuance must generally recognize gain (but not loss) with respect to the stock of Enterprises Delaware received in the exchange. Any such gain should be equal to the excess of the fair market value of the Enterprises Delaware stock received at the time of the continuance over the holder's adjusted basis in the Enterprises Canada stock exchanged therefor.

Any such gain should be capital gain if the holder held the Enterprises Canada stock as a capital asset, and should be long-term capital gain if the holder held the Enterprises Canada stock for longer than twelve months. Long-term capital gains of individual taxpayers generally are currently subject to a maximum U.S. Federal income tax rate of 20%.

     A U.S. holder, however, as an alternative to recognizing gain, may elect to include in income the "all earnings and profits amount" attributable to his or her stock in Enterprises Canada, within the meaning of Treasury Regulation
Section 1.367(b)-2(d). The income so included pursuant to this election generally is treated as dividend income, which in the case of individuals is taxed at the higher rates applicable to ordinary income. Corporations that hold stock, however, are entitled to a dividends received deduction of 70% (if the corporate holder owns less than 20% of the voting power and value of shares of Enterprises Canada), 80% (if the corporate holder owns at least 20% but less than 80% of the voting power and value of shares of Enterprises Canada), or 100% (if the corporate holder owns at least 80% of the voting power and value of shares of Enterprises Canada). There are, however, strict conditions to making this election. The election must comply with the requirements of Treasury Regulation Sections 1.367(b)-1(c) and 1.367(b)-3(c)(3) and must include, among other things: (i) a copy of the information that you receive from us substantiating the "all earnings and profits amount", if any, attributable to your Enterprises Canada stock, (ii) a statement that the U.S. holder is making the election, (iii) a statement that the exchange is an Internal Revenue Code
Section 367(b) exchange, (iv) a complete description of the exchange, (v) a description of any stock, securities or other consideration transferred or received in the exchange, (vi) a statement describing the amounts required to be taken into account for tax purposes, (vii) a representation that the U.S. holder has notified Enterprises Canada it is making the election, and (viii) certain other information required to be furnished with the U.S. holder's tax return or otherwise furnished pursuant to the Internal Revenue Code or the regulations thereunder. Additionally, the notice/election must be attached by the U.S. holder to his or her timely filed U.S. federal income tax return for the year of the exchange, and the U.S. holder must send notice to us of the election no later than the date it is filed. U.S. holders should consult with their own tax advisors regarding whether to make this election and, if the election is determined to be advisable, the appropriate filing requirements with respect to this notice/election.

     Management expects that Enterprises Canada's cumulative "all earnings and profits amount", as the term is defined in Treasury Regulation Section 1.367(b)-2(d), will be in the aggregate less than $100,000 at the time of the continuance. Following the continuance, upon the request of any U.S. holder, management will furnish each such requesting U.S. holder with information to substantiate such holder's "all earnings and profits amount" with respect to his, her, or its Enterprises Canada stock.

     A U.S. holder's adjusted basis in the shares of Enterprises Delaware received in the exchange will be equal to the U.S. holder's adjusted basis in the shares of Enterprises Canada surrendered in the exchange, increased by the amount of gain (if any) recognized on the exchange. A U.S. holder's holding period in the shares of Enterprises Delaware received in the exchange should include the period of time during which such holder held its shares in Enterprises Canada. However, the determination of holding period is not free from doubt and you are urged to consult your own tax advisors.


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
     Dissenting U.S. Shareholders. A U.S. holder who dissents from the continuance will generally recognize capital gain (or loss) equal to the amount by which the cash received pursuant to the exercise of dissenters' rights exceeds (or is exceeded by) such holder's adjusted basis in the shares surrendered.

     Controlled Foreign Corporation Considerations. If more than 50% of the stock of Enterprises Canada is owned, directly, indirectly, or constructively, by one or more U.S. holders that each owns, directly or indirectly, 10% or more of the total combined voting power of all classes of stock of Enterprises Canada entitled to vote ("U.S. Shareholders"), Enterprises Canada will be treated as a controlled foreign corporation under Subpart F of the Internal Revenue Code. This classification would have many complex results, including the U.S. Shareholders' required inclusion in income of their pro rata shares of the "Subpart F income," of Enterprises Canada, as specifically defined by the Internal Revenue Code. Further, if Enterprises Canada is treated as a controlled foreign corporation, U.S. Shareholders may be subject to U.S. income tax on their pro rata shares of any increase in the average amounts of U.S. property held by Enterprises Canada.

     In addition, under Section 1248 of the Internal Revenue Code, gain from the sale or exchange of shares of Enterprises Canada by a holder who is or was a U.S. Shareholder at any time during the five-year period ending with such sale or exchange would be treated as dividend income and taxed at ordinary income rates to the extent of earnings and profits of Enterprises Canada attributable to the stock sold or exchanged.

     If Enterprises Canada is both a passive foreign investment company (as defined below) and a controlled foreign corporation, Enterprises Canada will not be treated as a passive foreign investment company with respect to the U.S. Shareholders.

     Management does not believe that Enterprises Canada is a controlled foreign corporation.

     Passive Foreign Investment Company Considerations. Enterprises Canada will be classified as a passive foreign investment company for any taxable year during which either 75% or more of our gross income is passive income or the average fair market value of Enterprises Canada's assets that produce or are held for the production of passive income for such taxable year equals or exceeds 50% of the average value of our total assets for the year. Classification of Enterprises Canada as a passive foreign investment company at any time during a particular U.S. holder's holding period may result in a number of unfavorable U.S. income tax consequences including, among other things, recognition of gain on the sale, exchange, disposition, pledge, or hypothecation of Enterprises Canada shares, recognition of gain on the continuance of Enterprises Canada to the United States, taxation of that gain at rates applicable to ordinary income, and an imposition of an interest charge on taxes apportioned to prior years in the U.S. holder's holding period for his Enterprises Canada shares.

     Management does not believe that Enterprises Canada is a passive foreign investment company, or that it was a passive foreign investment company in any previous year.


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
     Foreign Personal Holding Company Considerations. Enterprises Canada will be classified as a foreign personal holding company for U.S. Federal income tax purposes if both of the following tests are satisfied: (i) more than 50% of either the total combined voting power of all classes of our voting stock or the total value of our outstanding stock is owned, directly or indirectly (pursuant to the rules of attribution), by five or fewer U.S. holders at any time during Enterprises Canada's taxable year, and (ii) Enterprises Canada receives at least 60% (in certain cases 50%) of its gross income (regardless of source), as specifically adjusted, from passive sources.

     If Enterprises Canada were to be classified as a foreign personal holding company, a portion of our "undistributed foreign personal holding company income" (as defined for U.S. Federal income tax purposes) would be allocated to each of our U.S. holders on the last day on which Enterprises Canada is classified as a foreign personal holding company or the last day of Enterprises Canada's taxable year if earlier. This income would be includible in a U.S.
holder's gross income as a dividend for U.S. Federal income tax purposes. Management does not believe that Enterprises Canada is a foreign personal holding company.

     Post-Continuance U.S. Taxation of Income, Gains and Losses

     After the continuance/domestication, distributions made by Enterprises Delaware to U.S. holders of Enterprises Delaware shares will be treated as dividends, taxable to U.S. holders as ordinary income, to the extent such distributions are paid from Enterprises Delaware's current or accumulated earnings and profits. To the extent a distribution were to exceed Enterprises Delaware's current and accumulated earnings and profits, the excess would be treated first as a tax-free return of the U.S. holder's adjusted basis in their Enterprises Delaware shares and would reduce the adjusted basis by such amount. Any remaining excess would be treated as capital gain.

     A corporate U.S. holder who receives a dividend from Enterprises Delaware will generally be allowed a dividends received deduction from its taxable income in an amount equal to 70% of the dividend received if the corporate U.S. holder owns less than 20% of the voting power and the value of the shares of Enterprises Delaware A corporate U.S. holder who has an ownership percentage of at least 20% but less than 80% of the voting power and value of shares of Enterprises Delaware will generally receive a dividends received deduction in the amount of 80% of the dividends received. A corporate U.S. holder that owns 80% or more of the voting power and value of the shares of Enterprises Delaware will generally be allowed a dividends received deduction equal to 100% of the dividend received from Enterprises Delaware

     A U.S. holder will generally recognize capital gain or loss on a sale or exchange of their Enterprises Delaware shares. A U.S. holder's gain (or loss) will be equal to the amount by which the holder's amount realized for the shares exceeds (or is exceeded by) such holder's adjusted basis in the shares sold or exchanged. The gain or loss recognized by a U.S. holder on a sale of exchange of stock will be long-term capital gain or loss if they held the stock for more than one year. In the case of individuals, long-term capital gains generally are currently taxed at a maximum rate of 20 percent. The deductibility of capital losses is subject to limitations. In the case of corporations, long-term capital gains and ordinary income are taxed at the same maximum federal income tax rate.


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
     Post-Continuance Sale of Enterprises Delaware Shares

     A Canadian holder will not be subject to United States Federal income tax on gain recognized on a subsequent sale or other disposition of Enterprises Delaware shares, unless the Enterprises Delaware shares constitute a United States real property interest at the time of disposition and the Canadian holder is a "5% shareholder." A Canadian holder who beneficially owns or owned more than 5% of the common stock of Enterprises Delaware, either at the time of disposition or at any time in the five-year period ending on the disposition date, will be a 5% shareholder. Gain recognized by such a 5% shareholder would be subject to United States tax unless the Canadian 5% shareholder were to establish in a prescribed manner that his or her stock in Enterprises Delaware is not a United States real property interest. Specifically, the Canadian 5% shareholder must establish that the fair market value of Enterprises Delaware's United States real property interests is and was less than 50% of the fair market value of the sum of all of its trade or business assets, its real properties located outside the United States and its United States real property interests, both at the time of disposition and at any time in the five year period ending on the disposition date.

     Management does not believe that the stock in Enterprises Delaware is or will be a U.S. real property interest.

     Post-Continuance Dividends on Enterprises Delaware Shares

     Distributions   made  by  Enterprises   Delaware  to  Canadian  holders  of
Enterprises Delaware shares will be treated as U.S. source dividends to the extent of Enterprises Delaware's current or accumulated earnings and profits.

     Canadian holders will generally be subject to 15% U.S. non-resident withholding tax, with no allowance for deductions. This withholding tax rate is reduced to 5% in the case of a Canadian corporation that owns at least 10% of the Enterprises Delaware voting shares.

     Distributions in excess of Enterprises Delaware's current and accumulated earnings and profits will be tax-free to the extent of the Canadian holders' adjusted basis in their Enterprises Delaware shares, but will reduce their adjusted basis in the shares by the same amount. Distributions in excess of Enterprises Delaware's earnings and profits and the Canadian holders' adjusted basis will give rise to capital gain, treated in the manner described in "Post-Continuance Sale of Enterprises Delaware Shares," above.

     Backup Withholding and Information Reporting

     The Internal Revenue Code and the Treasury regulations require those who make certain specified payments to report the payments to the IRS. Among the specified payments are dividends and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by "backup withholding" rules. These rules require payors to withhold tax at a 31 percent rate from payments subject to information reporting if the recipient fails to cooperate with the reporting regime, fails to provide a correct taxpayer identification number to the payor, or if the IRS or a broker informs the payor that withholding is required. The information and backup withholding rules do not apply to payments to corporations, whether domestic or foreign.

     Payments of dividends to a U.S. holder generally will be subject to information reporting, and will be subject to backup withholding unless we are provided with a correct taxpayer identification number of the holder and neither the IRS nor a broker informs us that withholding is required.

     The backup withholding rules do not apply to payments that are subject to the 30 percent (or reduced 15 percent or 5 percent) withholding tax on dividends paid to non-U.S. holders, or to payments that are exempt from tax by application of a tax treaty or special exception. Accordingly, payments of dividends to Canadian holders generally will not be subject to backup withholding. To avoid backup withholding on dividends, Canadian holders will have to certify their nonresident status. Even if certification is provided, information reporting may still apply to payments of dividends.

     Payments made to a U.S. holder upon a sale of stock generally will be subject to information reporting and possible backup withholding. Payments made to a Canadian holder upon a sale of stock will not be subject to information reporting or backup withholding, provided the Canadian holder certifies its foreign status.

     Any amounts withheld from a payment to a holder under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder.

Canadian Income Tax Considerations

     Thorsteinssons, LLP, Canadian counsel to Enterprises Canada, has advised that the following general summary fairly describes the principal Canadian Federal income tax consequences of the proposed continuance of Enterprises Canada to Delaware to Canadian holders who are, specifically, those shareholders of Enterprises Canada who are resident in Canada who own, either alone or together with related persons, less than 10% of the shares of Enterprises Canada, and to whom shares and warrants of Enterprises Canada constitute "capital property" for the purposes of the Income Tax Act (Canada) (the "ITA"). This summary also describes the principal Canadian Federal income tax consequences of the proposed continuance of Enterprises Canada to Delaware to non-resident holders who, specifically, are non-residents of Canada, and do not carry on business in Canada. Other holders of shares of Enterprises Canada should consult their own tax advisors as the tax consequences to them of the proposed continuance are beyond the scope of this summary.

     This summary is based upon the current provisions of the ITA, the regulations thereunder in force on the date hereof (the "Regulations"), any proposed amendments (the "Proposed Amendments") to the ITA or Regulations
previously announced by the Federal Minister of Finance and counsel's understanding of the current administrative and assessing policies of the Canada

Revenue Agency. This description is not exhaustive of all possible Canadian federal income tax consequences and does not take into account or anticipate any changes in law, whether by legislative, governmental or judicial action other than the Proposed Amendments, nor does it take into account provincial or foreign tax considerations which may differ significantly from those discussed herein.

     THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ADVICE WITH RESPECT TO THE CANADIAN INCOME TAX CONSEQUENCES TO THEM OF THE PROPOSED CONTINUANCE.

     Nature of Shares Held by Canadian Shareholders.

     The shares of Enterprises Canada will generally constitute "capital property" to a Canadian holder, unless the Canadian holder is a trader or dealer in securities or is engaged in an adventure in the nature of trade with respect to the shares. Certain individual Canadian holders whose shares of Enterprises Canada might not otherwise qualify as "capital property" may be entitled to obtain such qualification by disposing of their shares before the continuance of the company and by making an irrevocable election under subsection 39(4) of the ITA.

     AFTER THE CONTINUANCE, THE SHARES OF ENTERPRISES DELAWARE WILL NO LONGER QUALIFY FOR THE SUBSECTION 39(4) ELECTION. ANY INDIVIDUALS CONTEMPLATING MAKING AN ELECTION UNDER SUBSECTION 39(4) OF THE ITA SHOULD CONSULT THEIR TAX ADVISORS AS THE ELECTION WILL AFFECT THE CANADIAN INCOME TAX TREATMENT OF THE DISPOSITION OF THE SHAREHOLDER'S OTHER CANADIAN SECURITIES.

     Consequences of Continuance to Canadian Shareholders.

     The continuance of Enterprises Canada into Delaware will not constitute a taxable event for our Canadian shareholders. Canadian shareholders will continue to hold their shares at the same adjusted cost base as before the continuance. Following the continuance, dividends paid by Enterprises Delaware to Canadian shareholders will be treated differently under the ITA than dividends those shareholders might have previously received from Enterprises Canada. By way of summary, a Canadian shareholder will be required to include the gross amount of any dividend received from Enterprises Delaware in the shareholder's income for the year of receipt. A Canadian shareholder who is an individual will not be entitled to claim the Federal dividend tax credit in respect of such dividend. A foreign tax credit will be available under the ITA to a Canadian shareholder to the extent of the lesser of: (a) the withholding taxes paid and not deducted by the holder when computing income (under the Canada-U.S. Income Tax Convention (the "Canada/U.S. Treaty") U.S. withholding tax on dividends paid to a Canadian shareholder will be limited to a maximum rate of 15%), and (b) the Canadian taxes otherwise payable in respect of that foreign income. Alternatively, an individual Canadian shareholder can claim the foreign withholding taxes paid as a deduction when computing his or her income for tax purposes. If the withholding taxes paid exceed 15% of the foreign income from property, such excess may be deducted in computing net income.

     Foreign Reporting. A Canadian resident is required under the ITA to report certain of his or her foreign property holdings if the aggregate cost amount of such holdings exceeds $100,000. Following the continuance, the shares of Enterprises Delaware will constitute foreign property for the purposes of this rule and their "cost amount" will be included in the $100,000 threshold.

     Foreign Investment Entity. The Federal Minister of Finance has proposed amendments to the ITA which generally may require a Canadian resident shareholder to include in income the annual growth in value of an interest in a "foreign investment entity" (an "FIE") on an accrual or mark-to-market basis. The most recent draft of the proposed amendments was released on July 18, 2005 (the "Draft Legislation"). Under the Draft Legislation the proposed amendments would apply to taxation years beginning after 2001.

     While a share of Enterprises Delaware would be a FIE under the Draft Legislation, it would also be an "exempt interest". As a consequence, a Canadian resident shareholder of Enterprises Delaware would not be required to include any amount in income in respect of that share if the Draft Legislation is enacted as proposed.

     Dissent Proceedings. Should a shareholder initiate formal dissent proceedings with respect to the proposed continuance, and should Enterprises Canada carry out the continuance, Enterprises Canada will be required to purchase the dissenting shareholder's shares for a cash payment (the "redemption proceeds") equal to the fair value of the purchased shares. In such event, the dissenting shareholder's receipt of the redemption proceeds will be treated as a dividend to the extent that such proceeds exceed the paid-up capital of the purchased shares. The balance of the redemption proceeds (i.e., the amount equal to the paid-up capital of the purchased shares) will be treated as proceeds of disposition of the shares for the purpose of computing the shareholder's capital gain or loss. Consequently, the dissenting shareholder will realize a capital gain or loss to the extent that the paid-up capital of the purchased shares exceeds or is exceeded by the shareholder's adjusted cost basis in the shares. If the dissenting shareholder is a corporation resident in Canada, the full amount of the redemption proceeds may be treated as proceeds of disposition with the result that no dividend will be deemed to have been paid to the shareholder and any gain or loss realized by the dissenting shareholder will be determined by reference to the full amount of the redemption proceeds.

     Any capital loss arising on the exercise of dissent rights by a corporate shareholder of Enterprises Canada will be reduced by the amount of dividends received or deemed to have been received, including any deemed dividend arising from the exercise of dissent rights, on the purchased shares where the period of ownership of such shares was less than 365 days or where the corporate holder (together with persons with whom it did not deal at arm's length) held more than 5% of the issued shares of any class of Enterprises Canada at the time the dividends were received or deemed to have been received.

     A dissenting shareholder that is a private corporation or a subject corporation, as those expressions are defined in the ITA, will be liable to pay a 33 1/3% refundable tax under Part IV of the ITA on the redemption proceeds to the extent that they are treated as a dividend. Generally, a private corporation is one that is not public and is not controlled by one or more public companies and a subject corporation is one that is not private, but is controlled by or for the benefit of one individual or a related group of individuals.

     IN THE EVENT THAT A CANADIAN SHAREHOLDER'S DISPOSITION OF SHARES ON DISSENT IS, FOR CANADIAN TAX PURPOSES, DEEMED TO OCCUR AFTER ENTERPRISES CANADA CONTINUES INTO ENTERPRISES DELAWARE AND CONSEQUENTLY CEASES TO BE A CORPORATION RESIDENT IN CANADA, THE CANADIAN SHAREHOLDER WILL REALIZE A CAPITAL GAIN OR LOSS ON THAT DISPOSITION TO THE EXTENT THAT THE REDEMPTION PROCEEDS EXCEED OR ARE EXCEEDED BY THE SHAREHOLDER'S ADJUSTED COST BASIS IN THE PURCHASED SHARES.

     Interest Expense. Enterprises Canada's continuance to Delaware will not affect the deductibility of interest incurred on money borrowed to purchase shares of Enterprises Canada. Generally, interest that is currently deductible will continue to be deductible by a shareholder after the continuance to Delaware, as long as the shareholder continues to own the shares of Enterprises Delaware or uses the borrowed funds to earn income from a business or property.

     Enterprises Canada Consequences.

     Once we file our certificate of domestication with the Delaware Secretary of State, Enterprises Canada will be deemed to have been incorporated in Delaware at that time for purposes of the ITA and will cease to be a resident of Canada.

     The "corporate emigration" rules under the ITA will apply upon the continuance of Enterprises Canada to Delaware. Accordingly, Enterprises Canada will be deemed to have its taxation year end immediately before being granted a certificate of continuance in Delaware. Each property owned by Enterprises Canada immediately before the deemed year end will be deemed to have been disposed of for proceeds of disposition equal to that property's fair market value. Any gains or losses derived from this deemed disposition of property will be taken into account when determining the amount of Enterprises Canada's taxable income for the fiscal period which ends immediately before its continuance into Delaware. Any available non-capital loss carry-forwards of Enterprises Canada from previous years can be used to offset this taxable income. Any balance of taxable income so determined will be subject to tax in accordance with the provisions of the ITA.

     In view of the fair market value and tax cost of each property owned by Enterprises Canada as of the date of this Proxy Statement/Prospectus, we do not believe that Canadian income tax will be payable as a result of the deemed disposition of each of Enterprises Canada's properties.

     Enterprises Canada will also be required to pay a special branch tax equal to 5% of the amount by which the fair market value of its assets (calculated immediately before continuance) exceeds the aggregate of its liabilities, including any liabilities under the ITA, and the paid-up capital of its issued and outstanding shares at the time of continuance into Delaware.

     In view of the fair market value of our assets, liabilities and the paid-up capital of our issued and outstanding shares as of the date of this Proxy Statement/Prospectus, we do not believe that Enterprises Canada will be liable to pay the special branch tax.

     After continuance into Delaware, Enterprises Delaware will only be taxable in Canada to the extent it carries on business through a permanent establishment located in Canada, as that expression is defined in the Canada/U.S. Treaty or realizes a gain from the sale of taxable Canadian property which is not otherwise exempt from Canadian tax by virtue of certain relieving provisions in the Canada/U.S. Treaty. We have no current plans to maintain a permanent establishment located in Canada.

     Tax-Exempt Shareholders.

     At this time, our shares are not qualified investments for a trust governed by a registered retirement savings plan, deferred profit sharing plan, registered retirement income fund or registered pension plan, and certain other entities because our shares are not listed on a prescribed stock exchange for purposes of the ITA. Following the continuation, the status of the shares of Enterprises Delaware as non-qualified investments will not change.

     HOLDERS THAT ARE ONE OF THE TYPES OF ENTITIES DESCRIBED ABOVE SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE CONSEQUENCES OF HOLDING SHARES OF ENTERPRISES DELAWARE.

     Non-Resident Canadian Shareholders.

     The continuance of Enterprises Canada into Delaware will not constitute a taxable event for Federal Canadian income tax purposes for holders who are not resident of Canada for Canadian income tax purposes.

     Dividends paid by Enterprises Delaware to these non-resident shareholders after the continuance into Delaware will no longer be subject to Canadian withholding tax.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     Upon the effective date of the continuance, all shareholders of Enterprises Canada will become shareholders of Enterprises Delaware Enterprises Canada is a corporation organized under and corporately governed by Canadian law, the Articles of Continuance of Enterprises Canada, as amended, and the By-laws of Enterprises Canada. Enterprises Delaware will be a corporation organized under and governed by Delaware law and the proposed Certificate of Incorporation and

By-laws of Enterprises Delaware. The principle attributes of Enterprises Delaware common stock and Enterprises Canada's common shares are comparable, but there are material differences in shareholders' rights.

     The following is a summary of those material differences which arise from differences between the Canada Business Corporations Act and the Delaware General Corporation Law and between Enterprises Canada's present Articles of Continuance, as amended, and By-laws and the proposed Certificate of Incorporation and By-laws of Enterprises Delaware The proposed Delaware Certificate of Incorporation and By-laws are attached to this document as Exhibits "D" and "E", respectively.

     This summary is qualified in its entirety by the provisions of the Canada Business Corporations Act and terms of the present Articles of Continuance, as amended, and By-laws of Enterprises Canada and the provisions of the Delaware General Corporation Law and terms of the proposed Certificate of Incorporation and By-laws of Enterprises Delaware

---------------------------------------------------------------------------------------------------------------------
                  VOTE REQUIRED FOR EXTRAORDINARY TRANSACTIONS
---------------------------------------------------------------------------------------------------------------------
CANADA DELAWARE
Under the Canada Business Corporations Act,                  Delaware General Corporation law requires the
certain corporate actions are required to be                 affirmative vote of a majority of the outstanding
approved by special resolution.  These include:              entitled to vote thereon to authorize any merger,
                                                             consolidation, dissolution or sale of substantially
    o    certain amalgamations;                              all of the assets of a corporation; however, un-
    o    continuances;                                       less required by its certificate of incorporation,
    o    liquidations;                                       no authorizing shareholder vote is required of a
    o    dissolutions; and                                   corporation surviving a merger if:
    o    sales, leases or exchanges of all or
         substantially all the assets of a corporation       o    such corporation's certificate of incor-
         other than in the ordinary course of business.           poration is not amended in any respect
                                                                  by the merger;

A special resolution is a resolution passed by not           o    each share of stock of such
less than 2/3 of the votes cast by the shareholders               corporation outstanding
 entitled to vote on the resolution. In certain                   immediately prior to the ef-
cases, a special resolution to approve an                         fective date of the merger will be an
extraordinarycorporate action is                                  identical outstanding or treasury share of
also required to be approved                                      the surviving corporation after the effect-
separately by the holders of class or series of                   ive date of the merger; and
shares.
                                                             o    either no shares of common stock, including
                                                                  securities convertible into common stock will be
                                                                  issued in the merger or the number of shares of
                                                                  common stock to be issued in the merger does not
                                                                  exceed 20% of such corporation's outstanding
                                                                  common stock immediately prior to the effective
                                                                  date of the merger.

                                       45



                                                             The proposed Certificate of Incorporation for
                                                             Enterprises Delaware will not require such a vote.
                                                             No shareholder approval is required under the
                                                             Delaware General Corporation Law for mergers or
                                                             consolidations in which a parent corporation
                                                             merges or consolidates with a subsidiary of which
                                                             it owns at least 90% of the outstanding shares of
                                                             each class of stock.

                                                             Finally, unless required by its certificate of
                                                             incor-poration, shareholder approval is not
                                                             required under the Delaware General Corporation
                                                             Law for a corporation to merge with or into a
                                                             direct or indirect wholly owned subsidiary of a
                                                             holding company (as defined in the Delaware
                                                             General Corporation Law) in certain circumstances.
                                                             The proposed Certificate of Incorporation for
                                                             Enterprises Delaware will not require such a vote.

                                                             Enterprises Canada currently does not have a
                                                             shareholders' rights plan. Shareholders' rights
                                                             plans, in a variety of forms, are common to many
                                                             corporations incorporated in the United States.
                                                             They give a corporation's board of directors the
                                                             opportunity to withstand an unsolicited takeover
                                                             attempt while providing the board of directors
                                                             sufficient time to evaluate the offer and its
                                                             adequacy and to consider alternative measures or
                                                             transactions that may be appropriate in responding
                                                             to the offer. Delaware General Corporation Law
                                                             permits shareholders' rights plans in general and
                                                             permits the adoption of shareholders' rights plans
                                                             by a board of directors without shareholder
                                                             approval.

---------------------------------------------------------------------------------------------------------------------
                        AMENDMENT TO GOVERNING DOCUMENTS
----------------------------------------------------------------------------------------------------------------------
                       CANADA                                                       DELAWARE

Under the Canada Business Corporations Act, an                    Delaware General Corporation Law requires
amendment of the articles of incorporation generally              amendments to a corporation's certificate of
requires the approval of not less than two-thirds                 corporation be approved by the holders of a
of the votes cast by shareholders entitled to                     majority of the outstanding stock entitled to vote.
vote on the resolution. The directors may amend                   The certificate of incorporation may require a



                                       46

By-law  unless the Articles of Incorporation or
By-laws provide otherwise. When the directors amend               super-majority" approval; however, American
or repeal a By-law, they are required under the                   Corp.'s proposed Certificate of Incorporation will
Canada Business Corporations Act to submit the                    not require a `super-majority' approval.
change to the shareholders at the next meeting
Shareholders may confirm, reject, amend or repeal
the By-law amendment by a majority vote
cast by shareholders present and entitled to vote on the
resolution.                                                       If an amendment adversely affects the rights or
                                                                  preferences of a particular class or series of
                                                                  stock, that class or series must approve
                                                                  the amendment as a class even if the certificate
                                                                  of incorporation does not provide for that right.

                                                                  Delaware General Corporation Law also gives
                                                                  shareholders the power to adopt, amend or repeal
                                                                  a corporation's by-laws unless the certificate
                                                                  of incorporation confers such power on the board
                                                                  of directors as well as the shareholders. The
                                                                  proposed Certificate of Incorporation of
                                                                  Enterprises Delaware expressly authorizes the
                                                                  Board of Directors to adopt, amend or repeal
                                                                  American Corp's By-laws.

---------------------------------------------------------------------------------------------------------------------
                                 DISSENT RIGHTS
---------------------------------------------------------------------------------------------------------------------
                 CANADA                                                                DELAWARE

The Canada Business Corporations Act provides that               Under the Delaware General Corporation
shareholders of a corporation entitled to vote on                Law, stockholders have the right to dissent
certain matters are entitled to exercise dissent                 from a merger or consolidation by demand-
rights and demand payment for the fair value of their shares.    ing payment in cash for their shares equal to
For this purpose, there is no distinction made between           the fair value of such shares.
listed and unlisted shares.                                      Fair value is determined by a court in an action
                                                                 timely brought by the dissenters.  In determining fair
                                                                 value, the court may consider all relevant factors,
                                                                 including the rate of interest which
Dissent rights exist when there is a vote upon matters           the resulting or surviving corporation would
such as:                                                         have had to pay to borrow money furint the
                                                                 pendency of the proceeding.


o   any amalgamation with another corporation
    (other than with certain affiliated corporations);

o   an amendment to the corporation's Articles of                Delaware General Corporation Law grants
    Incorporation to add, change or remove any                   appraisal rights only in the case of mergers or
    provisions restricting the issue, transfer or                consolidations and not in the case of a sale or
    ownership of shares;                                         transfer of assets or a purchase of assets for
                                                                 stock regardless of the number of shares
o   an amendment to the corporation's Articles of                being issued. Further, no appraisal rights are
    Incorporation to add, change or remove any                   available for shares of any class or series
    restriction upon the business or businesses that             listed on a national securities exhanges or
    the corporation may carry on;                                designated as a national market system security on
                                                                 the Nasdaq Stock Market or held of record by more than
o   a continuance under the laws of another                      2,000 stockholders. Appraisal rights are available if
    jurisdiction;                                                if the agreement of merger or consolidation does not
                                                                 convert such shares into:


                                       47

o   a sale, lease or exchange of all or
    substantially all the property of the                        o    stock of another corporation which is either
    corporation other than in the ordinary course of                  listed on an exchange or designated as a national
    business;                                                         market system security on the Nasdaq Stock Market
                                                                      or held of recor by more than 2,000 shareholders, or
o   a court order permitting a shareholder to
    dissent in connection with an application to the             o    cash in lieu of fractional shares or some combination
    court for an order approving an arrangement                       of the above.
    proposed by the corporation; and

o   a `going private' transaction or a `squeeze-out'             In addition, Dissenters' rights are not available for any
    transaction.                                                 shares of the surviving corporation if the merger did not
                                                                 require the vote of the shareholders of the surviving
                                                                 corporation.
A shareholder is not entitled to dissent if an amendment
to the articles of incorporation is effected by a court
order approving a reorganization or by a court order
made in connection with an action for an oppression
remedy.  Under the Canada Business Corporations Act,
a shareholder may, in addition to exercising dissent
rights, seek an oppression remedy for any act or
omission of a corporation which is oppressive or
unfairly prejudicial to or that unfairly disregards a
a shareholder's interest.


---------------------------------------------------------------------------------------------------------------------
                                OPPRESSION REMEDY
------------------------------------------------------------ --------------------------------------------------------
                        CANADA                                                  DELAWARE

Section 241 of the Canada Business Corporations                  Delaware General Corporation Law does not
Act provides an oppression remedy. A court may                   provide for a similar remedy; however, Delaware
make any order, both interim and final, to                       General Corporation Law provides a variety of
rectify the matters complained of, if satisfied                  legal and equitable remedies to a corporation's
that:                                                            shareholders for improper acts or omissions of a
                                                                 corporation, or its officers and directors.
o   any act or omission of the corporation or any                Under Delaware General Corporation Law, only
    of its affiliates effects a result,                          shareholders can bring an action alleging a
                                                                 breach of fiduciary duty by the directors of a
o   the business or affairs of the corporation or                corporation. In order to be successful, the
    any of its affiliates are, have been carried on              shareholder must overcome the "business judgment
    or conducted in a manner or                                  rule" which, simply stated, means that absent a
                                                                 showing of intentional misconduct, gross
o   the powers of the directors of the corporation               negligence or a conflict of interest,
    or any of its affiliates are or have been                    disinterested directors' decisions are presumed
    exercised in a manner,                                       by the courts to have been made in good faith
                                                                 and in the best interests of the corporation.
that is oppressive or unfairly prejudicial to,
or that unfairly disregards the interests of,
any security holder, creditor, director or
officer of the corporation.


                                       48

                                                                 A `complainant' includes a present or former
                                                                 shareholder, officer or director of the
                                                                 corporation or any of its affiliates, or the
                                                                 Director of the Canada Business Corporations Act
                                                                 and any other person who in the discretion of
                                                                 the court is a proper person to make such
                                                                 application.

                                                                 Because of the breadth of the conduct covered by
                                                                 the oppression remedy and the wide scope of the
                                                                 court's remedial powers, the oppression remedy
                                                                 is very flexible. It is frequently relied upon
                                                                 to safeguard the interests of shareholders and
                                                                 other complainants with a substantial interest
                                                                 in the corporation. Under the Canada Business
                                                                 Corporations Act, it is not necessary to prove
                                                                 that the directors of a corporation acted in bad
                                                                 faith in order to seek an oppression remedy. It
                                                                 is sufficient to prove that their actions were
                                                                 oppressive, unfairly prejudiced to or unfairly
                                                                 disregarded the interests of any security
                                                                 holder, director, officer or creditor. Although
                                                                 the court may (including legal fees) of a
                                                                 complainant seeking an oppression remedy,
                                                                 ultimately the complainant may be held
                                                                 accountable for such interim costs.

                                                                 A "complainant" includes a present or former
                                                                 registered or beneficial shareholder, a present
                                                                 or former officer or director of the corporation
                                                                 or any of its affiliates, or the Director under
                                                                 the Canada Business Corporations Act and any
                                                                 other person who in the discretion of a court,
                                                                 is a proper person to make such application.

                                                                 Because of the breadth of the conduct covered by
                                                                 the oppression remedy and the wide scope of the
                                                                 court's remedial powers, the oppression remedy
                                                                 is very flexible. It is frequently relied upon
                                                                 to safeguard the interests of shareholders and
                                                                 other complainants with a substantial interest
                                                                 in the corporation. Under the Canada Business
                                                                 Corporations Act, it is not necessary to prove
                                                                 that the directors of a corporation acted in bad
                                                                 faith in order to seek an oppression remedy. It
                                                                 is sufficient to prove that their actions were
                                                                 oppressive, unfairly prejudiced to or unfairly
                                                                 disregarded the interests of any security
                                                                 holder, director, officer or creditor. Although
                                                                 the court may award interim costs (including
                                                                 legal fees) of a complainant seeking an
                                                                 oppression remedy, ultimately the complainant
                                                                 may be held accountable for such interim costs.



                                       49

-------------------------------------------------------------------------------------------------------------------
                               DERIVATIVE ACTIONS
-------------------------------------------------------------------------------------------------------------------
                 CANADA                                                          DELAWARE

Under the Canada Business Corporations Act, a                    A derivative action may be brought in Delaware
Complainant may apply to the court for leave to                  by a shareholder on behalf of, and for the
bring an action in the name of and on behalf of                  benefit of, the corporation. Delaware General
a corporation or any of its subsidiaries, or to                  Corporation Law provides that a shareholder must
intervene in an existing action to which they                    allege in the complaint that he was a
are a party. Under the Canada Business                           shareholder of the corporation when the
Corporations Act, no action may be made unless                   transaction took place. A shareholder may not
the complaint has given at least 14 days' notice                 sue derivatively without first demanding that
to the directors of the corporation or its                       the corporation bring suit, which demand has
subsidiary of the complainant's intention to                     been refused, unless it is shown that such
apply to the court. The court must be satisfied                  demand would have been futile.
that:

o The directors of the corporation of or its subsidiary will not bring, diligently prosecute or defend or discontinue the action;
o   It appears to be in the interest of the
    corporation or its subsidiary that the action be brought,
o Under the Canada Business Corporations Act, the court in a derivative action may make any order it thinks fit, including orders pertaining to conduct of the lawsuit or the making of payments to former and present shareholders and payment of reasonable legal fees incurred by the complainant.

------------------------------------------------------------------------------------------------------------------
                     SHAREHOLDER CONSENT IN LIEU OF MEETING
---------------------------------------------------------------------------------------------------------------------

                  CANADA                                                          DELAWARE

Under the Canada Business Corporations Act,                      Under the Delaware General Corporation Law,
shareholders can take action by written                          unless otherwise provided in the Certificate of
resolution and without a meeting only if all                     Incorporation, any action required to be taken
shareholders entitled to vote on such matter                     or which may be taken at an annual or special
sign the written resolution.                                     meeting of shareholders may be taken without a
                                                                 meeting if a consent in writing is signed by the
                                                                 holders of outstanding stock having not less
                                                                 than the minimum number of votes that would be
                                                                 necessary to authorize such action at a meeting
                                                                 at which all shares entitled to vote are present
                                                                 and voted. The proposed Certificate of
                                                                 Incorporation for Enterprises Delaware will
                                                                 allow for the use of such a consent.



                                       50

--------------------------------------------------------------------------------------------------------------------
                               SHAREHOLDER QUORUM
---------------------------------------------------------------------------------------------------------------------
                CANADA                                                 DELAWARE

Under the Canada Business Corporations Act,                      Under Delaware General Corporation Law, A
unless a corporation's by-laws provided                          corporation's Certificate of Incorporation or
otherwise, a quorum is present at a meeting of                   By-laws may specify the number of shares or the
the shareholders, irrespective of the number of                  voting power which shall be present, or
shareholders actually present at the meeting, if                 represented by proxy, in order to constitute a
the holders of a majority of the shares entitled                 quorum for the transaction of any business at
to vote at the meeting are present in person or                  any meeting of the shareholders; however, in no
represented by proxy. Enterprises Canada's                       event shall a quorum consist of less than 1/3 of
By-laws provide that a quorum shall be two                       the shares entitled to vote at the meeting. The
persons, present in person, each being a                         proposed By-laws of Enterprises Delaware provide
shareholder entitled to vote at the meeting or a                 for a quorum to consist of a majority of the
duly appointed proxy thereof.                                    shares entitled to vote at a meeting being
                                                                 represented in person or by proxy.

---------------------------------------------------------------------------------------------------------------------
                             DIRECTOR QUALIFICATIONS
---------------------------------------------------------------------------------------------------------------------

                CANADA                                                         DELAWARE

Under the Canada Business Corporations Act, 25%                  The Delaware General Corporation Law only
of the directors must be Canadian residents. In                  requires that directors be natural persons;
addition, because the securities of Enterprises                  however, the Securities and Exchange Act of
Canada are publicity traded, Enterprises Canada                  1934, as amended (the "1934 Act"), and the rules
is required to have not fewer than three                         and regulations thereunder require that a
directors. At least two of these directors must                  majority of the members of a corporation's audit
not be officers or employees of Enterprises                      committee be independent of the corporation's
Canada or its affiliates.                                        management. A corporation is also required to
                                                                 designate an independent director as its
A director of Enterprises Canada must not be:                    "financial expert" or explain why it does not
o    Under eighteen years of age;                                believe that it is necessary or appropriate to
o    Adjudicated as mentally unsound;                            have one. In addition, a majority of the members
o    A person that is not an individual; or                      of a corporation's compensation committee must
o    A person who has the status of                              also be independent.
     a bankrupt.


                                       51

--------------------------------------------------------------------------------------------------------------------
                           FIDUCIARY DUTIES OF DIRECTORS
--------------------------------------------------------------------------------------------------------------------
                               CANADA AND DELAWARE

Directors of corporations incorporated or organized under the Canada Business
Corporations Act or the Delaware General Corporation Law have fiduciary obligations to the corporation and its shareholders. These fiduciary obligations require that directors act in accordance with the so-called duty of care.
--------------------------------------------------------------------------------------------------------------------


                  CANADA                                                          DELAWARE

Section 122 of the Canada Business Corporations                  Under Delaware common law, the duty of care
Act requires directors of a Canadian corporation                 requires that directors act in an informed and
to act honestly and in good faith with a view to                 deliberative manner and that they inform
the best interests of the corporation. The duty                  themselves, prior to making a business decision,
of care requires that the directors exercise the                 of all material information reasonably available
care, diligence and skill that a reasonably                      to them. In addition, directors have a duty of
prudent person would exercise in comparable                      loyalty, which may be summarized as the duty to
circumstances.                                                   act in good faith, not out of self-interest and
                                                                 in a manner which the directors reasonably
                                                                 believe to be in the best interests of the
                                                                 shareholders pursuant to the "business judgment
                                                                 rule."

---------------------------------------------------------------------------------------------------------------------
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS
---------------------------------------------------------------------------------------------------------------------

                    CANADA                                                       DELAWARE

Under the Canada Business Corporations Act and                   The Delaware General Corporation Law permits a
pursuant to Enterprises Canada's By-laws,                        corporation to indemnify its present or former
Enterprises Canada may indemnify present or                      directors or officers made a party, or
former directors or officers against all                         threatened to be made a party to any third party
expenses and settlement amounts or judgments                     proceeding by reason of the fact that such
arising out of actions against such individuals                  person is or was a director or officer of the
because of their services as directors or                        corporation, against expenses (including
officers. In order to qualify for                                attorney's fees), judgments, fines and amounts
indemnification such director or officers must:                  paid in settlement actually and reasonably
                                                                 incurred by such person in connection with such
o   Have acted honestly and in good faith with a                 action, suit or proceeding, if such person:
    view to the best interests of the company; and
                                                                 o   Acted in good faith and in a manner such
o   In the case of a criminal or administrative                      person reasonably believed to be in or not
    action or proceeding enforced by a monetary                      corporation; and
    penalty, have
                                                                 o   With respect to any criminal action or
had reasonable grounds for believing that his or                     proceeding, had no reason to believe that such
her conduct was lawful. Indemnification may be                       conduct was unlawful.
provided to an eligible director or officer who
meets both of these tests or was entitled to                     In a derivative action, or an action by or in
such indemnity or was substantially successful                   the right or the corporation, the corporation is
on the merits in the action. A corporation may,                  permitted to indemnify directors and officers
if the person meets the conditions above and it                  against expenses actually and reasonably
is approved by a court, also indemnify an                        incurred by them in connection with the defense
eligible director or officer in an action by or                  or settlement of an action or suit if they acted
on behalf of the corporation.                                    in good faith and in a manner that they

                                                                 reasonably believed to be in or not opposed to
                                                                 the best interests of the corporation; however,
                                                                 in such a case, no indemnification shall be made
                                                                 if the person is adjudged liable to the
                                                                 corporation, unless and only to the extent that
                                                                 the court in which the action or suit was
                                                                 brought shall determine upon application that
                                                                 the defendant directors or officers are fairly
                                                                 and reasonably entitled to indemnification for
                                                                 such expenses despite such adjudication of
                                                                 liability.

                                                                 Delaware General Corporation Law allows the
                                                                 corporation to advance expenses before the
                                                                 resolution of an action, if the person agrees to
                                                                 repay any such amount advance if they are later
                                                                 determined not to be entitled to
                                                                 indemnification. The Canada Business
                                                                 Corporations Act does not expressly provide for
                                                                 such advance payment.

                                       52

--------------------------------------------------------------------------------------------------------------------
                               DIRECTOR LIABILITY
-------------------------------------------------------------------------------------------------------------------------

                  CANADA                                                          DELAWARE

The Canada Business Corporations Act generally                   The Delaware General Corporation Law provides
limits or eliminates the liability of directors                  that a corporation's Certificate of
to the corporation or shareholders for                           Incorporation may limit or eliminate the
malfeasance or nonfeasance. In some                              liability of directors to the corporation or its
circumstances, if a director proves that he did                  shareholders for monetary damages for breach of
not know and could not have known of the                         fiduciary duty as a director; however, such
unlawful act, he will not be liable. Also, most                  liability cannot arise from certain proscribed
actions to enforce a liability imposed by the                    conduct, including:
Canada Business Corporations Act must be brought
within two years from the date of the act.                       o   Acts or omissions not in good faith ;

                                                                 o   Acts which involve intentional misconduct;

                                                                 o   Acts which involve a knowing violation of law;

                                                                 o   Breach of the duty of loyalty;

                                                                 o   Payment of unlawful dividends;

                                                                 o   Expenditure of funds for unlawful stock
                                                                     purchases; or

                                                                 o   Redemptions or transactions from which such
                                                                     director derived an improper personal benefit.

                                                                 The proposed Certificate of Incorporation of
                                                                 Enterprises Delaware provides that no director
                                                                 of Enterprises Delaware shall be liable to the
                                                                 corporation or its shareholder for monetary
                                                                 damages for breach of fiduciary duty as a
                                                                 director, except for liability:

                                                                 o   For any breach of the director's duty of
                                                                     loyalty to the corporation or its shareholders;

                                                                 o   For acts or omissions not in good faith or
                                                                     which involve intentional misconduct or a
                                                                     knowing violation of law;

                                                                 o   For certain unlawful distributions by the
                                                                     corporation; or

                                                                 o   For any transaction from which the director
                                                                     derived an improper personal benefit.


                                       53

---------------------------------------------------------------------------------------------------------------------
                       ANTI-TAKEOVER PROVISIONS AND INTERESTED STOCKHOLDER TRANSACTIONS
---------------------------------------------------------------------------------------------------------------------

               CANADA                                             DELAWARE

None applicable                                                  Delaware General Corporation law prohibits in
                                                                 certain circumstances, a "business combination"
                                                                 between The Corporation and an "interested
                                                                 shareholder" within three years, of the
                                                                 shareholder bearing an interested shareholder.
                                                                 "An interested shareholder" is a holder who
                                                                 directly or indirectly,

                                                                 o   Controls 15% or more of the outstanding voting
                                                                     stock; or
                                                                 o   Is an affiliate of the corporation and was the
                                                                     owner of 15% or more of the outstanding voting
                                                                     stock at any time within the prior three-year
                                                                     period.

                                                                 A "business combination" includes a merger or
                                                                 consolidation, a sale or other disposition of
                                                                 assets having an aggregate market value of 10%
                                                                 or more of the market value of the consolidated
                                                                 assets of the corporation or the aggregate
                                                                 market value of the outstanding stock of the
                                                                 corporation and certain transactions that would
                                                                 increase the interested shareholder's
                                                                 proportionate share ownership in the
                                                                 corporation.

                                                                 This provision does not apply where:

                                                                 o   Either the business combination or the
                                                                     transaction making the shareholder an interested
                                                                     shareholder is approved by the corporation's
                                                                     Board of Directors prior to the date the
                                                                     interested shareholder acquired such 15%
                                                                     interest;

                                                                 o   After the transaction making the person an
                                                                     interested shareholder, the interested
                                                                     shareholder owned at least 85% of the
                                                                     outstanding voting stock of the corporation;

                                                                 o   The business combination is approved by a
                                                                     majority of the board of directors and the
                                                                     disinterested shareholders owning two-thirds of
                                                                     the outstanding votes entitled to be cast;

                                                                 o   The corporation is not a public company because
                                                                     of stock exchange listing or inter-dealer
                                                                     quotations and has less than 2,000 shareholders;
                                                                     or

                                                                 o   The corporation has opted out of this provision.

                                                                 It is not anticipated that Enterprises Delaware
                                                                 will opt out of this provision.



                                       54

---------------------------------------------------------------------------------------------------------------------
                           ACCESS TO CORPORATE RECORDS
---------------------------------------------------------------------------------------------------------------------

                 CANADA                                                             DELAWARE

Under the Canada Business Corporations Act, you,                 Under the Delaware General Corporation Law, any
other shareholders and the creditors of the                      shareholders of a corporation, their agents or
corporation, their agents or legal                               legal representatives may make a written demand
representatives as well as the Director under                    to examine the records of that corporation. Such
the Canada Business Corporations Act may                         a demand to examine the corporation's records
examine:                                                         must have a proper purpose , be sworn under
                                                                 oath, and directed to that corporation at its
                                                                 principal place of business or its registered
o    the Articles of Incorporation, By-laws and                  office in Delaware. A proper purpose is one that
     unanimous shareholder agreements of Enterprises             is reasonably related to the shareholder's
     Canada;                                                     interest in the corporation as a shareholder.
o    the minutes and resolutions of shareholders,
o    all notices pertaining to the term of office,
     election of, or change of directors of
     Enterprises Canada; and
o    the securities register of Enterprises Canada,
     free of charge during normal business hours.




---------------------------------------------------------------------------------------------------------------------
                             REQUISITION OF MEETINGS
---------------------------------------------------------------------------------------------------------------------

                 CANADA                                                          DELAWARE

The Canada Business Corporations Act provides              The Delaware General Corporation Law provides
that the holders of not less than five percent             that special meetings of stockholders may be
of the issued shares of a corporation may give             called by the Board of Directors or by such
notice to the Directors requiring them to call             person or persons as may be authorized by the
and hold a general meeting.                                Certificate of Incorporation or by the By-laws.
                                                           Stockholders will not be able to call meetings
                                                           under our proposed Certificate of Incorporation
                                                           or By-laws; however, under certain circumstances
                                                           stockholders may apply for a court demand to
                                                           hold a meeting.


                                       55

---------------------------------------------------------------------------------------------------------------------
                     FORM OF PROXY AND INFORMATION CIRCULAR
---------------------------------------------------------------------------------------------------------------------

                    CANADA                                                    DELAWARE

Section 122 of the Canada Business Corporations             Under Delaware common law, the duty of care
Act requires directors of a Canadian corporation            requires that directors act in an informed and
to act honestly and in good faith with a view to            deliberative manner and that they inform
the best interests of the corporation. The duty             themselves, prior to making a business decision,
of care requires that the directors exercise the            of all material information reasonably available
care, diligence and skill that a reasonably                 to them. In addition, directors have a duty of
prudent person would exercise in comparable                 loyalty, which may be summarized as the duty to
circumstances.                                              act in good faith, not out of self-interest and
                                                            in a manner which the directors reasonably
                                                            believe to be in the best interests of the
                                                            shareholders pursuant to the "business judgment
                                                            rule."

     Following is a summary of the procedure set out in section 190 of the Canada Business Corporations Act to be followed by a shareholder who intends to dissent from the proposal to change our jurisdiction of incorporation from Canada to Delaware described in this Proxy Statement/Prospectus and who wishes to require Enterprises Canada to acquire his shares and pay him the fair value thereof, determined as of the close of business on the day before the special resolution approving the continuance is adopted.

     Section 190 provides that a shareholder may only exercise the right to dissent with respect to all the shares of a class held by him on behalf of any one beneficial owner and registered in the shareholder's name. One consequence of this provision is that a shareholder may only exercise the right to dissent under section 190 in respect of shares which are registered in that shareholder's  name.  In many cases,  shares  beneficially  owned by a person (a
"Non- Registered Holder") are registered either: (i) in the name of an intermediary that the Non-Registered Holder deals with in respect of the shares (such as banks, trust companies, securities dealers and brokers, trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans, and their nominees); or (ii) in the name of a clearing agency (such as The Canadian Depositary for Securities Limited (CDS)) of which the intermediary is a participant. Accordingly, a Non-Registered Holder will not be entitled to exercise the right to dissent under section 190 directly (unless the shares are re-registered in the Non-Registered Holder's name). A Non-Registered Holder who wishes to exercise the right to dissent should immediately contact the intermediary who the Non-Registered Holder deals with in respect of the shares and either: (i) instruct the intermediary to exercise the right to dissent on the Non-Registered Holder's behalf (which, if the shares are registered in the name of CDS or other clearing agency, would require that the share first be re-registered in the name of the intermediary); or (ii) instruct the intermediary to re-register the shares in the name of the Non-Registered Holder, in which case the Non-Registered Holder would have to exercise the right to dissent directly.

     A registered shareholder who wishes to invoke the provisions of section 190 of the Canada Business Corporations Act must send to Enterprises Canada a written objection to the special resolution authorizing the continuance from Canada to Delaware (the "Notice of Dissent") at or before the time fixed for the shareholders' meeting at which the special resolution authorizing the continuance from Canada to Delaware is to be voted on. The sending of a Notice of Dissent does not deprive a registered shareholder of his right to vote on the special resolution authorizing the continuance from Canada to Delaware but a vote either in person or by proxy against the special resolution authorizing the continuance from Canada to Delaware does not constitute a Notice of Dissent. A vote in favour of the special resolution authorizing the continuance from Canada to Delaware will deprive the registered shareholder of further rights under section 190 of the Canada Business Corporations Act.

     Within 10 days after the adoption of the special resolution authorizing the continuance from Canada to Delaware by the shareholders, Enterprises Canada is required to notify in writing each shareholder who has filed a Notice of Dissent and has not voted for the special resolution authorizing the continuance from Canada to Delaware or withdrawn his objection (a "Dissenting Shareholder") that the special resolution authorizing the continuance from Canada to Delaware has been adopted. A Dissenting Shareholder shall, within 20 days after he receives notice of adoption of the special resolution authorizing the continuance from Canada to Delaware or, if he does not receive such notice, within 20 days after he learns that the special resolution authorizing the continuance from Canada to Delaware has been adopted, send to Enterprises Canada a written notice (the "Demand for Payment") containing his name and address, the number and class of shares in respect of which he dissents, and a demand for payment of the fair value of such shares. Within 30 days after sending his Demand for Payment, the Dissenting Shareholder shall send the certificates representing the shares in respect of which he dissents to Enterprises Canada or its transfer agent. Enterprises Canada or the transfer agent shall endorse on the share certificates notice that the holder thereof is a Dissenting Shareholder under section 190 of the Canada Business Corporations Act and shall forthwith return the share certificates to the Dissenting Shareholder.

     If a Dissenting Shareholder fails to send the Notice of Dissent, the Demand for Payment or his share certificates, he may lose his right to make a claim under section 190 of the Canada Business Corporations Act.

     After sending a Demand for Payment, a Dissenting Shareholder ceases to have any rights as a holder of the shares in respect of which he has dissented other than the right to be paid the fair value of such shares as determined under section 190 of the Canada Business Corporations Act, unless: (i) the Dissenting Shareholder withdraws his Demand for Payment before Enterprises Canada makes a written offer to pay (the "Offer to Pay"); (ii) Enterprises Canada fails to make a timely Offer to Pay to the Dissenting Shareholder and the Dissenting Shareholder withdraws his Demand for Payment; or (iii) the directors of Enterprises Canada revoke the special resolution authorizing the continuance from Canada to Delaware relating to the Share Consolidation, in all of which cases the Dissenting Shareholder's rights as a shareholder are reinstated.

     Not later than seven days after the later of the Effective Date of the Share Consolidation and the day Enterprises Canada receives the Demand for Payment, Enterprises Canada shall send, to each Dissenting Shareholder who has sent a Demand for Payment, an Offer to Pay for the shares of the Dissenting Shareholder in respect of which he has dissented in an amount considered by the directors of Enterprises Canada to be the fair value thereof, accompanied by a statement showing how the fair value was determined. Every Offer to Pay made to Dissenting Shareholders for shares of the same class shall be on the same terms. The amount specified in an Offer to Pay which has been accepted by a Dissenting Shareholder shall be paid by Enterprises Canada within 10 days after it has been accepted, but an Offer to Pay lapses if Enterprises Canada has not received an acceptance thereof within 30 days after the Offer to Pay has been made.

     If an Offer to Pay is not made by Enterprises Canada or if a Dissenting Shareholder fails to accept an Offer to Pay, Enterprises Canada may, within 50 days after the effective date of the Share Consolidation or within such further period as a court may allow, apply to the court to fix a fair value for the shares of any Dissenting Shareholder. If Enterprises Canada fails to so apply to the court, a Dissenting Shareholder may apply to the court for the same purpose within a further period of 20 days or within such further period as the court may allow. A Dissenting Shareholder is not required to give security for costs in any application to the court. An application to the court by either Enterprises Canada or the Dissenting Shareholder must be in the Province of Ontario or in the province in which the Dissenting Shareholder resides if Enterprises Canada carries on business in that province.

     On an application to the court, Enterprises Canada shall give to each Dissenting Shareholder notice of the date, place and consequences of the application and of such shareholder's right to appear and be heard in person or by counsel. All such Dissenting Shareholders shall be joined as parties to any such application to the court to fix a fair value and shall be bound by the decision rendered by the court in the proceedings commenced by such application. The court is authorized to determine whether any other person is a Dissenting Shareholder who should be joined as a party to such application.

     The court shall fix a fair value for the shares of all Dissenting Shareholders and may in its discretion allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder from the effective date of the Share Consolidation until the date of payment of the amount ordered by the court. The fair value fixed by the court may be more or less than the amount specified in an Offer to Pay. The final order of the court in the proceedings commenced by an application by Enterprises Canada or a Dissenting Shareholder shall be rendered against Enterprises Canada and in favour of each Dissenting Shareholder who has not accepted an Offer to Pay.

     The above is only a summary of the dissenting shareholder provisions of the Canada Business Corporations Act, which are technical and complex. The full text of Section 190 of the Canada Business Corporations Act is attached as Exhibit B to this Proxy Statement/Prospectus. It is suggested that a shareholder of Enterprises Canada wishing to exercise a right to dissent should seek legal advice, as failure to comply strictly with the provisions of the Canada Business Corporations Act may result in the loss or unavailability of the right to dissent.

                    INTEREST OF MANAGEMENT IN THE CONTINUANCE

     No director or senior officer of Enterprises Canada at any time since the beginning of our most recently completed financial year and no associate or affiliate of any such person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in the continuance, except for any interest arising from the ownership of shares of Enterprises Canada where the shareholder will receive no extra or special benefit or advantage not shared on a pro-rata basis by all holders of shares in the capital of Enterprises Canada.



                          DESCRIPTION OF CAPITAL STOCK

     Enterprises Canada is authorized to issue an unlimited number of common shares without par value ("Common Stock" or "Enterprises Canada Common Stock"), 10,000,000 Class A Preferred Shares (the "Class A Preferred Shares") and 20,000,000 Class B Preferred Shares (the "Class B Preferred Shares"). As of ___________, 2006, 21,502,624 shares of Enterprises Canada Common Stock were issued and outstanding (not including 10,782 shares reserved for issuance upon exercise of outstanding options). As of _______, 2006, no Class A Preferred Shares or Class B Preferred Shares were issued and outstanding. The authorized capital of Enterprises Delaware under the proposed Certificate of Incorporation will be 40,000,000 shares of common stock, $0.001 par value per share ("Enterprises Delaware Common Stock"), and 1,000,000 shares of preferred stock, par value $.01 per share ("Delaware Preferred Stock").

Common Shares

     The holders of Enterprises Canada Common Stock are entitled to one vote for each share held of record on all matters to be acted upon by stockholders, except matters to be voted on at meetings at which only holders of Class A Preferred Share or Class B Preferred Shares are entitled to vote. Subject to the rights and privileges of the Class A Preferred Shares and Class B Preferred Shares, holders of Enterprises Canada Common Stock will receive our remaining property upon dissolution and will receive dividends as and when declared by our Board of Directors.

     The principal attributes of Enterprises Delaware Common Stock and Canada Common Stock are comparable, but there are material differences in shareholder rights. The summary of these material differences are described under "Comparison of Shareholders' Rights." The holders of Enterprises Delaware Common Stock will be entitled to vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote, to receive any dividend declared thereon, and, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of Enterprises Delaware, to receive the remaining property of Enterprises Delaware upon dissolution. Enterprises Delaware Common Stock will have no preemptive or other subscription rights, and there will be no conversion rights or redemption or sinking fund provisions with respect to such shares.

Class A Preferred Shares

     The holders of the Class A Preferred Shares are not entitled to receive notice of, attend or vote at any meetings of the shareholders of Enterprises Canada (except meetings of the holders of Class A Preferred Shares as a class meeting). The Class A Preferred Shares are entitled to priority in payment of dividends. In the event of the liquidation, dissolution or winding-up of Enterprises Canada, the holders of the Class A Preferred Shares shall be entitled to receive, in preference and priority to the holders of Enterprises Canada Common Stock, on a pro rata basis, the paid-in capital on the Class A Preferred Shares together with all accrued and unpaid dividends. Each Class A Preferred Share may be converted into one share of Canada Common Stock, subject to adjustment, at the option of the holder.

Class B Preferred Shares

     Our directors may issue Class B Preferred Shares in one or more series, and may alter by resolution the Articles of Enterprises Canada or, if applicable, the By-laws of Enterprises Canada, to fix or change the number of shares in, and to determine the designations, rights, privileges, restrictions and conditions attaching to the shares of, each Series of Class B Preferred Shares. Our directors may confer on the holders of any series of Class B Preferred Shares the right to notice of or to be present or to vote, at any general meeting of our stockholders in addition to at any separate meeting of the holders of the Class B Preferred Shares. Our directors will create or define any special dividends rights or restrictions on any Series of Class B Preferred Shares. All series of Class B Preferred Shares are entitled to a ratable return of paid-in capital by the Class B Preferred Shares. All series of Class B Preferred Shares will participate, pari passu, in payments of dividends, returns of capital, or liquidation. In the event of dissolution, liquidation or winding-up of Enterprises Canada, all series of Class B Preferred Shares will have priority in payment or distribution over Canada Common Stock and Class A Preferred Shares.

Delaware Preferred Stock

     The Board of Directors of Enterprises Delaware is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate of designations, preferences and rights pursuant under Delaware law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued are likely to have priority over the common stock of Enterprises Delaware with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Enterprises Delaware without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Enterprises Delaware has no plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

     The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors of Enterprises Delaware is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Enterprises Delaware, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.


Market Price of and Dividends on the Registrant's Common Equity and Other Stockholder Matters

     Our Common Stock was listed for trading on the Vancouver Stock Exchange (now known as the TSX Venture Exchange) ("VSE") on December 20, 1993 under the symbol "UVT" and was voluntarily de-listed from the VSE on January 31, 2000. On July 15, 2005 the Alberta Securities Commission granted our petition to be deemed to have ceased to be a reporting issuer under the Securities Legislation of British Columbia and Alberta.

     Our shares began quoting on the OTC Bulletin Board ("OTCBB") under the symbol "YDSLF" on September 7, 1999. On June 20, 2000, in conjunction with our name change and change of corporate jurisdiction, our Common Stock began trading under the symbol "ECNXF". On July 31, 2002, in conjunction with our name change, our Common Stock began trading under the symbol "MBYTF". On March 23, 2006, in conjunction with our name change, our Common Stock began trading under the symbol "CIETF".


     The following table sets forth the nature of the Company's trading market on the OTCBB during the period from January 1, 2001 to the Company fiscal year ended December 31, 2005, and for the period ending May 31, 2006 as quoted by the OTCBB.


                      NASD OVER-THE-COUNTER BULLETIN BOARD.

            2001                       High (US$)                   Low (US$)
--------------------------------------------------------------------------------
         1st Quarter                     $1.00                        $0.25
         2nd Quarter                     $0.63                        $0.30
         3rd Quarter                     $0.32                        $0.17

         4th Quarter                     $0.20                        $0.06

            2002                       High (US$)                   Low (US$)
--------------------------------------------------------------------------------
         1st Quarter                     $0.19                        $0.08
         2nd Quarter                     $0.42                        $0.13
         3rd Quarter                     $0.33                        $0.14
         4th Quarter                     $0.30                        $0.09

            2003                       High (US$)                   Low (US$)
--------------------------------------------------------------------------------
         1st Quarter                     $0.20                        $0.08
         2nd Quarter                     $0.10                        $0.04
         3rd Quarter                     $0.09                        $0.05
         4th Quarter                     $0.08                        $0.02

            2004                       High (US$)                   Low (US$)
--------------------------------------------------------------------------------
         1st Quarter                     $0.04                       $0.002
         2nd Quarter                     $0.05                        $0.01
         3rd Quarter                     $0.05                       $0.002
         4th Quarter                     $0.03                       $0.002


            2005                       High (US$)                   Low (US$)
--------------------------------------------------------------------------------
         1st Quarter                     $0.04                       $0.002
         2nd Quarter                     $0.18                       $0.041
         3rd Quarter                     $0.13                       $0.025
         4th Quarter                     $0.03                       $0.010


            2006                       High (US$)                   Low (US$)
        December 2005                    $0.03                       $0.010
        January 2006                     $0.05                       $0.015
        February 2006                    $0.10                       $0.030
        March 2006(1)                    $1.68                       $0.037
         April 2006                      $1.44                       $1.030
          May 2006                       $1.51                       $0.750
          June 2006                      $1.21                       $0.300
          July 2006                      $1.23                       $0.400
         August 2006                     $1.10                       $1.010

Notes:

(1)  The Common Shares were consolidated on a 1 for 32 basis on March 23, 2006.

     The above quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission.

     On August 4, 2006, the closing price for our Common Stock quoted on the OTCBB was $1.01.

     We  anticipate  that our  Common  Stock will  continue  to trade on the OTC
Bulletin  Board  under  the  symbol,   "CIET"   following  the  continuance  and
domestication.

     Enterprises Canada's Common Stock is issued in registered form. Based on the records of Interwest Transfer Company, our registrar and transfer agent, as of August ___, 2006 there were approximately 97 holders of record of our Common Stock. Holders with United States addresses collectively held approximately ____________ shares, or approximately _____% of our 21,502,624 issued and outstanding shares of Common Stock.

     Declaration of dividends on our Common Stock is at the discretion of the Board of Directors. We have never paid dividends on our Common Stock and do not anticipate paying any dividends in the foreseeable future.

     See the heading under "Security Ownership of Certain Beneficial Owners and Management" for information regarding securities reserved for issuance pursuant to our Stock Option Plans.

                       ACCOUNTING TREATMENT OF CONTINUANCE

     The discontinuance of Enterprises Canada and its domestication as a Delaware corporation represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at historical cost in a manner similar to a pooling-of-interests ("As-If Pooling-of-Interests Accounting"). Accordingly, the assets and liabilities of Enterprises Delaware, the continuing entity, will be reflected at their historical cost to Enterprises Canada.

     Any  shares  of  Enterprises   Canada  that  we  acquire  from   dissenting
shareholders will be treated as an acquisition of treasury stock at the amount paid for such shares.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth, as of June 7, 2006, certain information with respect to the beneficial ownership of Enterprises Canada's Common Stock by
(i) any person or group owning more than 5% of Enterprises Canada's outstanding securities, (ii) each Director, (iii) each executive officer and (iv) all executive officers and Directors as a group.

                                                                          Amount and Nature of
Name and Address of Beneficial Owner                  Title of Class      Beneficial Ownership     Percent of Class
                                                                                                          (1)
---------------------------------------------------- ------------------ ------------------------- --------------------
Sutie 2911 - 2912, 29th Floor
Two International Finance Centre
No. 8 Finance Street                                   Common Stock            10,800,000               50.2%
Central, Hong Kong

Zhen Liang Qiu
Building 86-306
Yuanling Xincun
Futian District                                        Common Stock             5,400,000               25.1%
Shenzhen,, PRC

Ling Chen
5-402 Chiwei Building
South Huaquiang Road                                   Common Stock             1,800,000                8.4%
Shenzhen, PRC

Xin Yue
701 East Linden Ave.                                   Common Stock               500,000               2.33%
Linden, New Jersey 07036

Yi Zhang
701 East Linden Ave.                                   Common Stock               200,000               0.93%
Linden, New Jersey 07036

American Union Securities, Inc.
100 Wall Street, 15th Floor                            Common Stock               600,000                2.8%
New York, New York 10005

John Leo (Director)
American Union Securities, Inc.
100 Wall Street, 15th Floor                            Common Stock               200,000                0.9%
New York, New York 10005

Cranberry Heights Group Ltd.
RP3 Box 3087                                           Common Stock               400,000                1.9%
East Stroudsburg, Pennsylvania 18301

Ming Liu(Director)
136-14 Northern Blvd.
Suite 8E                                               Common Stock                40,000                0.2%
Flushing, New York 11354-6514

All Directors and Officers of the Company as a         Common Stock          18,877,500(2)             59.87%
group (7 persons)

(1) Computed based upon a total of 21,502,624 shares of common stock outstanding as of June 7, 2006.
(2) Includes 1,800,000 shares owned by Ling Chen, Mr. Yuan Qing Li's wife.

     No director or senior officer of Enterprises Canada, or any of their associates, any person acting jointly or in concert with, or any person or company holding more than 10% of any class of equity securities of Enterprises Canada has entered into any commitment to acquire any securities of Enterprises Canada.

                                   MANAGEMENT

     According to the Canada Business Corporations Act, 25% of our Directors must be residents of Canada.

     Except for John Leo and Ming Liu, (a resident of Canada) each of Enterprises Canada's current officers and Directors are residents of China. As a result, it may be difficult for investors to effect service of process within the United States upon them or to enforce in the United States court judgments obtained against them in the United States courts.

     The  following  sets  forth  the  name,   age,   business   experience  and
function/areas of expertise of each of our directors and officers:

Name and Place of Residence                                            Principal
                                                 Age                 Director Since                 Occupation
---------------------------------------------------------------------------------------------------------------------
Mr. Yuan Qing Li                                 37                     August 2005          Chairman and President
Hong Kong                                                                                     of Enterprises Canada
Ms. Jianping Wu                                                         August 2005                 Director
John Leo                                         41                    October 2005         Founder and President of
New York, New York                                                                               American Union
                                                                                                Securities, Inc.
Mr. Ming Liu                                     31                    October 2005              Business Person
Canada
Ms. Ding Hong Shen                               37                         --               Chief Financial Officer
China                                                                                         and Chief Accounting
                                                                                             Officer of Enterprises
                                                                                                     Canada
Qingbiao Yu                                      38                         --              Secretary of Enterprises
                                                                                                     Canada
----------------------------------------------------------------------------------------------------------------------

     Mr.  Yuanqing  Li has been our  Chairman,  President  and a Director  since
August 19, 2005. He has been the Chairman, President and Director of HXT Holdings since January 2005, the Executive Director of XHT since 2004 and the
Chairman of HTF since 2003. He has been a director of HTF for more than five years and was the CEO of HTF from 2000 to 2004. Mr. Li has also served as the Director of Jiangsu Qi Hang Digital Control Engine Bed Co., Ltd. and Jiangsu Zhenjiang Xinzhou Mechanics Factory, and as the Executive Director of

Hengtaifeng   International  Holdings  Co.,  Ltd.  He  graduated  from  Shenzhen
University in 1989 and earned an Executive MBA degree from Zhongshan University in 2003.

     Ms. Jianping Wu has been one of our Directors since August 19, 2005 and a Director of HXT Holdings from January 2005 to February 12, 2006. She has also served as the CEO of HTF since January 1, 2005. Ms. Wu has served as the Manager of Credit Guarantee Department of HTF and the Vice President of HTF from 2003 to 2004. She was the Vice President of Shenzhen Municipal Pu Da Technology Co., Ltd., an enterprise engaged in the development and sale of office management software and client source management software, from 2001 to 2003, a member of the Project Research Staff of Shenzhen Saibo Technology Co., Ltd., an applications software company specializing in networking software, from 2000 to 2001 and the Sales Manager and Manager of the Market Department of Shenzhen Shu Ju Tong Computer Network System Co., Ltd. from 1999 to 2000.

     Mr. Ming Liu has been one of our Directors since May 2005. He is a business professional having served with several technology companies. During 2004 Mr. Liu was Secretary of Advanced Battery Technologies Inc. (OTCBB: ABAT). He had been a director of Advanced Battery Technologies Inc. from September 2004 to October 2005. Prior to this he was Vice President of Heilongjiang Zhongqiang Power Tech. China from 2002 to 2004 and Vice President of Haerbin Ridaxing Science & Tech. Co., Ltd. China from 1999 to 2002. Mr. Liu is currently a Director of Advanced Battery Technologies Inc.

     Mr. John Leo has been one of our Directors since May 2005. He is the founder and President of American Union Securities, Inc. ("AUS"). AUS is an NASD member firm, which specializes in identifying successful private companies in China that have the potential to be a successful public company in the US. Prior to starting AUS Mr. Leo was the founder and managing member of Venture Capital Partners, LLC ("VCP"), a private merchant banking and consulting firm. VCP provided various advisory services to both late stage private companies and small to mid-sized public companies. From 1997 through 2001 Mr. Leo worked as a market maker trading Pink Sheet, OTC BB, and NASDAQ listed securities as well as IPO's. Mr. Leo has an extensive background in securities trading and the financial transaction business. He became a registered representative in 1987 focusing on small to midsize companies, private placements and secondary offerings. He has previously worked for several full service investment banking and brokerage firms, as well as wholesale and proprietary trading firms, as a principal and as a market maker.

     Ms. Dinghong Shen has been our CFO and Chief Accounting Officer since August 19, 2005 and a CFO and a Director, CFO and Chief Accounting Officer of HXT Holdings since January 2005. She has been Financial Manager of HTF since 2003. From 1999 to 2002 she served as the Manager of He Zhong Heng Software Co., Ltd.

     Mr. Qingbiao Yu has been our secretary since August 19, 2005 and the secretary of HXT Holdings since January 2005. During the past five years, he has worked for HTF serving as Assistant Manager of the Technology Department from June 1, 2001 to December 31, 2001, Administrative Manager on Human Resource Administration from January 1, 2002 to December 31, 2002, vice president of HTF and manager of the HTF IT resource department from January 1, 2003 to December 31, 2003; executive vice president of HTF and manager of the HTF IT resource department from January 1, 2004 to December 31, 2004 and vice president of HTF since January 1, 2005. Prior to his joining HTF, he had worked for Jing Zhong Daily as Editor and Director for the Computer Center for over 11 years.


Family Relationships

     There are no family relationships between or among any of our executive officers or Directors, except that Yuan Qing Li, our Chairman and President, is the husband of Ling Chen, who is a Director of our subsidiary, XHT.

Committees of the Board of Directors

     Members of the Board of Directors are elected by the holders of Enterprises Canada Common Stock to represent the interests of all stockholders. The Board of Directors meets periodically to review significant developments affecting Enterprises Canada and to act on matters requiring Board approval. Although our Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.

     The Board of Directors of Enterprises Canada does not have any standing committees. The full Board of Directors serves as the Audit Committee. The Audit Committee is directed to review the scope, cost and results of the independent audit of Enterprises Canada's books and records, the results of the annual audit with management and the adequacy of Enterprises Canada's accounting, financial and operating controls; to recommend annually to the Board of Directors the selection of the independent auditors; to consider proposals made by Enterprises Canada's independent auditors for consulting work; and to report to the Board of Directors, when so requested, on any accounting or financial matters, and to review management's administration of the system of internal accounting controls. Such reviews are carried out with the assistance of Enterprises Canada's auditors and senior financial management. None of Enterprises Canada's Directors or executive officers are parties to any arrangement or understanding with any other person pursuant to which they were elected as Directors or officers of Enterprises Canada.

     Enterprises Canada does not currently have a written Audit Committee charter or similar document.

Committee Financial Expert

     The full Board of Directors of Enterprises Canada currently serves as our Audit Committee. The Board of Directors does not currently have an Audit Committee "financial expert" as defined under Rule 401(e) of Regulation S-B because our Board of Directors is in the process of searching for a suitable candidate for this Board position as well as others.

                             EXECUTIVE COMPENSATION

     Neither Enterprises Canada, HXT Holdings nor XHT currently pays any compensation to its executive officers or Directors. The following is a summary of the compensation paid by HTF to its Chief Executive Officer for the three years ended December 31, 2005, 2004 and 2003, respectively. No executive officer of HTF received compensation in excess of $100,000 for any of these three years.

                                     Annual Compensation              Long Term Compensation
                               ---------------------------------------------------------------------
                                                                         Awards            Payouts
                                   Restricted
Name and                                        Other Annual      Stock      Securities    LTIP        All Other
Principal                      Salary   Bonus   Compensation     Awards      Underlying    Payouts   Compensation
Position           Year Ended    ($)     ($)         ($)           ($)      Options/SARS     ($)          ($)
--------------------------------------------------------------------------------------------------------------------
Li Yuan Quing       12/31/2005
CEO                 12/31/2004
                    12/31/2003

Director and Executive Compensation Prior to the August 2005 Share Exchange

     Prior to the March 2005 Warner Private Placement (as defined below), Enterprises Canada had no standard arrangement pursuant to which any of the other Directors were compensated by Enterprises Canada for their services in their capacity as directors except for the granting from time to time of incentive stock options. Directors were entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. The Board of Directors makes separate remuneration to any Director undertaking services on behalf of Enterprises Canada other than services ordinarily required of a director. No Director received any compensation for his services as a director, including any committee participation or special assignments. Enterprises Canada's independent Directors received stock options to purchase common stock of Enterprises Canada as compensation for their service as directors. The terms of stock option grants made to independent Directors were determined by the Board of Directors. See "Option Grants".

     None of the current directors, officers or employees of Enterprises Canada, or any person who has held such a position since the beginning of the most recently completed financial year of Enterprises Canada is currently indebted to Enterprises Canada in connection with the purchase of securities of Enterprises Canada.


Option grants

     Enterprises Canada did not grant any stock options to executive officers and Directors during the year ended December 31, 2005 and no current director or executive officer of Enterprises Canada holds any stock options as of June 7, 2006.

     On March 15, 2005, Enterprises Canada terminated 2,969 share options previously issued to Thomas Wharton, a former director of Enterprises Canada, and entered into an option agreement pursuant to which it issued options to purchase 10,782 common shares at an exercise price of $.96 per share to Mr. Wharton. Enterprises Canada also entered into an option agreement with Mark Smith pursuant to which it issued to Mr. Smith options to purchase 93,750 common shares at an exercise price of $2.40. The options issued to Mr. Wharton expire on March 11, 2010. The options issued to Mr. Smith expired on October 31, 2005.

Stock Option Plans

     On May 17, 1999, the Board of Directors of Enterprises Canada approved Enterprises Canada's Stock Option Plan (1999) (the "1999 Plan"). The 1999 Plan subsequently received shareholder approval. Pursuant to Section 11 of the 1999 Plan, the Board of Directors has the power to amend the 1999 Plan.

     On March 30, 2000, the Board of Directors of Enterprises Canada amended Enterprises Canada's 1999 Plan and renamed it the Amended and Restated Stock Option Plan (2000) (the "2000 Plan"). The 2000 Plan was subsequently amended twice and the number of shares of Common Stock available for issuance under the Amended 2000 Plan was increased from the initial 1,900,000 shares to 8,000,000 shares. Each of the amendments was approved by stockholders at Enterprises Canada's annual meeting held on June 22, 2001.

     On May 7, 2003, the Board of Directors of Enterprises Canada approved Enterprises Canada's Stock Option Plan (2003) (the "2003 Plan"). The 2003 Plan authorized the granting of 5,000,000 options to purchase Common Stock. The 2003 Plan subsequently received shareholder approval at Enterprises Canada's annual meeting held on June 30, 2003. As of June 7, 2006, no options to purchase Common Stock had been issued under the 2003 Plan. All of the remaining options available for grant pursuant to the terms of the 2003 Plan may be granted without further regulatory or stockholder approvals.

     As a result of the termination of employment of all of Enterprises Canada's employees in 2005, all unexercised outstanding options were terminated. As of June 7, 2006, there are no issued and outstanding options under Enterprises Canada's Stock Option Plans, except for the Option Agreement between Canada Enterprises and Thomas Wharton, which granted Mr. Wharton options to purchase an aggregate of 10,782 shares of Common Stock at an exercise price of $.96 per share.

Employment and Employee Incentive Contracts

     Enterprises Canada has no plan or arrangement whereby any named former executive officer may be compensated in an amount exceeding $100,000 in the event of that officer's resignation, retirement or other termination of employment, or in the event of a change of control of Enterprises Canada or a subsidiary or a change in the named former executive officer's responsibilities following such a change of control.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except for (a) the transactions described below, (b) the ownership of Enterprises Canada's securities, (c) the compensation described herein, and (d) other advances to and by certain officers to or from Enterprises Canada to cover expenses, all of which were reimbursed or repaid without interest, none of the directors, executive officers, holders of ten percent of Enterprises Canada's outstanding Common Stock or any associate or affiliate of such person have, to the knowledge of Enterprises Canada, had a material interest, direct or indirect, in any transaction to which Enterprises Canada or HTF was or is a party since January 1, 2004 or any currently proposed transaction which may materially affect Enterprises Canada or its subsidiary HTF.

     On March 15, 2005, the Company entered into a Subscription and Financing Agreement with Warner Technology and Investments Corp. ("Warner"), a New Jersey corporation, which is one of our shareholders and was a former shareholder of HXT Holdings prior to its share exchange with Enterprises Canada. Pursuant to the agreement Enterprises Canada issued 4,351,440 shares of its restricted common stock of the Company for gross proceeds of $70,000 USD (the "Warner Private Placement"). Proceeds received under the Warner Private Placement were used to meet general obligations of the Company.

     In connection with the Share Exchange Agreement dated as of August 15, 2005, HTF entered into a letter agreement ("Warner Letter Agreement") dated as of August 12, 2005 with Warner. Under the Warner Letter Agreement, Warner agreed to provide certain consulting services to HXT Holdings and HTF relating to the prior structuring and capital raising efforts of HXT Holdings ("Prior
Structuring"), the share exchange with Enterprises Canada, and the subsequent capital restructuring of the Company following the share exchange ("Subsequent Restructuring"). In exchange, Warner received the sum of $350,000 as a fee and as an advance non-accountable expense reimbursement for the expenses incurred or to be incurred in connection with the Prior Structuring, the share exchange and the Subsequent Restructuring (including the change of the name of Moving Bytes to China International Enterprises Inc., a reverse split of our common shares, and the election of designees of HTF as our directors and officers and the contemplated re-domicile of the Enterprises Canada into a state in the U.S.). The Warner Letter Agreement superseded and rescinded all of the former written agreements made between HTF/HXT Holdings, Inc. and Warner regarding the Warner's role in the capital restructuring and capital raising efforts of HTF/HXT Holdings, Inc..

     On August 19, 2005, an Assignment and Assumption Agreement was made by and among the Company , Warner, and Mr. Huakang Zhou ("Zhou"), pursuant to which Warner accepted the assignment of substantially all of the former assets of Enterprises Canada, and Warner and Zhou jointly and severallly assumed all of the duties and obligations of the Enterprises Canada incurred prior to August 19, 2005.

     On August 15, 2005, Enterprises Canada entered into a Loan Forgiveness and Termination Agreement with Zhou, under which Zhou forgave the outstanding balance of a loan in the amount of $10,000 (the "Loan") made to Enterprises Canada under a Loan Agreement, dated as of June 13, 2005. In connection with the forgiveness of the Loan, Zhou agreed to waive the right of conversion of the Loan amount into common shares of the Company and terminate the Loan Agreement, effective immediately on August 15, 2005.

     In connection with the Share Exchange Agreement, HTF also entered into a letter agreement, dated as of August 19, 2005, with American Union Securities Inc., a former shareholder of the Company and HXT Holdings, Inc. (the "AUS Letter Agreement") of which John Leo, a director of Enterprises Canada s the President. The AUS Letter Agreement amended certain inconsistent provisions in two former agreements between AUS and HTF, dated as of November 24, 2004 and January 18, 2005, respectively. Under these two former agreements, AUS agreed to provide certain financial and consulting services to HTF in connection with the share exchange in exchange for a fee. The AUS Letter Agreement changed the amount of the fee due to AUS to $200,000, of which $100,000 had already been paid to AUS prior to the share exchange, and the remaining $100,000 was paid upon the closing of the share exchange.

     Pursuant to a Consulting Agreement (the "Warner Consulting Agreement"), dated as of December 20, 2005, by and between Enterprises Canada and Warner, Enterprises Canada authorized for issuance 1,406,250 shares of its no par value common stock to Zhou as compensation for certain services provided to Enterprises Canada by Zhou's consulting firm, Warner (the "Plan"). The Plan has a term of one year from December 30, 2005 to December 31, 2006 and may be terminated by Enterprises Canada at any time and for any reason. In the event that the Plan is terminated, then a portion of the shares issuable under the Plan which bears the same ratio to the total number of shares issuable thereunder as that portion of the term which shall not have expired as of the date of termination bears to the original one-year term of the Plan shall be forfeited. The Plan may be amended by the written agreement of the parties. The Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974.

     HTF leases a sales office of approximately 133 square meters in Beijing, China from Ms. Ling Chen, the wife of our Chairman, President and Director, Mr. Yuan Qing Li, on a year-to-year basis. The current term is from September 1, 2005 to August 31, 2006 at a monthly rent of approximately $867 (including management and air-conditioning maintenance fees), which is at the level of the market rent.


                             DESCRIPTION OF BUSINESS

Company Overview

     Following the Share Exchange, Enterprises Canada became the holding company for 1005 of the shares of HXT Holdings, Inc., which is a holding company for, and owns 100% of XHT. XHT in turn owns 100% of the shares of Shengzhen Hengtaifeng Technology Co., Ltd., a PRC corporation ("HTF"). HTF is a provider of applications software and system integration services in China. Specifically, HTF develops and produces Housing Accumulation Fund Software, credit guarantee management software, family planning software and property management software. HTF also markets software products produced by other companies as a value-added reseller. In addition, HTF sells installation and related systems integration services at an additional cost to the customer.

History of Enterprises Canada

     Enterprises Canada was incorporated under the Canada Business  Corporations
Act  and  is  listed  on  the  National   Association   of  Securities   Dealers
over-the-counter Bulletin Board under the symbol "CIETF".

     Enterprises Canada was incorporated under the Company Act of British Columbia, Canada, on December 23, 1991, under the name "Jackpine Mining Co. Inc." Enterprises Canada's common shares listed for trading on the Vancouver Stock Exchange (now known as the TSX Venture Exchange) ("VSE") under the symbol "UVT" on December 20, 1993 and delisted from the VSE on January 31, 2000.

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
Enterprises Canada's common shares have been quoted on the NASD Over the Counter Bulletin Board since September 7, 1999, first, under the symbol "YDSLF", under the symbol "ECNXF" from June 20, 2000 through July 31, 2002, under the symbol "MBYTF" from July 31, 2002 to March 22, 2006 and under the symbol "CIETF" from March 23, 2006 to the present.

     On July 16, 2000, Enterprises Canada continued under the Canada Business Corporations Act and changed its name to E*Comnetrix Inc and on July 24, 2002 Enterprises Canada changed its name to Moving Bytes Inc.

     On September 15, 2000, Enterprises Canada acquired 90.28% of the common capital stock of Exstream Data, Inc. ("EDI"), a California corporation, in a share exchange transaction. As a result of the transaction, Enterprises Canada issued 84,470 common shares and assumed 6,235 share purchase options with exercise prices ranging from $15.36 to $32.00. Enterprises Canada consolidated the accounts of EDI in its financial statements and information subsequent to September 15, 2000. On January 19, 2001, Enterprises Canada purchased the 9.72% it had not previously purchased by issuing 9,098 restricted common shares, bringing Enterprises Canada's interest in EDI to 100%.

     On September 19, 2000, Enterprises Canada formed Moving Bytes Broadband Corporation, a Nevada corporation and on March 31, 2001, merged USV Telemanagement, Inc., a California corporation and wholly-owned subsidiary of Enterprises Canada into Moving Bytes Broadband Corporation. There were no material financial effects as a result of the merger.

     On August 20, 2001, Enterprises Canada renamed Moving Bytes Broadband Corporation to Moving Bytes, Inc. ("MBI").

     On September 30, 2001 Enterprises Canada merged EDI and MBI, with MBI remaining as the surviving company and as Enterprises Canada's sole subsidiary.

     On September 1, 2003, MBI sold its Business Communications Services assets. Enterprises Canada restated its financial results for 2003 to account for discontinued operations.

     On February 27, 2004, MBI terminated its Electronic Media Service business operations.

     On June 30, 2004, Enterprises Canada wound up and dissolved MBI. Enterprises Canada continues to consolidate the liability balances and MBI on an ongoing basis until the liabilities of MBI have been forgiven, discharged or Enterprises Canada receives an opinion of its legal counsel that there is only a remote possibility of Enterprises Canada becoming obligated for the liabilities of MBI. Following these restructuring efforts, Enterprises Canada did not have any subsidiaries and has no business operations until it acquired all of the outstanding capital stock of HXT Holdings, Inc. in August 2005.

     On March 15, 2005, Enterprises Canada entered into a Subscription and Financing Agreement with Warner Technology and Investments Corp, a New Jersey


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

corporation pursuant to which MBI issued 4,351,440 shares of restricted common stock of Enterprises Canada for gross proceeds of $70,000 USD (the "Warner Private Placement"). Proceeds received under the Warner Private Placement were used to meet general obligations of Enterprises Canada.

     On or about August 18, 2005, Enterprises Canada entered into a Share Exchange Agreement dated as of August 15, 2005, pursuant to which it acquired 100% of the outstanding shares of China International Enterprises Corp., a Delaware corporation ("HXT Holdings"), from all of the Shareholders of HXT Holdings, Inc.. HXT Holdings, Inc. is the sole shareholder of Heng Xing Technology Group Development Limited, a British Virgin Islands corporation ("XHT"). The only asset of XHT is 100% of the shares of Shenzhen Hengtaifeng Technology Co., Ltd., a PRC corporation ("HTF") that is classified as a wholly owned foreign enterprise under PRC law by virtue of its ownership by XHT. As a wholly owned foreign enterprise, HTF can engage in the same business activities as any PRC corporation, without restriction.

     On March 23, 2006, we changed our name from "Moving Bytes Inc." to "China International Enterprises Inc." On the same day, the we also effected a 1:32 reverse split of our outstanding common shares

     The result of the Share Exchange, as set forth in the following diagram, is that HXT Holdings, Inc. is now a wholly owned subsidiary of Enterprises Canada and XHT remains a wholly owned subsidiary of HXT Holdings, Inc. and the sole shareholder of HTF.

                      China International Enterprises Inc.

                                        |      100%

                       HXT Holdings, Inc. ("HXT Holdings")

                                        |      100%

             Heng Xing Technology Group Development Limited ("XHT")

                                        |      100%

  Shenzhen Hengtaifeng Technology Co., Ltd. ("HTF" or the "Operating Company")

     Neither Enterprises Canada, HXT Holdings nor XHT has any operations or plans to have any operations in the future other than acting as a direct or indirect holding company and management company for HTF and raising capital for HTF's operations in China. Our U.S. executive offices are located at 100 Wall Street, 15th Floor, New York, New York 10005 and our telephone number is 212-232-0120.

HXT Holdings and HTF Company Overview

     China International Enterprises Corp. (now HXT Holdings) was incorporated in Delaware on January 13, 2005. On January 31, 2005, HXT Holdings entered into a Share Exchange Agreement, pursuant to which HXT Holdings acquired 100% of the outstanding stock of XHT from its three shareholders. XHT's only asset is 100% of the stock of Shenzhen Hengtaifeng Technology Co., Ltd., a PRC corporation hereinafter is referred to as "HTF".

     HTF was founded in the People's Republic of China on July 5, 1995, under the name of Shenzhen Guangba Trade Development Co., Ltd and changed its name to HTF on May 12, 2000. HTF is classified as a wholly owned foreign enterprise ("WOFE') under PRC law by virtue of its ownership by XHT, a British Virgin Islands ("BVI") company. There are no restrictions on HTF's operations under PRC


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
law as a result of its status being as a WOFE, or otherwise as a result of the Share Exchange Agreement in August 2005.

     HTF's  principal  offices  are  located at No.5 Floor 6, Block A,  Skyworth
Building,   Hi-tech  Industrial  Park,  Nanshan  District,   Shenzhen,   518057,
P.R.China. Shenzhen is a southern Chinese city which is located near Hong Kong.

     HTF's core product is Housing Accumulation Fund software, which accounted for 48% of its revenues in 2005 and 64% of its revenues in 2004. HTF entered this market in 1996 and has more than 139 customers in over 25 provinces throughout China.

     HTF has also developed and are marketing credit guarantee management software. Since its development in 2003, this product has experienced rapid sales growth. We believe that the product is the first credit guarantee software available in China.

     HTF also developed and commenced marketing family planning software in 2004. Such software accounted for 2% of HTF's revenue in 2005 and 4% of HTF's revenues in 2004.

     HTF has also developed property management software at the request of certain of its Housing Accumulation Fund software and related customers. So far, sales of property management software have been sporadic and have not generated significant revenues. HTF did not sell any property management software in 2004 and 2005.

     HTF does not charge customers purchasing its proprietary software products separately for related systems integration services; however HTF also provides and charges for such services as a value-added reseller of other companies' products. Sales of value--added systems integration services accounted for approximately 27% in 2005 and 23% of HTF's revenues in 2004, respectively.

The following table presents a breakdown of HTF's products' total revenues during the past three years:

--------------------------------------- --------------------- ------------------------ ------------------------
                                        Percentage of Total   Percentage of Total      Percentage of Total
                                        Revenue in 2005       Revenue in 2004          Revenue in 2003
--------------------------------------- --------------------- ------------------------ ------------------------
--------------------------------------- --------------------- ------------------------ ------------------------
Housing Accumulation Fund software      48%                   64%                      46%
--------------------------------------- --------------------- ------------------------ ------------------------
credit guarantee management software    23%                   9%                       2%
--------------------------------------- --------------------- ------------------------ ------------------------
family planning software                2%                    4%                       -
--------------------------------------- --------------------- ------------------------ ------------------------
property management software            -                     -                        24%
--------------------------------------- --------------------- ------------------------ ------------------------
systems integration  services           27%                   23%                      28%
--------------------------------------- --------------------- ------------------------ ------------------------

     Housing Accumulation Funds Software

     The system of a public accumulation fund for housing construction in China was introduced in 1991 by the PRC Ministry of Construction. "Housing Accumulation Funds" are long-term housing reserve accounts which are maintained for the benefit of employees and are funded with mandatory contributions by both the employees and their employers. The contributions are deposited in accounts at designated commercial banks ("Bank") and managed by regional Housing Accumulation Fund Management Centers ("Centers"), which in turn are supervised by local governments, the PRC Ministry of Construction and the PRC Ministry of Finance (collectively referred to as "Supervisors").

     Although employees own their respective shares of the Housing Accumulation Funds, they do not have any control over the investment of the funds. An employee can withdraw his or her respective share of the funds in any of the following situations: to purchase, build or renovate a home; to retire; if unable to work; if the employee is relocating outside of China; if the employee is repaying debt secured by a mortgage; or if the employee's rent exceeds a designated percentage of his salary.

     The Housing Accumulation Fund program was established by the PRC Government as a social welfare system in an attempt to address the problems of low employee salaries and insufficient savings for purchasing housing. It was designed as a stable, long-term reserve fund for improving housing conditions. The PRC Central Government State Council issued "Administrative Regulations for Housing Accumulation Funds" on March 24, 2002 to promote and more effectively manage the system. By the end of March 2006, the regulations had been adopted in nearly 2,600 counties across China and the total amount by the PRC Government deposited in the system had reached approximately RMB10379.88billion (approximately U.S.$1267billion).

     HTF developed its first version of Housing Accumulation Fund software in 1996. By the end of 2005, HTF had sold a total of over $7.8 million of such software. HTF currently holds registered PRC copyrights on this product series and sells to over 139 customers in over 25 provinces in China. HTF had $899,975 in revenues for this product series in the fiscal year ended December 31, 2005, $1,016,000 in revenues for this product series in the fiscal year ended December 31, 2003, and $885,700 in the fiscal year ended December 31, 2004.

     HTF's housing accumulation fund software provides a complete, computerized information management solution for the national Housing Accumulation Fund Management system. The Housing Accumulation Fund system involves four types of users: Housing Accumulation Fund Management Centers, which are local government agencies that manage and administer the system; Supervisors, as described above; designated commercial banks where the contributed funds are deposited and held; and the participating employees and employers, which include a large number of government offices, state-owned and private companies, for-profit and non-profit organizations that contribute to the funds (collectively "Units").

     HTF offers four versions of its Housing Accumulation Fund software --- a "Center version", a "Supervisor version", a "Bank version" and a "Unit version". Each of these versions was developed to serve the specific needs of the various groups of participants, allowing them to create, manage and analyze a database of information relating to Housing Accumulation Funds, including employee information, deposits and withdrawals, individual loans, housing subsidies, housing purchases and sales, property records and other information. HTF believes it was the first company to bring Housing Accumulation Fund software to market, and, to our knowledge, it is still the only company in the industry that offers multiple, user-specific "versions" of this type of software.

     The four versions of software are compatible with each other and with products sold by other companies, allowing data to be migrated and reconciled from one user's system to another.

     Thus, the original data recorded by each Unit (including personal and account information for each employee participating in the system) is automatically submitted via telephone modem or through an internet network to its regional Center, which records the information in the designated employee account and automatically produces relevant documentation for each account. The documentation is then forwarded to the designated bank for the fund, which performs clearing and settlement using the Bank version software.

     Supervisors can use their version of the software to retrieve relevant data from the Centers and the Banks and receive detailed information concerning deposits, withdrawals and loans through the statistical reporting and analytical functions.

     At the end of each month, users can run checks through a special "module" to reconcile their information with that of the other users in the system, thereby ensuring the accuracy of data at each point in the system. Centers can also use the software to produce statistical reports and perform analysis for decision-making.

     HTF's software replaces the previous system of manual input and handling of information, which often produced errors, especially with the dramatic increase in the number of employees participating in the system, and which we believe was inefficient. We believe that by automating many of the recordkeeping functions which were formerly performed by hand, HTF's software system provides more scientific, robust, and efficient management for the national Housing
Accumulation Fund system and standardizes the flow of information among the various different types of users in the system.

     The design and operation of any applications software must be based on certain operating systems and database platforms. The software structure design must also meet the needs of clients' current and future businesses. We believe that HTF's Housing Accumulation Fund software series meets these criteria. HTF's products are compatible with most international operating systems and database platforms, and are designed to meet the complicated needs of different customers, as described below. Certain characteristics of HTF's housing accumulation fund software are set forth below:

     o Operating system: supports Microsoft Windows and UNIX operating systems
     o    Development platform: Sybase Powerbuilder
     o Database: simultaneously supports multiple databases such as Microsoft SQL Server, Informix, Oracle and Sybase
     o Software system structure: combines B/S (internet browser server maintained by the internet service provider) and C/S (the local area network server maintained by customer)

     HTF's software products are designed with various different functions packaged in discrete modules; this modular design allows users to select individual functions according to their specific needs when purchasing our software. We believe that this ability to customize the functionality of our products to meet the specific needs of HTF customers will enable HTF to effectively address their changing requirements.


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

     Credit Guarantee Software

     In 2002, at the request of the Shenzhen City Small-to-Medium-Sized Enterprises Credit Guarantee Center, HTF began to develop its credit guarantee software. The project was funded by a $36,000 (RMB 300,000) grant from the Shenzhen Science & Technology Bureau, which we received in 2003. In September 2003, HTF released its first version of the software, "Credit Guarantee
Management Information System," which was then successfully implemented in Shenzhen City Small-To-Medium-Sized Enterprises Credit Guarantee Center. The product generated approximately $432,490 of revenue in 2005, approximately $120,000 in revenue in 2004 and approximately $35,000 of revenue in 2003.

     China's Credit Guarantee System was established by the National Economic and Trading Commission in 1999 in order to facilitate the financing of small and medium-sized enterprises ("SMEs"), which have difficulty obtaining bank loans. The government-sponsored Credit Guarantee System supplements the existing commercial credit guaranty industry, which is composed of various for-profit commercial enterprises. Under the Credit Guarantee System, government-funded local and regional agencies and nonprofit organizations provide guarantees to enable SMEs to obtain loans.

     HTF's software provides a means of collecting and organizing data from SMEs and performs risk management functions, such as financial analysis, credit evaluation and risk estimation. The software is marketed for use both by participants in the government-sponsored system and by private, commercial credit guarantors.

     At present, HTF's credit guarantee software is sold to 32 credit guarantee organizations in over 17 provinces throughout China.

     We believe that HTF's existing relationships with municipal credit guarantee organizations which purchase its software will enable HTF to retain a large market share for this product even if competitors enter the field. Based upon statements by the President of China Economics Technology Investment
Guarantee Co., Ltd., we estimate that in several years there will be approximately 5,220 credit guarantee entities in China. Assuming an average price of approximately $12,100, (RMB100,000) per system, we estimate that the potential market for this product may be up to $63 million (RMB 521,419,500).

     HTF's credit guarantee management software is based on the Microsoft(R) Visual Studio.net software development platform and database technology. Some basic specifications of the software are as follows:

     o Operating system: supports Microsoft Windows(R) operating system but can also be operated on IBM and HP UNIX operating systems.
     o    Development platform: Microsoft Visual Studio.net
     o Database: capable of supporting various different databases such as Microsoft SQL Server, Oracle and Sybase.

     As with HTF's housing accumulation fund software, HTF's credit guarantee software is packaged in modules, allowing users to "customize" their systems by selecting and purchasing particular functions to meet their needs. Presently available functions for this software include business flow control, risk management, data analysis, and decision-making features. It also has two general


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
application modules: a document management module and an office management module, which provide assistance to customers in their daily operations.

     Property Management Software

     HTF has developed property management software and real estate exchange and information management systems pursuant to the request of several of its Housing Accumulation Fund software customers and related parties. The software was originally developed as "custom" products and, to date, has been sold only on an occasional basis. Customers currently using our property management software include four government property management bureaus, one commercial real estate developer and one real estate agent. We did not sell any property management software in 2004 and 2005.

     In China all records related to rights to use real property are filed at local and regional "Real Estate Exchange Centers," which maintain official databases of such information, Real Estate Exchange Centers are subject to supervision by property management bureaus regulated by the PRC Ministry of Construction.

     The primary function of HTF's property management software is to enable users to access official government property ownership and use rights registries. Users can search for official documents on file and process and analyze information relating to property ownership. Although there were no sales of this product in 2004 and 2005, HTF has continued to update the software and we believe that it could potentially be marketed to the general real estate industry in China. This would include Real Estate Exchange Centers, property management bureaus, commercial property management companies and a large number of real estate agents.

     We estimate that in China there are over 3,000 Real Estate Exchange Centers, about 300 property management bureaus, over 1,000 commercial property management companies and a large number of real estate agents. Based on the foregoing, we estimate that the total potential market for property management software and related systems integration services, which includes various applications software, system software platforms, systems integration and software upgrade services, is approximately $145 million (RMB 1.2 billion).

     Family Planning Software

     Family planning software is HTF's newest line of products. HTF began developing this product in 2003 for use by government family planning management departments, public education organizations and nonprofit family planning associations, and recently completed its first sales of the software.

     Family planning is a basic national policy which was officially instituted by the PRC government during the 1970's and 1980's. The PRC government has committed to building a national network for disseminating population and family planning information by 2006. This plan calls for 80% of China's 3,000 counties to have access to a central information system for child-bearing age women by the end of 2005.

     HTF's family planning software is designed for use in connection with such central information system. It creates a large-scale, networked database that


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
can be accessed by users without connecting to the internet and automatically switches between the "online" and "offline" status. The system combines the "internet browser server and client local server" structure.

     HTF's population and family planning management software provides such functions as data collection, processing, statistical reporting, search engine capabilities, an "early warning" system for monitoring rapid population increase and system maintenance. The system is used by different levels of government family planning management departments, public education organizations and family planning associations. The system is intended to automate the input, processing and analysis of information, thereby enabling faster information exchange than is currently possible under the existing manual input system. In addition, by creating a central database which can be accessed by various organizations throughout China, our system will allow for increased sharing of information and data resources, which we believe will improve the quality and consistency of services offered by the organizations participating in the network and allow such organizations to operate more efficiently.

     Based upon recent population and demographic statistics, we estimate that the number of potential users of the software is over 400,000. Sales of family planning management software accounted for 2% of revenues in 2005 and 4% of revenues in 2004.

     Systems Integration Services

     In addition to HTF's four proprietary lines of software products, HTF also markets software products produced by other companies as a value-added reseller. In such cases, HTF provides value-added services, such as installation, configuration and similar systems integration services, for an additional charge over the "base" price of the software. HTF currently has agreements with Lenovo, Inc. (the largest information technology company in China) and Microsoft(R) Corporation pursuant to which we sell value-added systems integration services. Sales of such services accounted for approximately 27% of revenues in 2005 and 23% of revenues in 2004.

New Products

     In 2005 HTF developed HTF Housing Accumulation Fund Network Based Management Software. It was a specifically designed new Housing Accumulation Fund software for the network based management of Housing Accumulation Fund in order to help large and middle sized fund management centers because such new software has all of the Housing Accumulation Fund business process functions the centers need under the Housing Accumulation Fund Regulations promulgated by the PRC State Counsel in 1999 (as amended in 2002). We have entered into contracts at the aggregate amount of $140,000 for this new software so far.

Principal Markets

HTF currently markets and sells its products in the PRC.

Seasonality of our Business

The development and demand of HTF's software are not related to seasons.

Sources and Availability of Raw Materials

     HTF's products consist largely of intangible technology and data, accordingly, our supply needs, which consist mostly of data storage media and packaging materials, are minimal and can be easily be satisfied by many different vendors.

     HTF make advances to certain of its suppliers for its purchases of materials in order to receive bulk discounts and reserve the unit cost of our supplies at a lower price. HTF's relationship with its vendors and suppliers is good, and we are not aware of any circumstance which would cause any of HTF's vendors or suppliers to discontinue doing business with HTF.

Marketing Strategy

     HTF's products and services are currently marketed and sold directly to its customers primarily through its employee sales force. HTF's sales representatives identify and contact potential customers by telephone, brochure mailings, and personal meetings. Potential customers are also invited to visit our facilities. In addition, HTF participates in various activities organized by the administrative bureaus to explore new business opportunities.

     The specifics of our marketing strategy are as follows:

     o Monitor changes in market demand to be able to timely establish and adjust our marketing system and sales network.
     o Continue to target government and other large, "strategic" clients through joint design and development efforts.
     o Develop strategic partnerships with other well-known, reputable information technology manufacturers.
     o Promote our products through media, our company website and industry exhibitions.

     Sales Strategy

     Since our applications software is industry specialized, HTF's basic sales model principally focuses on the "direct sale" method, complemented by agent sales. HTF's main sales technique is to provide individual clients with targeted, integrated solution plans for achieving their computerization objectives.

     Pricing Strategy

     HTF currently employ three different pricing strategies:

     Pricing  policy:   for  products  with  the  same  technology   content  as
competitors, HTF will generally set its price at the same level as or slightly higher than that of the highest-priced competitor. It is HTF's policy not to engage in, or precipitate, any price wars with other companies; however, HTF may occasionally offer lower prices in order to gain customers who it feels would have an important influence on HTF's long-term development strategy.

     Pricing by the size of customers: Usually the larger the customer, the higher the expense for software installation, testing, training and maintenance; accordingly, HTF sets different levels of prices based on the size of its customers. In the case of housing accumulation fund software, the size of the


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user is directly  related to the number of employees  participating in the fund;
the larger the number of employees, the higher the price HTF charges for its software.

     Pricing by the software module: Each module of HTF's software has a separately quoted price. Customers can choose to purchase different modules according to their needs.

     HTF does not charge separately for systems integration or training services related to sales of its products. HTF does charge for such services when they are provided in connection with sales of other companies' products; such charges are recognized as part of the overall price charged for the products.

     Product Strategy

     HTF's   business  plan  includes  the  following   strategies  for  product
development:

     o Continuously invest in product research and development: and develop new generations of software systems that fit future business models.
     o    Pursue development of a number of different products.
     o Study competitors and their products and promote innovation and originality in our product concept and technology.
     o Develop different versions of our software specifically designed for various different groups of users.

d)       Strategic Alliances

     In 2005, approximately 27% of HTF's revenues were from sales of value-added services pursuant to its strategic alliances with other information technology companies. In addition, HTF's strategic alliances have provided it with funding to develop new products, such as its credit guarantee software.

     By developing strategic partnerships with other software companies, we believe that HTF can broaden and expand the potential markets for its products and enhance their competitive position in the marketplace.

     HTF currently hse the following strategic alliances:

     HTF is a licensed "Microsoft(R) OEM System Builder", which allows it to make bundled sales of Microsoft(R) Windows and SQL Server together with its own products. As an authorized member of the "Microsoft(R) dealer coalition," HTF can also sell other Microsoft(R) software products on a stand-alone basis. HTF's housing accumulation fund software received a Windows(R) Server 2003 product certification, which grants it the right to use the "Windows(R)2003" logo in conjunction with sales of HTF's own products. We believe that this significantly increases the value of HTF's products.

     On August 30, 2003, HTF signed a PartnerWorld Agreement with IBM, pursuant to which HTF pairs the IBM P-server in conjunction with its Housing Accumulation Fund software to create the "IBM-HTF Housing Accumulation Fund System Solution."


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

     Lenovo Group is China's largest information technology manufacturer. On March 24, 2003, HTF entered a Cooperative Agreement with Lenovo and became a value-added service provider of Lenovo's server storage products. Together with Lenovo, HTF provides data storage solutions for clients in such market sectors as government, education, enterprises, finance, telecommunications, etc. Under the terms of the agreement, HTF is entitled to sell Lenovo's products with Lenovo's brand as an independent sales agent and bundled products which incorporate Lenovo's products. HTF purchases Lenovo's products at up to a 15% discount, depending on the quantity purchased and other factors. HTF also provides its own maintenance services to purchasers of such products. We believe the partnership has helped HTF to grow its systems integration revenue, which reached $631,000 (RMB 5.2 million) in 2003. HTF's systems integration revenue decreased to $325,800 in 2004, primarily as a result of Lenovo's decision to subdivide HTF's territory into three districts. HTF's systems integration generated approximately $507,165 of revenue in 2005.

     On November 12, 2002, HTF and Shenzhen Small-to-Medium-Sized Enterprises Credit Guarantee Center signed a Cooperative Development Agreement for the purpose of developing a Credit Guarantee Information System for SMEs. Under the agreement, both parties jointly own the copyright of the cooperative product and share the post-tax profits from sales of the product at the rate of 20% for the Center and 80% for HTF until the expiration of the copyright. The term of the contract is from August 1, 2003 to December 31, 2052.

     We intend to continue to pursue strategic partnerships with other domestic and international information technology companies.

Intellectual Property

     All of HTF's products are protected under the PRC Copyright Law, which was enacted by the General Committee of the PRC National People's Representative Committee in 1991, and the PRC Computer Software Protection Regulations ("Software Regulations") promulgated by the PRC State Counsel in 2001.

     Under the PRC Copyright Law, a copyright protects both the design of a software product and the name of the product. Copyrights are granted for a term of 50 years from the date of first publication or, if there is no publication, from the date of development. Publication is not necessary to obtain copyright protection in the PRC.

     Under the PRC Copyright Law, a copyright entitles its owners to obtain various injunctions against infringers. These include an injunction against further infringement, an injunction to preserve evidence of infringement and an injunction freezing the infringer's bank accounts. In addition, an aggrieved copyright owner can also seek monetary damages, either by means of a lawsuit or through arbitration. As previously discussed, there are many uncertainties in China's legal system, and enforcement of intellectual property rights has been difficult. In the event that HTF is unable to enforce its copyrights, HTF might not be able to obtain one or more of the foregoing forms of relief.

     HTF has registered the following products with the National Copyrights Bureau of the PRC.


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

Registered Names                        Registered No.   Date of Issuance
--------------------------------------  ---------------- ----------------
1. HOUSING property exchange and         Registered No.      01/15/2001
information management system V2.0       2001SR0147
                                         Soft. No.0007080

2. HOUSING accumulation fund             Registered No.      01/15/2001
management software(Office version)      2001SR0145
V 1.0                                    Soft. No.0007078

3. HOUSING accumulation fund
management center software               Registered No.      01/31/2001
(C/S 2001SR0222 version) V 3.0           Soft. No.0007155

4. HOUSING Estate Property Management    Registered No.      01/15/2001
 Software V2.0                           2001SR0146
                                         Soft. No.0007079

5. HOUSING(R) House Property Application Registered No.      06/10/2002
Information Management (IC card)         2001SR0138 System
(C/S Version) V1.0                       Soft. No.000138

6. HOUSING(R) accumulation fund personal Registered No.      07/12/2002
loan management system V1.0              2001SR1184
                                         Soft. No.001184

7. HOUSING(R) Record Management V1.0     Registered No.       07/15/2001
                                         2001SR1205
                                         Soft. No.001205

8. HTF OA system V1.0                    Registered No.       01/20/2003
                                         2001SR0464
                                         Soft. No.005555

9. HTF Population& Family-planning       Registered No.       12/09/2003
Management Software V2.0                 2003SR12654
                                         Soft. No.017745

10. CGC Credit Guarantee Management      Registered No.       12/02/2003
Information System  (GMIS) V1.0          2001SR12275
                                         Soft. No.017366

11. HOUSING(R) Subsidy Management        Registered No.       09/01/2003
System V3.3                              2001SR9331
                                         Soft. No.014422

12. Small Loan Credit Guarantee          Registered No.       05/31/2006
Management Software V1.0                 Soft. No.054648

13.HTF Loan Risk Control Software V1.0   Registered No.       05/31/2006
                                         Soft. No.054649

14.Housing Accumulation Fund Management  Registered No.       05/31/2006
Software (Unit Version)V2.0              Soft. No.054650

15. Housing Accumulation Fund Center     Registered No.       05/31/2006
Management Software (Unit Version)V2.0   Soft. No.054651

16. Housing Accumulation Fund Net        Registered No.       05/31/2006
Comprehensive Management Software        Soft. No.054652


     HTF is the sole owner of all of the above copyrights, except its CGC Credit Guarantee Management Information System, which it owns jointly with the Shenzhen Small-to-Medium-Sized Enterprises Credit Guarantee Center. Under the PRC Copyright Law, ownership rights to software vest in the party which develops the software unless otherwise agreed to. In the event that the two or more parties collaborate in developing software, then ownership rights to various portions of the software will vest in the respective party responsible for developing such portions or, if the portions are not severable, then jointly in all of the parties. In cases of joint ownership, rights and licensing fees are apportioned either pro rata or as otherwise agreed by the parties.

     The following software products of HFT are registered with Shenzhen Software Industry Association, which is an organization approved by the PRC Ministry of Information. Registration with the Shenzhen Software Industry Association is recognized all over China.

Software Registered Names                                      Registration No.
----------------------------------------------------           -----------------
HOUSING accumulation fund management center software           SZ DGY-2001-0056
(C/S Version) V3.0
HOUSING property exchange and information management           SZ DGY-2001-0058
Software V4.0
HOUSING Accumulation Fund management software (Unit version)   SZ DGY-2001-0057
V 1.0
HOUSING Property Management Software V2.0                      SZ DGY-2001-0059
HOUSING accumulation fund management software (Unit            SZ DGY-2003-0156
Version)
HOUSING accumulation fund management center software V         SZ DGY-2003-0157
3.60
HTF Population and Family-planning Management Software         SZ DGY-2003-0523
V2.0
HTF Credit Guarantee Management Software V1.0                  SZ DGY-2003-0582
HTF small loan
Credit Guarantee Management Software V1.0                      SZ DGY-2004-0242
HTF Housing Accumulation Fund Net Comprehensive                SZ DGY 2005-0263
Management Software V10.0
HTF loan risk control software V1.0                            SZ DGY 2005-0626

Competition

     The market for software products is highly competitive, with a large number of new companies entering the Chinese market each year. Although competition is largely on the basis of technological innovation, functional design and price, conditions vary according to the type of software involved. Foreign companies currently have a clear advantage over Chinese companies in system software; however, in the field of applications software, where there is a great need for specialization, we believe that local Chinese software enterprises have unique advantages.

     The first such advantage comes from product localization; the design of applications software requires an in-depth understanding of local business customs, management systems, culture and traditions. A second advantage enjoyed by local Chinese companies comes from service localization; because of the logistical barriers involved, it is more difficult for foreign companies to establish a national service network to support their products within China in a short time period.

     HTF develops industry-specialized applications software and serves domestic Chinese customers. Its software products are, to a large extent, based on Chinese platforms and interfaces.

     At present, the domestic Chinese applications software market is very fragmented. There are many identified subsectors such as accounting software, translation software, commercial software and Chinese system-based management software. HTF does not directly compete with companies producing products in other subsectors. In addition, many of its competitors and potential competitors are small companies with limited resources and undiversified product lines.

Competition in the Housing Accumulation Fund Software Market


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
     Because housing accumulation fund software is a very specialized market, there are only a small number of companies that compete in this market. While HTF's customers are mainly located in municipal cities, its major competitors' customers are mostly either in the cities where Housing Accumulation Fund system is in testing period or the places where such competitor themselves are located. We believe that HTF has 50% of the total Housing Accumulation Fund market in the year of 2005. We believe that HTF's advantages are that it can provide a package solution for Center, Bank and Units in whole.

     Competition in the Credit Guarantee Software Market

     We are not aware of any other commercial software company that offers a product in direct competition with HTF's credit guarantee software in China. Some credit guarantee centers have begun to use software platforms similar to ours; however, we believe that such platforms do not have the technical function, work-flow definition and product flexibility offered by HTF's product.

     Competition in the Family Planning Software Market

     HTF's closest competition in the family planning software market is Shenzhen WanGuo Software, which developed the "Pregnant-age Women Pregnancy Planning Information Management System" in 1998 for customers such as Shenzhen Municipal Population Planning Commission which is part of Shenzhen Municipal Government and its subsidiaries. We believe that HTF has an advantage on post-sale services on the family planning software.

     Another major competitor of HTF is Shenzhen MaiKeLong. Their products are currently in use throughout Guangdong province as well as part of Beijing Municipality and Fujian Province. We believe that Shenzhen MaiKeLong is HTF's most powerful competitor in family planning software.

     There are also a number of companies whose products are marketed only on a local or regional basis. These include: Luzhou HongSheng Technology, Guizhou XinTian PC, Zhengzhou YueTai Software and Hunan JinQiao Software.

     Competition in the Property Management Software Market

     Currently, there are three types of entities in China which are engaged in the development of property management software. The first category includes professional software companies, such as Huangzhou Aowei, HTF and Chuanda Software. The second category of entities currently involved in developing property management software is non-professional computer companies. Although such companies can develop systems for their customers, they lack the ability to maintain and update the software and focus on marketing hardware rather than software. The third category of property management software developers consists of government Housing Departments, which sometimes employ their own professionals to design and develop the software they use. In many cases, Housing Departments rely upon a single professional for software development and system maintenance, and therefore are limited by a lack of resources.

Governmental Regulations

     Under the Software Products Registration Administrative Regulations promulgated by the PRC Ministry of Information Industry (the "Ministry") in 2001, no software products are permitted to be sold in the PRC unless they are registered with the local authority designated by the Ministry. All of our products are registered with the State Economic Development Bureau and Shenzhen Information Offices, which are designated by the Ministry.

     In addition, HTF was designated a "National Certified Software Company" in 2002. Under the regulations promulgated by the Ministry, "National Certified Software Company" status is accorded only to software companies which own the intellectual property rights to their products and have at least 50% of their employees engaged in research and development. While such status is not required to produce or sell software in the PRC, it entitled us to certain privileges and benefits. Because HTF is a National Certified Software Company, it has received research and development grants of $36,000 (RMB300,000) from the Shenzhen Science and Technology Bureau in 2003 and $60,459 (RMB500,000) from the National Development and Reform Committee in 2004 to develop its credit guarantee software.


Research and Development Activities

     Most of our products were originally developed according to specifications supplied by a particular customer, who also typically provides funding for the projects. If we judge that certain products have long-term market promotion value, we may invest additional time and our own resources in order to improve and commercialize them. In 2003, we invested an aggregate of $125,657 (RMB1,040,000) in research and development activities, 65% of which was used for improving our Housing Accumulation Fund software and property management software and 35% of which was used to develop our credit guarantee and family-planning software. In addition, we received $525,998 (RMB 4.35 million) from our clients for research and development. In 2004, we invested an aggregate of $179,339 (RMB 1,484,300) in research and development activities, 58% of which was used for the improvement of our credit guarantee software and 42% of which was used for the improvement of our housing accumulation fund management software. We also received $108,827 (RMB900,000) from our clients for research and development. As of December 31, 2004, we employed 33 people who were engaged in research and development activities. In 2005, we invested an aggregate of $270,672 (RMB 2,217,787) in research and development activities, 43% of which was used for the improvement of our credit guarantee software and 57% of which was used for the improvement of our housing accumulation fund management software. We also received $516,540 (RMB4,232,336) from our clients for research and development. As of December 31, 2005, we employed 44 people who were engaged in research and development activities.


Vendors and Suppliers

     We make advances to certain of our suppliers for our purchases of materials in order to receive bulk discounts and reserve the unit cost of our supplies at a lower price. Our relationship with our vendors and suppliers is good, and we are not aware of any circumstance which would cause any of our vendors or suppliers to discontinue doing business with us. Our products consist largely of intangible technology and data, accordingly, our supply needs, which consist mostly of data storage media and packaging materials, are minimal and can be easily be satisfied by many different vendors.

Employees

     As of December 31, 2005, HTF had 85 full-time employees, including 8 management employees, 45 employees engaged in technology research and development, 21 employees engaged in sales and marketing and 11 administrative employees. HTF has 2 temporary employees. All of HTF's employees are located in China. All of HTF's employees have signed confidentiality and non-competition agreements and employment agreements with HTF. We believe that HTF's relationships with its employees is good.


Development and Operating Strategies

     Our development strategy will be to:

     o Continue to develop specialized applications software products in partnership with our clients.

     o Maintain our positions in the Housing Accumulation Fund software market and the credit guarantee software market, and continue to increase our market share for these products.

     o Achieve product diversification and economies of scale by acquiring other software companies and consolidating their operations with our own.

     Our business plan contains the following specific operating strategies:

Marketing Strategy

     Our products and services are currently marketed and sold directly to our customers primarily through our employee sales force. Our sales representatives identify and contact potential customers by telephone, brochure mailings, and personal meetings. Potential customers are also invited to visit our facilities. In addition, we participate in various activities organized by the administrative bureaus to explore new business opportunities.

     The specifics of our marketing strategy are as follows:

     o Monitor changes in market demand to be able to timely establish and adjust our marketing system and sales network.
     o Continue to target government and other large, "strategic" clients through joint design and development efforts.
     o Develop strategic partnerships with other well-known, reputable information technology manufacturers.
     o Promote our products through media, our company website and industry exhibitions.

Sales Strategy

     Since our applications software is industry specialized, our basic sales model principally focuses on the "direct sale" method, complemented by agent sales. Our main sales technique is to provide individual clients with targeted, integrated solution plans for achieving their computerization objectives.

Pricing Strategy

     We currently employ three different pricing strategies:

     Pricing policy: for products with the same technology content as competitors, we will generally set our price at the same level as or slightly higher than that of the highest-priced competitor. It is our policy not to engage in, or precipitate, any price wars with other companies; however, we may occasionally offer lower prices in order to gain customers who we feel would have an important influence on our long-term development strategy.

     Pricing by the size of customers: Usually the larger the customer, the higher the expense for software installation, testing, training and maintenance; accordingly, we set different levels of prices based on the size of our customers. In the case of Housing Accumulation Fund software, the size of the user is directly related to the number of employees participating in the fund; the larger the number of employees, the higher the price we charge for our software.

     Pricing by the software module: Each module of our software has a separately quoted price. Customers can choose to purchase different modules according to their needs.

     We do not charge separately for systems integration or training services related to sales of our products. We do charge for such services when they are provided in connection with sales of other companies' products; such charges are recognized as part of the overall price charged for the products.


Product Strategy

     Our  business   plan  includes  the   following   strategies   for  product
development:

     o Continuously invest in product research and development: and develop new generations of software systems that fit future business models.
     o Pursue development of a number of different products. o Study competitors and their products and promote innovation and originality in our product concept and technology.
     o Develop different versions of our software specifically designed for various different groups of users.

Strategic Alliances

     In 2004, approximately 23% of our revenues were from sales of value-added services pursuant to our strategic alliances with other information technology companies. In addition, our strategic alliances have provided us with funding to develop new products, such as our credit guarantee software.

     By developing strategic partnerships with other software companies, we believe that we can broaden and expand the potential markets for our products and enhance their competitive position in the marketplace.

     We currently have the following strategic alliances:

     We are a licensed "Microsoft(R) OEM System Builder", which allows us to make bundled sales of Microsoft(R) Windows and SQL Server together with our own products. As an authorized member of the "Microsoft(R) dealer coalition," we can also sell other Microsoft(R) software products on a stand-alone basis. Our Housing Accumulation Fund software received a Windows(R) Server 2003 product certification, which grants us the right to use the "Windows(R)2003" logo in conjunction with sales of our own products. We believe that this significantly increases the value of our products.

     On August 30, 2003, we signed a Partner-World Agreement with IBM, pursuant to which we pair the IBM P-server in conjunction with our Housing Accumulation Fund software to create the "IBM-HTF Housing Accumulation Fund System Solution."

     Lenovo Group is China's largest information technology manufacturer. On March 24, 2003, HTF entered a Cooperative Agreement with Lenovo and became a value-added service provider of Lenovo's server storage products. Together with Lenovo, we provide data storage solutions for clients in such market sectors as government, education, enterprises, finance, telecommunications, etc. Under the terms of the agreement, we are entitled to sell Lenovo's products with Lenovo's brand as an independent sales agent and bundled products which incorporate Lenovo's products. We purchase Lenovo's products at up to a 15% discount, depending on the quantity purchased and other factors. We also provide our own maintenance services to purchasers of such products. We believe the partnership has helped us to grow our systems integration revenue, which reached $631,000 (RMB 5.2 million) in 2003. Our systems integration revenue decreased to $325,800 in 2004, primarily as a result of Lenovo's decision to subdivide HTF's territory into three districts.

     On November 12, 2002, HTF and Shenzhen Small-to-Medium-Sized Enterprises Credit Guarantee Center signed a Cooperative Development Agreement for the purpose of developing a Credit Guarantee Information System for SMEs. Under the agreement, both parties jointly own the copyright of the cooperative product and share the post-tax profits from sales of the product at the rate of 20% for the Center and 80% for HTF until the expiration of the copyright. The term of the contract is from August 1, 2003 to December 31, 2052.

     We intend to continue to pursue strategic partnerships with other domestic and international information technology companies.


Strategic Acquisitions

     We intend to supplement our internal growth strategies by pursuing acquisitions of other software companies. We believe that such acquisitions will provide the following benefits:

     o Enable us to quickly enter new markets by providing us with existing marketing and distribution systems;

     o Help us to expand and diversify our product lines while reducing the risks and uncertainties associated with the development of new software products;

     o Enable us to achieve economies of scale by consolidating technologies, facilities and human resources; and o Help us to build brand recognition by expanding our customer base and market presence.

     We believe that the fragmented nature of the software market in China will provide attractive opportunities for consolidation due to the large number of small, specialized companies currently in existence.

     In evaluating potential acquisition targets, we will seek out companies with strong management teams and innovative, well-designed products. We anticipate looking to venture capital firms, which may be interested in selling their holdings in start-up software companies, and managers of office parks where many software companies are located, as well as other parties, as potential sources for finding acquisition candidates.


   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

     The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this Proxy Statement/Prospectus. This discussion and analysis contains predictive statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these predictive statements as a result of these risks and uncertainties. The financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) and are expressed in United States dollars. Unless noted otherwise the presentation represents the consolidated financial results of the Company and its subsidiaries.

Overview

     Enterprises Canada was incorporated under the Company Act of British Columbia, Canada, on December 23, 1991, and is listed on the National Association of Securities Dealers over-the-counter Bulletin Board under the symbol "CIETF". The Company was engaged in business communications services and electronic media service business for several years until the Company sold its Business Communications Services assets on September 1, 2003, MBI and closed its Electronic Media Services operations on February 27, 2004, as a result of a decrease in revenue primarily due to weakened demand for fax based services, the impact of competition, and system outages that led to customer attrition. The Company ceased all Electronic Media Services operations on February 27, 2004.

     On June 30, 2004, the Company wound up and dissolved MBI, and continued to consolidate its liabilities because it did not have sufficient working capital to continue operations and could not raise additional capital. Since that time, the Company's management has been exploring business and capital raising opportunities.

     On March 15, 2005, the Company entered into a Subscription and Financing Agreement with Warner Technology and Investments Corp, a New Jersey corporation, under which the Company issued 4,351,440 shares of restricted common stock for gross proceeds of $70,000 USD (the "Warner Private Placement"). Proceeds
received under the Warner Private Placement were used to meet general obligations of the Company. As of March 31, 2005, the Company did not have any subsidiaries and had no business operations.

     Pursuant to a Share Exchange Agreement dated as of August 1, 2005, the Company acquired 100% of China International Enterprises Corp. now HXT Holdings). HXT Holdings was incorporated in the State of Delaware on January 13, 2005 and it is a holding company for, and owns 100% of, XHT. XHT is a holding company for, and owns 100% of, HTF. HTF was founded in the PRC on July 5, 1995, under the name of "Shenzhen Guangba Trade Development Co., Ltd" and changed its name to "Shenzhen Hengtaifeng Technology Co., Ltd." on May 12, 2000. HTF is a provider of special-use applications software and systems integration services in China. HTF developed and produce Housing Accumulation Fund software and credit guarantee management software products. HTF also developed family planning and property management software and sell value-added systems integration services pursuant to strategic alliances with other software companies. HTF is headquartered in Shenzhen, China and has established a sales network in northern and southern China through its Beijing and Kunming branch offices.

     On January 31, 2005, HXT Holdings acquired 100% of XHT pursuant to the Share Exchange Agreement in exchange for 9,000,000 shares of HXT Holdings' common stock. As a result of that transaction, HTF became a wholly-owned subsidiary HXT Holdings.

     Following the August 2005 share exchange, the Company became the ultimate holding company of HTF and HTF became an indirect wholly-owned operating subsidiary of the Company.

Results of Operations

Fiscal Year Ended December 31, 2005 Compared to Fiscal Year Ended December 31, 2004

Net Revenue

     For the twelve month period ended December 31, 2005 ("2005") net revenue was $1,880,143 compared to $1,373,079 for the twelve month period ended December 31, 2004 ("2004"), an increase of $507,064 or approximately 36.9%. The primary reasons for the net revenue increase in 2005 were that credit guarantee software sales increased $312,490 and systems integration sales increased $181,365 in 2005. The sales increase in credit guarantee software and systems integration in 2005 was due to an increase in market share and increased demand for the software.

Gross Profit (Revenue less Cost of Goods Sold)

     Gross profit for 2005 was $1,307,779 as compared to $995,403 for 2004, an increase of $312,376 or approximately 31.4%. The increase in gross profit was primarily due to the increase in sales and revenues as mentioned above.


Personnel Expenses

     In 2005 salaries were $46,443 as compared to $21,580 for 2004. The increase in salaries can be attributed to the hiring of nine additional full time employees and the increased salaries of previous employees.

     The Company has no repriced employee stock options outstanding at December 31, 2005. The Company believes that non-cash compensation expenses due to the repricing of stock options will not have an impact on the Company's results of operations going forward.

Depreciation and Amortization

     Depreciation  and  amortization  costs were $60,814 for 2005 as compared to
$56,944  for  2004.   Depreciation  and  amortization  costs  remain  relatively unchanged from 2004.

General and Administrative Expenses

     General  and  administrative  costs  were  $638,805  for 2005  compared  to
$634,321  for  2004.  General  and  administrative   costs  remained  relatively
unchanged in these two years.

Net Income (Loss) from Operations

     Net income from continuing operations was $49,593 for 2005 as compared to net loss of $131,711 for 2004. The increase in net income from operations was primarily due to the increase in sales and revenues as mentioned above.

Net Income and Comprehensive Income

     Net income was $170,573 for 2005 as compared to a net income of $45,783 for 2004. Comprehensive income was $214,241 for 2005 as compared to $48,177 for 2004. The increase in net income and comprehensive income was primarily due to the increase in sales and revenues mentioned above.

Liquidity and Capital Resources

     At December 31, 2005, the Company had working capital of $1,530,111 including cash and cash equivalent balances of $375,856 compared to a working capital balance of $1,003,306 at December 31, 2004 including cash and cash equivalent balances of $191,165. The increase can be attributed to the increase of $258,777 in cash flow from investing activities which more than offset repayment of $122,046 on a bank loan.

     Net accounts receivable as of December 31, 2005 were $431,218 compared to $255,290 as of December 31, 2004. The $175,928 year on year increase is because that there was a bad debt allowance of $170,323 in 2004 and there was no further bad debt allowance in 2005.

     Inventory at December 31, 2005 was $437,771 as compared to $312,046 at December 31, 2004 as a result of a $121,357 increase on base or core software materials.

     Other receivables totaled $572,542 at December 31, 2005 as compared to $236,352 as of December 31, 2004. The increase was primarily due to an increase in loan to a related party of $433,695.

     During 2005 net cash provided by operating activities was $40,648 as compared to $213,556 in 2004. This is mainly due to reduction of accounts receivables and other receivables in 2005 as compared to 2004.

     Net cash provided in investing activities accounted for $258,777 in 2005 as compared to $150,838 in 2004. This is attributable to the increase in receipt of cash on disposal of properties in 2005 of $531,644 as compared to $158,399 in 2004.

     The transfer of funds to the Company in the form of cash dividends, loans or advances are subject to the PRC foreign exchange regulations. The PRC's national currency, Renminbi, is not a freely convertible currency. Please refer to the risk factors "Governmental control of currency conversion may affect the value of your investment"; "The fluctuation of the Renminbi may materially and adversely affect your investment"; "Recent PRC State Administration of Foreign Exchange ("SAFE") Regulations regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect the implementation of our acquisition strategy. The failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law."

     Accounts payable and accrued expenses increased to $140,900 at December 31, 2005 compared to $17,650 at December 31, 2004. The increase can be attributed to the $50,000 auditor fees accrued in 2005 in addition to the customer advances of $66,502 for software engineering projects.

     The Company has no long-term debt or other long-term liabilities.

     The  Company  has  entered   into  no   derivative   financial   instrument
arrangements as of December 31, 2005.

     The Company received $70,000 in funds through the issuance of capital stock during the year ended December 31, 2005. This relates to the offer and sale of restricted common stock of the Company. Under the terms of the Warner Private
Placement, the Company issued 4,351,440 shares of restricted common stock for gross proceeds of $70,000.

     The Company currently has no external sources of liquidity. However, in the Company's opinion, it currently has sufficient working capital sufficient for the Company's present requirements.

Research and Development Activities

     Most of our products were originally developed according to specifications supplied by a particular customer, who also typically provides funding for the projects. If we judge that certain products have long-term market promotion value, we may invest additional time and our own resources in order to improve and commercialize them. In 2004, we invested an aggregate of $179,601 (RMB 1,471,584) in research and development activities, 58% of which was used for the improvement of our credit guarantee software and 42% of which was used for the improvement of our housing accumulation fund management software. We also received $108,827 (RMB900,000) from our clients for research and development. As of December 31, 2004, we employed 33 people who were engaged in research and development activities. In 2005, we invested an aggregate of $270,672 (RMB 2,217,787) in research and development activities, 43% of which was used for the improvement of our credit guarantee software and 57% of which was used for the improvement of our housing accumulation fund management software. We also received $516,540 (RMB4,232,336) from our clients for research and development. As of December 31, 2005, we employed 44 people who were engaged in research and development activities.

Off Balance Sheet Arrangements

     The Company has no off balance sheet financing arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources, that is material to investors.

Contractual Obligations

     The following table sets forth contractual obligations of the Company as of December 31, 2005.

                                         Less Than          One to Three       Three to Five      More Than
                                         1 year             Years              Years              5 Years
                                         ---------------------------------------------------------------------------
Long-Term Debt                           Nil                Nil                Nil                Nil
Capital Leases                           Nil                Nil                Nil                Nil
Operating Leases                         $65,052           $62,700             Nil                Nil
Purchase Obligations                     $83,144            Nil                Nil                Nil
Other Long-Term Liabilities Reflected    Nil                Nil                Nil                Nil
on the Company's Balance Sheet under
the GAAP of the primary financial
statements
Total                                    $148,196          $62,700

Six Months Ended June 30, 2006 Compared to Six Months Ended June 30, 2005

Net Revenue

     Net  revenue  for the six month  period  ended June 30,  2006 was  $751,758 compared to $425,911 or for the six month period ended June 30, 2005. The primary reason for the increase in net revenue for the six month period ended June 30, 2006 is due to a $67,839 increase in sales of Credit Guarantee software, a $220,225 increase in sales of Housing Accumulation Fund software and a $37,783 increase in systems integration revenue. Sales of our Credit Guarantee software increased for the six month period ended June 30, 2006 by $157,991 or 75% from $90,152 for the six month period ended June 30, 2005. Sales of our Housing Accumulation Fund software increased for the six month period ended June 30, 2006 by $442,900 or 99% from $222,675 for the six month period ended June 30, 2005. Sales of our systems integration increased for the six month period ended June 30, 2006 by $150,867 or 33% from $113,084 for the six month period ended June 30, 2005. The increase in Credit Guarantee software and systems integration revenue for the six month period ended June 30, 2006 is due to an increase in market share and increased demand for the software. The increase in Housing Accumulation Fund software for the six month period ended June 30, 2006 is due to revenue being recognized for previous projects completed in current year.

Gross Profit (Revenue less Cost of Goods Sold)

     Gross profit for the six month period ended June 30, 2006 was $485,104, an increase of $194,518 or approximately 66.9% over the $290,586 net revenue for the six month period ended June 30, 2005. The primary reason for the increase is the increase in sales and revenues as mentioned above.

Personnel Expenses


     Payroll for the six month period ended June 30, 2006 were $31,307 as compared to $23,276 for the six month period ended June 30, 2005. The primary reason for the increase was the hiring of five additional full time employees and the increased salaries of existing employees.

     The Company has no repriced employee stock options outstanding at June 30, 2006. The Company believes that non-cash compensation expenses due to the repricing of stock options will not have an impact on the Company's results of operations going forward.

Depreciation and Amortization


     Depreciation and amortization costs were $34,628 for the six month period ended June 30, 2006 as compared to $25,353 for the six month period ended June 30, 2005.


General and Administrative Expenses

     General and administrative costs were $187,293 for the six month period ended June 30, 2006 compared to $314,007 for the six month period ended June 30, 2005. The primary reason for the decrease was a $106,436 decrease in expenses related to going public.

Net Income (Loss) from Operations

     Net income from continuing operations were $34,151 for the six month period ended June 30, 2006 compared to net loss of $315,714 for the six month period ended June 30, 2005. The primary reason for the increase is due to the increase in sales and revenues and the decrease in general and administrative Expense as mentioned above.


Net Income

     Net income was $65,981 for the six month period ended June 30, 2006 as compared to a net loss of $287,746 for the six month period ended June 30, 2005. The primary reason for the increase was the increase in sales and revenues and the decrease in general and administrative expenses as mentioned above

Comprehensive Income

     Comprehensive income was $84,518 for the six month period ended June 30, 2006 as compared to a comprehensive loss of $287,746 for the six month period ended June 30, 2005. The primary reason for the decrease is due to the increase in sales and revenues, the decrease in general and administrative expenses and an $18,537 increase in foreign currency translation gain.

Net income (Loss) per Share

     Net income per share was  $0.003  for the six month  period  ended June 30,
2006 as compared to $0.027 per share for the six month period ended June 30, 2005. The primary reason for the increase was a $372,264 increase in comprehensive income and a 11,012,745 increase in diluted weighted average shares outstanding.

Liquidity and Capital Resources

     At June 30, 2006, the Company had a working capital of $1,641,814 including cash and equivalent balances of $54,455 compared to a working capital balance of $1,218,158 at June 30, 2005 including cash and equivalent balances of $126,869. The primary reason for the increase is due to a $78,650 decrease in short term loan, a $239,552 decrease in unearned revenue, a $28,432 decrease in tax payroll and a $189,171 increase in inventory .

     Net accounts receivable for the six month period ended June 30, 2006 were $487,233 compared to $585,189 for the six month period ended June 30, 2005. The primary reason for the decrease was a $157,176 decrease in long term receivable.

     Other receivables totaled $624,302 at June 30, 2006 compared to $352,062 for June 30, 2005. The primary reasons for the increase were an $84,120 increase in employee receivables and a $50,309 increase in officer receivables.

     For the six month period ended June 30, 2006, net cash used in operating activities was $323,146 as compared to using $408,821 for the six month period ended June 30, 2005.

     Net cash used in investing activities accounted for $4,383 for the six month period ended June 30, 2006 as compared to net cash provided by investing activities of $786,175 for the six month period ended June 30, 2005. For the six month period ended June 30, 2006, the Company generated net cash of $4,000 from financing activities as a result of additional paid in capital, compared to for the six month period ended June 30, 2005 when the Company used $441,650 in financing activities.

     The transfer of funds to the Company in the form of cash dividends, loans or advances are subject to the PRC foreign exchange regulations. The PRC's national currency, the Renminbi, is not a freely convertible currency. Please refer to the risk factors "Governmental control of currency conversion may affect the value of your investment"; "The fluctuation of the Renminbi may materially and adversely affect your investment"; and "Recent PRC State
Administration of Foreign Exchange ("SAFE") Regulations regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect the implementation of our acquisition strategy"; and "The failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law."

     Accounts payable and accrued expenses increased to $131,846 at June 30, 2006 compared to $16,348 at June 30, 2005. The primary reason for the increase was an $189,171 increase in inventory.

     The Company has no long-term debt or other long-term liabilities.

     The  Company  has  entered   into  no   derivative   financial   instrument
arrangements to December 31, 2005.

     The Company currently has no external sources of liquidity.

Off Balance Sheet Arrangements

The Company has no off balance sheet financing arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources, that is material to investors.

Contractual Obligations.

The following table sets forth contractual obligations of the Company as of June 30, 2006.

                                             Less Than         One to Three      Three to Five        More Than
                                               1 year             Years              Years             5 Years
                                         ---------------------------------------------------------------------------
Long-Term Debt                                  Nil                Nil                Nil                Nil
Capital Leases                                  Nil                Nil                Nil                Nil
Operating Leases                              $29,334            $63,300              Nil                Nil
Purchase Obligations                            Nil                Nil                Nil                Nil
Other Long-Term Liabilities Reflected           Nil                Nil                Nil                Nil
on the Company's Balance Sheet under
the GAAP of the primary financial
statements
Total                                         $29,334            $63,300


Critical Accounting Policies

     The Company's discussions and analysis of its financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon the Company's financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments, particularly those related to the determination of the impairment of its tangible and intangible assets. Actual results could differ from the estimates. The Company believes the following are the critical accounting policies used in the preparation of the consolidated financial statements.

     The consolidated financial statements have been prepared on the going concern basis, which assumes that the Company will be able to realize its assets and discharge its obligations in the normal course of business. If the Company were not to continue as a going concern, it would likely not be able to realize on its assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the consolidated financial statements. The Company had comprehensive income of $214,241 and used cash flow in operating activities of $40,648 for the year ended December 31, 2005. The Company had a cash and cash equivalents position of $375,856 and a working capital position of $1,530,110 at December 31, 2005. The Company had comprehensive income of $65,981 and used cash flow in operating activities of $323,146 for the six months ended June 30, 2006, and had a cash and cash equivalents position of $54,455 and a working capital position of $1,641,813 at June 30, 2006. As of the date of this report the Company's source of business operations and operating revenue is from its software business.

     Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

     The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $194,557 for six month period ended June 30, 2006.

     The Company advances to certain vendors for purchase of its material in order to receive bulk discount and reserve the unit cost of the merchandise at a bargain rate. Once the inventory is received by the Company, the advance is adjusted against the purchased price. The advances to suppliers amounted to $182,066 as of June 30, 2006 and $104,230 as of June 30, 2005.

     Inventories comprised of software Compact disk, Computer server and macro-storage equipment. Inventories are valued at the lower of cost (determined on a weighted average basis) or market. Management of the Company compares the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower. Inventories are typically sold through distributors. The net inventory was $463,694 as of June 30, 2006 and $652,865 as of June 30, 2005.

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of: 39 years for building, 5 or 7 years for machinery and equipments, and 7 years for vehicles. The net property and equipment were $326,659 for June 30, 2006 and $152,800 for June 30, 2005.

     The Company capitalizes certain computer software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers.

     The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for
Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS
144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of June 30, 2006, there were no significant impairments of its long-lived assets.

     Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

     The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers or services has been rendered when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

     License Revenue: The Company recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer. Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer. For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin ("ARB") No. 45 and SOP 81-1.

     Services Revenue: Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed-price contracts. Revenue from training and development services is recognized as the services are performed. Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year. Payment for software maintenance received in advance is recorded on the balance sheet as deferred revenue. The maintenance revenue was insignificant for the six month periods ended June 30, 2006.


     The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the six month periods ended June 30, 2006 and 2005 were $587 and $366, respectively.

     Research and development costs are charged to operations as incurred and amounted to $151,769 and $131,263 for the six month periods ended June 30, 2006 and 2005, respectively.

     The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the Shenzhen local tax bureau, the Company is exempted from income tax in 2003 and 2004. The Company will also have half of its income taxes exempt from 2005 to 2007. According to the Provisional Regulations of the People's Republic of China on Income Tax, the taxable income for the year ended December 31, 2006 is negative, so no income tax is required.

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of HTF is Chinese Renminbi. The unit of Renminbi is in Yuan. Translation gain amounted to $18,537 and $0 for the six month periods ended June 30, 2006 and 2005, respectively. Accumulated other comprehensive income amounted to $73,026 as of June 30, 2006.

     Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.


     In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

     Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

     Certain prior period amounts have been reclassified to conform to the current period presentation.


Recent pronouncements

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

     In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006.

     The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment ("SFAS No. 123R"), under the modified-prospective transition method on January 1, 2005. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method proscribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No.
123. Prior to the adoption of SFAS No. 123R, the Company accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

     In June 2005, the EITF reached consensus on Issue No. 05-6, determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

     In March 2006 FASB issued SFAS 156 `Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.
2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
3. Permits an entity to choose `Amortization method' or Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities:
4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a service elects to subsequently measure at fair value.
5.   Requires   separate   presentation   of  servicing   assets  and  servicing
     liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

     This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the consolidated financial statements.


                             DESCRIPTION OF PROPERTY


     HTF leases approximately 640 square meters of space for HTF's executive offices and operations in Shenzhen, China from Shenzhen Chuangwei-RGB Electronic Co., Ltd. The lease is for a term of two years from February 25, 2006 to February 24, 2008 at the monthly rent (including property management and air conditioning maintenance fees) of approximately $4,843 and $5,225 for the twelve months ended February 24, 2007 and February 24, 2008, respectively. Its previous lease was on the same premise with the same landlord for three years from February 25, 2003 to February 24, 2006. The monthly rent under the lease (including property management and air conditioning maintenance fees), was approximately $4,398 (RMB 36,400). We received a government rent subsidy of approximately $1,544 (RMB 12,780) for monthly rent until February 2005 for the Entrance of Software Enterprises into Shenzhen Software Enterprise Zone.

     HTF leases a sales office of approximately 133 square meters in Beijing, China from Ms. Ling Chen, the wife of our Chairman, President and Director, Mr. Yuanqing Li, on a year-to-year basis. The current term is from September 1, 2005 to August 31, 2006 at a monthly rent of approximately $867 (including management and air-conditioning maintenance fees), which is at the level of the market rent.

     HTF also owns approximately 170 square meters of office space at Room 202 and 702 of Xu Yuan #27, Unit 4 of Sunny Garden, Dian Chi Rd, Kunming, China. The property is used as a sales office. HTF purchased the property for $25,227 (RMB 209,027.73) on January 15, 2001. On November 5, 2003 HTF paid another $3,560
(RMB29,461) for the property to fill the shortfall between the commercial property price and governmental subsidized property price as local real property policy requires.

     On December 15, 2003 HTF entered into a purchase agreement for approximately 600 square meters of space which was to be used as our executive offices and for operations at Shenzhen Municipal Tian'an Digital Chuang Ye Garden Suite A, Room 802. The property was purchased for $513,577 (RMB 4,250,724). In connection with the purchase, Mr. Yuanqing Li obtained a loan from China Xing Ye Bank, Shenzhen Xiang Mi Hu Branch in the amount of $359,129 (RMB 2,970,000) for HTF and HTF granted a mortgage on the property to secure repayment of the loan. The Company sold the property on April 20, 2005 for $540,050 (RMB4,463,230). The mortgage on the property was released prior to the time of the sale.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals which comply with Rule 14a-8 promulgated under the 1934 Act and which are intended to be presented by such shareholder at our 2007 Annual Meeting of Stockholders, must be received by us no later than __________ __, 2006, in order to be considered for inclusion in the proxy statement relating to that meeting.

     Notice of shareholder proposals intended to be presented at our 2007 Annual Meeting of Stockholders which are submitted outside the processes of Rule 14a-8 will be considered untimely if we received them after _______ __, 2006. Proxies solicited by our board of directors with respect to that meeting may confer discretionary authority to vote on matters submitted in an untimely proposal.

                          TRANSFER AGENT AND REGISTRAR

     Our transfer agent and registrar is Interwest Transfer Company, 1981 East Murray Holloday Rd., Suite 100, Salt Lake City, UT 84117.

                                  LEGAL MATTERS

     Legal matters relating to this Proxy Statement/Prospectus will be passed upon by Guzov Ofsink, LLC of New York, New York with respect to the laws of the United States.

                                     EXPERTS

     The consolidated financial statements of China International Enterprises Inc. as of December 31, 2005 and for the years ended December 31, 2005 and 2004 have been included in this Proxy Statement/Prospectus and incorporated by reference in this registration statement in reliance upon the report of Kabani & Company, LLC, independent certified public accountants.


                       WHERE YOU CAN FIND MORE INFORMATION

     This Proxy Statement/Prospectus constitutes part of a Registration Statement on Form S-4 that we filed with the SEC. As allowed by SEC rules, this Proxy Statement/Prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information about our company and the shares of common stock offered by this Proxy Statement/Prospectus, please refer to the copy of the documents filed as exhibits to the registration statement with the SEC.

     In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Public Reference Room        Chicago Regional Office    New York Regional Office
450 Fifth Street, NW.            Citicorp Center             233 Broadway
Room 1024                    500 West Madison Street         New York 10279
Washington, D.C. 20549             Suite 1400
                           Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, including Enterprises Canada, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about Enterprises Canada at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 2006.


     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE CONTINUANCE THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS PROXY STATEMENT/ PROSPECTUS. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS OF EXCHANGE OR TO BUY, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS PROXY STATEMENT/PROSPECTUS DOES NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS
              CHINA INTERNATIONAL ENTERPRISES INC. AND SUBSIDIARIES

                                                                                                 Page No





           As of December 31, 2005 and for the Years Ended December 31, 2005
                  And December 31, 2004


           Report of Independent Registered Public Accounting Firm...................................F-2


           Consolidated Balance Sheet................................................................F-3


           Consolidated Statements of Operations.....................................................F-4


           Statements of Stockholders' Equity .......................................................F-5


           Consolidated Statements of Cash Flows.....................................................F-6


           Notes to the Financial Statements.........................................................F-7


           As of June 30, 2006 and for the Six Months Ended June 30, 2006
                  And June 30, 2005


           Consolidated Balance Sheet (unaudited)....................................................F-19


           Consolidated Statements of Operations (unaudited).........................................F-20


           Consolidated Statements of Cash Flows (unaudited).........................................F-21


           Notes to Financial Statements (unaudited).................................................F-22


                             Kabani & Company, Inc.
                          Certified Public Accountants
                            6033 West Century Blvd.
                             Los Angeles CA. 90045
--------------------------------------------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
China International Enterprises Inc. (formerly, Moving Bytes Inc.)

We have audited the accompanying consolidated balance sheet of China International Enterprises Inc. (a Canadian Business Corporation) and subsidiary as of December 31, 2005 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China International Enterprises Inc. and subsidiary as of December 31, 2005, and the results of its consolidated operations and its cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.


Kabani & Company, Inc.
CERTIFIED PUBLIC ACCOUNTANTS
Los Angeles, California
March 3, 2006

              CHINA INTERNATIONAL ENTERPRISES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2005

        ASSETS

CURRENT ASSETS:
        Cash & cash equivalents                                                                              $     375,856
        Accounts receivable, net                                                                                   431,218
        Inventory                                                                                                  437,771
        Other receivable                                                                                           572,542
        Advances to suppliers                                                                                       35,562
        Prepaid expense                                                                                              2,204
                                                                                                             -------------
                        Total current assets                                                                     1,855,153

PROPERTY AND EQUIPMENT, NET                                                                                        353,680

DEPOSITS                                                                                                             7,698


                                                                                                             -------------
        TOTAL ASSETS                                                                                         $   2,216,532
                                                                                                             =============


             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
        Accounts payable & accrued expense                                                                   $     140,900
        Tax payable                                                                                                 31,631
        Payroll payable                                                                                             46,443
        Unearned revenue                                                                                           102,048
        Welfare payable                                                                                              4,020
                                                                                                             -------------
                        Total current liabilities                                                                  325,043

STOCKHOLDERS' EQUITY:
        Preferred stock, (Class A; authorized shares 10,000,00, no par value, outstanding none;
                          Class B, authorized shares 20,000,000, no par value; outstanding none)                         -
        Capital stock (no par value; unlimited authorized;
        21,502,624 shares issued and outstanding)                                                                1,210,276
        Accumulated other comprehensive income
        Statutory reserve                                                                                           41,529
        Accumulated other comprehensive income                                                                      54,489
        Retained Earnings                                                                                          585,196
                                                                                                             -------------
                        Total stockholders' equity                                                               1,891,489
                                                                                                             -------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                           $   2,216,532
                                                                                                             =============

              CHINA INTERNATIONAL ENTERPRISES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                       Years Ended December 31,
                                                       2005               2004
                                                 ----------------  -----------------
 Net Revenue                                     $      1,880,143  $       1,373,079

 Cost of net revenue                                      572,364            377,676
                                                 ----------------  -----------------

 Gross profit                                           1,307,779            995,403

 Operating expenses
       Selling expenses                                   348,709            313,192
       General and administrative expenses                638,805            634,321
       Research & development                             270,672            179,601
                                                 ----------------  -----------------
            Total operating expenses                    1,258,186          1,127,114

                                                 ----------------  -----------------
 Income (loss) from operations                             49,593           (131,711)

 Non-operating income:
       Interest expense                                    (5,934)           (26,192)
       Interest income                                     13,794              1,207
       Gain on sale of property                             7,935              7,289
       Technology subsidy                                  15,222             60,500
       Value added tax refund                              90,681             92,065
       Other income                                             -             49,941
       Other expense                                         (717)            (7,316)
                                                 ----------------  -----------------
            Total non-operating income                    120,980            177,494
                                                 ----------------  -----------------
 Net income (loss)                                        170,573             45,783

 Foreign currency translation gain                         43,668              2,394
                                                 ----------------  -----------------
 Comprehensive Income                            $        214,241  $          48,177
                                                 ================  =================


 Basic weighted average shares outstanding             20,502,649         19,940,000
                                                 ================  =================
 Basic and diluted net income per share          $          0.008  $           0.002
                                                 ================  =================

 Diluted weighted average shares outstanding           20,504,401         19,940,000
                                                  ================  =================

 Basic and diluted net income per share         $           0.008 $            0.002
                                                  ================  =================

              CHINA INTERNATIONAL ENTERPRISES INC. AND SUBSIDIARIES
                        STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


                                           Common               Accumulative Other                  Retained         Total
                                           stock                  Comprehensive    Statutory       Earnings       stockholders'
                                           shares      Amount         Gain          Reserve        (deficit)        equity
                                        ----------   ---------   ----------------  ---------------  ------------  ---------------
Balance January 1, 2003                 19,940,000 $ 1,200,000   $          8,427  $             -  $    410,368  $     1,618,795
Net income for the year ended
December 31, 2004                                -           -                  -                -        45,783           45,783
Allocation of statutory reserve                  -           -                  -            6,867        (6,867)               -
Cumulative translation adjustment                -           -              2,394                -             -            2,394
                                        ----------   ---------   ----------------  ---------------  ------------  ---------------
Balance December 31, 2004               19,940,000   1,200,000             10,821            6,867       449,284        1,666,972
 Recapitalization on reverse
 acquisition                             1,531,374                              -                -             -                -
                                        ----------   ---------   ----------------  ---------------  ------------  ---------------
 Balance after recapitalization         21,471,374   1,200,000             10,821            6,867       449,284        1,666,972
 Stock issuance for service rendered        31,250      10,000                  -                -             -           10,000
 Stock option vested                             -         276                  -                -             -              276
 Cumulative translation adjustment               -           -             43,668                -             -           43,668
 Net Income for the year ended
 December 31, 2005                               -           -                  -                -      (170,573)         170,573
 Statutory reserve                               -           -                  -           34,662       (34,662)               -
                                        ---------- -----------   ----------------  ---------------  ------------  ---------------
 Balance December 31, 2005              21,502,624 $ 1,210,276   $         54,489  $        41,529  $    585,196  $     1,891,489
                                        ========== ===========   ================  ===============  ============  ===============


              CHINA INTERNATIONAL ENTERPRISES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                              2005          2004
                                                                       --------------  ------------
  CASH FLOWS FROM OPERATING ACTIVITIES:
           Net income                                                  $      170,573  $     45,783
           Adjustments to reconcile net income to net cash
           provided in operating activities:
                    Depreciation and amortization                              60,814        56,944
                    Bad debt expense                                                -       170,323
                    Gain on sale of property                                   (7,935)       (7,289)
                    Stock issued for consulting services                       10,000             -
                    Stock option expenses                                         276             -
                    (Increase) / decrease in assets:
                              Accounts receivable                            (167,224)       49,686
                              Inventory                                      (116,431)       17,515
                              Other receivable                               (325,520)      (41,320)
                              Deposits                                          1,814        (1,370)
                              Advances to suppliers                           271,043        23,256
                              Prepaid expense                                    (522)        4,418
                    Increase / (decrease) in current liabilities:
                              Accounts payable                                121,734       (66,820)
                              Customer deposits                                51,711        18,327
                              Payroll payable                                  23,978        (1,843)
                              Welfare payroll                                  (6,862)      (55,444)
                              Tax payable                                     (46,802)        1,390
                                                                       --------------  ------------
           Net cash provided in operating activities                           40,648       213,556
                                                                       --------------  ------------

  CASH FLOWS FROM INVESTING ACTIVITIES
                    Receipt of cash on disposal of property                   531,644       158,399
                    Acquisition of property & equipment                       (98,604)       (7,561)
                    Additions to Intangible assets                           (174,263)            -
                    Proceeds from disposal of property                              -             -
                                                                       --------------  ------------
           Net cash provided in investing activities                          258,777       150,838
                                                                       --------------  ------------

  CASH FLOWS FROM FINANCING ACTIVITIES:
                    Proceeds from loan-officers                                     -       199,620
                    Proceeds from loans                                             -        46,807
                    Payment on loan receivable                                      -             -
                    Proceeds from note payable                                      -       109,812
                    Payments on note payable                                 (122,046)     (910,573)
                    Stock issued for cash                                           -             -
                                                                       --------------  ------------
           Net cash used by in financing activities                          (122,046)     (554,334)
                                                                       --------------  ------------

  Effect of exchange rate changes on cash and cash equivalents                  7,312         2,394

  NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                          184,691      (187,546)

  CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                  191,165       378,711
                                                                       --------------  ------------

  CASH & CASH EQUIVALENTS, ENDING BALANCE                             $       375,856  $    191,165
                                                                       ==============  ============


                      CHINA INTERNATIONAL ENTERPRISES INC.
                         (Formerly, Moving Bytes, Inc.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



     1. ORGANIZATION AND DESCRIPTION OF BUSINESS

     China International Enterprises Inc., formerly, Moving Bytes Inc. ("Moving Bytes, Inc." or "the Company") was incorporated under the Canada Business Corporations Act on December 23, 1991. On August 19, 2005, Moving Bytes Inc. acquired 9,970,000 shares of common stock, par value $0.001 per share, of China International Enterprise Corp. (CIEC), representing 100% of the issued and outstanding capital stock of CIEC under a share exchange agreement dated August 15, 2005. Moving Byte, Inc. was incorporated under the Company Act of British Columbia, Canada. Under the Share Exchange Agreement the Company agreed to issue an aggregate of 638,080,000 Shares of common stock of Moving Bytes to the CIEC shareholders, representing 92.87% of the issued and outstanding capital shares of Moving Bytes giving effect to the Share Exchange.

     The exchange of shares with Moving Bytes has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of CIEC obtained control of Moving Bytes. Accordingly, the merger of the two companies has been recorded as a recapitalization of CIEC, with CIEC being treated as the continuing entity. The financial statements of legal acquiree are not significant; therefore, no pro forma financial information is submitted.

     CIEC owns 100% of the issued and outstanding shares of common stock, par value $1.00 per share, of HXTG. HXTG owns 100% of the issued and outstanding shares of Shenzhen Hengtaifeng Technology Co., Ltd. ("HTF" or the "Operating Company"), and a company organized under the laws of People's Republic of China ("PRC"). On December 14, 2004, CIEC entered in to an agreement with all the shareholders of HXTG to acquire all of the outstanding stock of HXTG. The acquisition has been recorded as a recapitalization of HXTG, with HXTG being treated as the continuing entity.

     Heng Xing Technology Group Development Limited (the "HXTG") is a British Virgin Islands Corporation, incorporated on May 28, 2004. The company is authorized to issue 50,000 shares of common stock of $1 par value. The company is a non-operative holding company of Shenzhen Hengtaifeng Technology Co. Ltd. ("HTF"). On December 14, 2004, HXTG entered in to an agreement with all the shareholders of HTF to acquire all of the outstanding stock of HTF.

     HTF was founded in High & New Technology Industry Zone in the city of Shenzhen, Guangding Province of People's Republic of China on July 1995, under the name Shenzhen Guangba Trade Development Co., Ltd. The Company amended its name to Shenzhen Hengtaifeng Technology Co. Ltd. on May 12, 2000. The Company is primarily engaged in developing and distributing software and hardware systems on housing fund, guarantee information management, and home plan management in the People's Republic of China.

     2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Principles of consolidation

     The accompanying consolidated financial statements include the accounts of Moving Bytes and its wholly owned subsidiary, CIEC and its wholly owned subsidiary, HXTG and its wholly owned subsidiary, HTF (collectively, "the Company"). All significant inter-company accounts and transactions have been eliminated in consolidation. The historical results for the period ended September 30, 2005 include Moving Bytes (from the acquisition date) and CIEC, HXTG and HTF (for full period) while the historical results for the period ended September 30, 2004 includes only HTF.

     Cash and cash equivalents

     Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

     Accounts receivable

     The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $188,197 as at December 31, 2005.

     Advances to suppliers

     The Company advances to certain vendors for purchase of its material in order to receive bulk discount and reserve the unit cost of the merchandise at a bargain rate. Once the inventory is received by the Company, the advance is adjusted against the purchased price. The advances to suppliers amounted to $35,562 at December 31, 2005.

     Inventories

     Inventories comprised of software Compact disk, Computer server and macro-storage equipment. Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower. Inventories are typically sold through distributors.

     Property & Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:
     39 years for building, 5 or 7 years for machinery and equipments, and 7 years for vehicles.

     On May 21, 2005, the Company sold a building, for $540,051 with a book value of $516,365. The Company recorded a gain of $5,432 net of $18,254 of selling expense. During the year ended December 31, 2005, the company has a total of gain on sale of property $7,935.

     Software development costs

     The Company capitalizes certain computer software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers.

     The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

     Long-lived assets

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2005, there were no significant impairments of its long-lived assets.

     Fair value of financial instruments

     Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

     Revenue recognition

     The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers or services has been rendered when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

     License Revenue. The Company recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer. Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer. For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin ("ARB") No. 45 and SOP 81-1.

     Services Revenue. Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed-price contracts. Revenue from training and development services is recognized as the services are performed. Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year. Payment for software maintenance received in advance is recorded on the balance sheet as deferred revenue. The maintenance revenue was insignificant during years ended December 31, 2005 and 2004.

     Advertising costs

     The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2005 and 2004 were $366 and $87,615, respectively.

     Research and development costs

     Research and development costs are charged to operations as incurred and amounted to $270,672 and $179,601 in 2005 and 2004, respectively.

     Stock-based compensation

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the method prescribed by SFAS No.123. On March 11, 2005, the Company entered into an incentive stock agreement by which the Company grants 345,000 incentive stock options to a director of the Company. These options are fully vested and exercisable proportionally on or before the close of the business on March 11, 2006. The company has recorded $276 stock option expenses in the current year financial statements.

     Income taxes

     The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the Shenzhen local tax bureau, the Company is exempted from income tax in 2003 and 2004. The Company will also have half of its income taxes exempt from 2005 to 2007. According to the Provisional Regulations of the People's Republic of China on Income Tax, the taxable income for the year ended December 31, 2006 is negative, so no income tax is required.

     Foreign currency transactions and comprehensive income (loss)

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of HTF is Chinese Renminbi. The unit of Renminbi is in Yuan. Cumulative translation adjustment amount and translation adjustment gain amounted to $43,668 and $2,394 for the year ended December 31, 2005 and 2004. Accumulated other comprehensive income amounted to $54,489 as of December 31, 2005.

     Basic and diluted net loss per share

     Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

     Statement of cash flows

     In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

     Segment Reporting

     Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

     Recent Pronouncements

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

     In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for
     Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006.

     In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

     In June 2005, the EITF reached consensus on Issue No. 05-6, determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

     In March 2006 FASB issued SFAS 156 `Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:


     1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.
     2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
     3. Permits an entity to choose `Amortization method' or `Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities.
     4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

     5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

     3. INVENTORIES

         Inventories as of December 31, 2005 consist of the following:



           Raw and packing materials                   $       252,298

           Finished goods                                      149,691

           Work in process                                      35,782
                                                       ---------------
           Total                                       $       437,771
                                                       ===============

     4. PROPERTY AND EQUIPMENT

     Net property and equipment as of December 31, 2005 as follows:



           Building & improvement                      $        35,148

           Machinery& equipment                                195,417

           Vehicles                                             72,501

           Furniture and fixture                                23,807

           Software                                            267,230
                                                        --------------
                                                               594,103

         Less: Accumulated depreciation & amortization        (240,423)
                                                        --------------
                                                        $      353,680
                                                        ==============

     Depreciation expenses for the years ended December 31, 2005 and 2004 were $60,814 and $56,944, respectively.

     5. OTHER RECEIVABLE

     Other receivable as of December 31, 2005 consists of the following:

           Loan receivable                              $      478,781

           Subsidy receivable                                   29,475

           Travel advances to employees                         45,049

           Travel advances to officers                          19,239
                                                        --------------

           Total                                        $      572,542
                                                        ==============

     The Company has a subsidy receivable from the local government amounting $29,475 for enhancement of the Company's technology.

     Travel advances to employees and officers are interest free, unsecured, and due on demand.

     Loan receivable includes $433,695 loan to an outside party. The loan starts on May 23, 2005 and will be due on May 23, 2006. Interest rate is 6.138%. The loan is unsecured. Interest receivable of $13,310 has been accrued to the loan receivable. The rest of the loan receivable is all interest free, due on demand, and unsecured.

     6. INCOME TAX

     The Company is governed by the Income Tax Laws of the PRC. Pursuant to the PRC Income Tax Laws, the Enterprise Income Tax ("EIT") is at a statutory rate of 33%, which is comprises of 30% national income tax and 3% local income tax. According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the Shenzhen local tax bureau, the Company is exempted from income tax in 2003 and 2004. The Company qualified as a new technology enterprise and under PRC Income Tax Laws, the Company is subject to a preferential tax rate of 15%. The Company is approved to have 7.5% tax rate from 2005 to 2007. According to the Provisional Regulations of the People's Republic of China on Income Tax, the taxable income for the year ended December 31, 2006 is negative, so no income tax is required.

     Operation in the United States of America has incurred operating loss of approximately $60,000 and operation in the PRC has incurred operating loss of approximately $77,000 as of December 31, 2005 for income tax purposes. The Company believes that it is more likely than not that these operating losses will not be utilized in the future and hence the Company has recorded a valuation allowance of 100% for the deferred assets as of December 31, 2005. Components of deferred tax assets at December 31, 2005 are as follows:

         US net operating losses           $  20,400

         PRC net operating losses             11,550

         PRC deductible expenses              21,150
                                           ---------
         Valuation Allowance                 (53,100)
                                           ---------
                                           $       -
                                           =========

The following is a reconciliation of income tax expense:

12/31/2005                                       U.S.             State            PRC            Total
                                            ---------------    ---------------------------------------------
Current                                                 $0               $0                 $0           $0
Deferred                                                 -                -                  -            -
                                            ---------------    ---------------------------------------------
     Total                                              $0               $0                 $0           $0
                                            ===============    =============================================

12/31/2004                                       U.S.             State            PRC            Total
                                            ---------------    ---------------------------------------------
Current                                                 $0               $0                 $0           $0
Deferred                                                 -                -                  -            -
                                            ---------------    ---------------------------------------------
     Total                                              $0               $0                 $0           $0
                                            ===============    =============================================

Reconciliation of the differences between the statutory U.S. Federal income tax rate and the effective rate is as follows:

                                              12/31/2005        12/31/2004
                                            ---------------    -------------

US statutory tax rate                                  34%              34%
Foreign non taxable income                            (68%)             (68%)
Valuation allowance                                    34%              34%
                                            ---------------    -------------

Effective rate                                          0%               0%
                                            ===============    =============


     7. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

     The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

     The Company paid interest of $5,934 and $0 during the year ended December 31, 2005 and 2004. The Company did not pay income tax during the years ended December 31, 2005 and 2004.

     8. EMPLOYEE WELFARE PLAN

     The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual pre-tax contributions of 14% of all employees' salaries for the year ended December 31, 2004. The total expense for the above plan amounted to $41,290 for the year ended December 31, 2004.

     HTF is classified as a wholly-owned foreign enterprise under PRC law by virtue of its ownership by HXTG. HTF has changed its employee welfare plan in accordance with Chinese law and regulations and does not make annual pre-tax contributions of 14% of all employees' salaries for the years ended December 31, 2005. The Company has recorded welfare expenses as incurred. The total welfare expense amounted to $49,993 for the year ended December 31, 2005.

     9. STATUTORY RESERVE

     In accordance with the Chinese Company Law, the company has allocated 10% of its annual net income, amounting to $17,057 and $4,578 as statutory reserve on December 31, 2005 and 2004, respectively.

     10. STATUTORY COMMON WELFARE FUND

     As stipulated by the Company Law of the People's Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

     Making up cumulative prior years' losses, if any;

          (i) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

          (ii) Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to
               the   Company's   employees;   and
          (iii) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

     The Company established a reserve for the annual contribution of 5% of net income to the welfare fund. The amount included in the statutory reserve amounted to $8,529 and $2,289 for the years ended December 31, 2005 and 2004, respectively.

     11. SHAREHOLDERS' EQUITY

     The company issued 1,000,000 shares for services rendered during the year ended December 31, 2005 valued at $10,000 to an officer of a major shareholder of the Company.

     12. MAJOR CUSTOMERS AND VENDORS

     Major customers and vendors represent those who accounted for 10% or over of the Company's total net revenue or purchase, respectively.

     One major customer accounted for 10% of the revenue for the year ended December 31, 2005. The Company did not have a major customer for the year ended December 31, 2004.

     One major vendor provided 31% of the Company's purchases for the year ended December 31, 2005. One major vendor provided 30% of the Company's purchases for the year ended December 31, 2004. The Company did not have a payable to this vendor on December 31, 2005.

     The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral.

     13. OTHER INCOME

     Value added tax (VAT) refund- The Company received an amount of $90,681 and $92,065 as Value added tax refund from the state government for the year ended December 31, 2005 and 2004, respectively. The value added tax refund is given by the government to support software industry.

     Technical subsidy - The Company received subsidy income of $15,222 and $60,500 from local government for the year ended December 31, 2005 and 2004, respectively. This income is given by the government to support local high-tech enterprises.

     14. COMMITMENT AND CONTINGENCIES

     HTF leases approximately 640 square meters of space it uses for its executive offices and operations in Shenzhen, China from Shenzhen Chuangwei-RGB Electronic Co., Ltd. The lease is for a term of three years from February 25, 2003 to February 24, 2006 at a monthly rent of approximately $4,400 (including property management and area condition maintenance fees). The lease is renewable for an indefinite period of time upon one month's prior notice. HTF receives a rent subsidy of approximately $1,546 per month from Mar. 1, 2003 to Feb 28, 2005 under the Agreement for the Entrance of Software into Shenzhen Software Enterprise Zone dated June 10, 2003.

     HTF has continued to leases approximately 640 square meters of space it uses for its executive offices and operations in Shenzhen, China from Shenzhen Chuangwei-RGB Electronic Co., Ltd. The lease is for a term of two years from February 25, 2006 to February 24, 2008. The monthly rent expenses are $4,843 and $5,225 for the twelve months ended February 24, 2007 and 2006, respectively (including property management and area condition maintenance fees).

     HTF leases a sales office of in Beijing, China on a year to year base. The current term is from September 1, 2005 to August 31, 2006 at a monthly rent of $867.

     Future lease commitment for the twelve month periods ended December 31, 2006 is as follows:

                         2006               $65,052

                         2007                62,700
                                          ---------
                         Total             $127,752

     15. CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

     The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

     The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

     The Company does not maintain fire, theft or liability insurance. The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; error and omissions and natural disasters.

     16. ACQUISTION

     Moving Bytes Inc. entered into a Share Exchange Agreement, dated as of August 15, 2005 to effectuate a share exchange with all of the shareholders of China International Enterprise Corp. (CIEC). The Share Exchange Agreement was closed on August 19, 2005.

     Under the Share Exchange Agreement, Moving Bytes agreed to issue an aggregate of 638,080,000 shares of common stock of Moving Bytes to the CIEC Shareholders, representing 92.87% of the issued and outstanding capital shares of Moving Bytes giving effect to the Share Exchange. As a condition to the closing of the Share Exchange, Warner - a major shareholder of Moving Bytes, also agreed to surrender to Moving Bytes for cancellation, a certificate or certificates for an aggregate of 126,446,065 shares of Moving Bytes so that Warner would own 12,800,000 shares of Moving Bytes after the cancellation. As conditions to the obligation of Moving Bytes to close the Share Exchange Agreement, this Current Report on Form 8-K to report the entering into the Share Exchange Agreement was required to have been filed and Warner is to be paid a $350,000 fee as reimbursement for legal, accounting and other expenses. As disclosed in Note 1, the exchange of shares with Moving Bytes has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of CIEC obtained control of Moving Bytes.

     As a part of the acquisition agreement, Moving Bytes sold, assigned, transferred, conveyed and delivered to Warner all of Moving Bytes' rights, title and interests whatsoever in and to all of the Assets. Warner also jointly and severally assumed and agreed to timely pay or discharge Moving Bytes' obligations with respect to all of the liabilities of Moving Bytes , of any kind or nature existing as of the date of the acquisition. Warner also agreed to indemnify and hold Moving Bytes and its directors, officers, shareholders, affiliates and subsidiaries harmless from any liability or claims for performance or non-performance by Warner of such duties and obligations.

     In connection with the Share Exchange Agreement, HTF also entered into a letter agreement, dated as of August 19, 2005, with American Union Securities, Inc., a former shareholder of Moving Bytes and CIEC (the "AUS Letter Agreement"). Under the agreement, AUS agreed to provide certain financial and consulting services to HFT in connection with the Share Exchange in exchange for a fee. amounting $200,000, of which $100,000 had already been paid to AUS prior to the Share Exchange, and the remaining $100,000 was paid upon the Closing of the Share Exchange.

     17. SUBSEQUENT EVENT

     On Mar 23, 2006, the Company changed its name from Moving Bytes, Inc. to "China International Enterprises Inc." and changed its trading symbol from OTCBB:MBYTF.OB to OTC BB:CIEFS.OB. In addition, the Company announced a 1:32 reverse split of its outstanding common shares. Both actions were approved by the Company's shareholders at a meeting held on March 7, 2006.

             CHINA INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2006
                                   (UNAUDITED)

        ASSETS

CURRENT ASSETS:
        Cash & cash equivalents                                                                            $        54,455
        Accounts receivable, net                                                                                   487,233
        Inventory                                                                                                  463,694
        Other receivable                                                                                           624,302
        Advances to suppliers                                                                                      182,066
        Notes receivable                                                                                            15,191
        Prepaid expense                                                                                                876
                                                                                                           ---------------
                        Total current assets                                                                     1,827,817

PROPERTY AND EQUIPMENT, NET                                                                                        326,659

DEPOSIT                                                                                                             12,088
                                                                                                           ---------------
        TOTAL ASSETS                                                                                       $     2,166,564
                                                                                                           ===============

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
        Accounts payable & accrued expense                                                                 $       131,846
        Tax payable                                                                                                 18,125
        Payroll payable                                                                                             31,307
        Unearned revenue                                                                                               626
        Welfare payable                                                                                              4,100
                                                                                                           ---------------
                        Total current liabilities                                                                  186,004
                                                                                                           ---------------

STOCKHOLDERS' EQUITY:
        Preferred stock, (Class A; authorized shares 10,000,00, no par value, outstanding none;
                          Class B, authorized shares 20,000,000, no par value; outstanding none)                         -
        Capital stock (no par value; unlimited authorized;
        21,502,678 shares issued and outstanding)                                                                1,214,828
        Statutory reserve                                                                                           45,213
        Accumulated other comprehensive income                                                                      73,026
        Retained Earnings                                                                                          647,493
                                                                                                           ---------------
                        Total stockholders' equity                                                               1,980,560
                                                                                                           ---------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                               2,166,564
                                                                                                           ===============

             CHINA INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005
                                   (UNAUDITED)


                                                      2006                 2005
                                                ------------------   ------------------
Net revenue                                     $          751,758   $          425,911

Cost of revenue                                            266,654              135,325
                                                ------------------   ------------------

Gross profit                                               485,104              290,586
                                                ------------------   ------------------

Operating expenses
      Selling expenses                                     111,891              161,030
      General and administrative expenses                  187,293              314,007
      Research & development                               151,769              131,263
                                                ------------------   ------------------
           Total operating expenses                        450,953              606,300
                                                ------------------   ------------------
Income (loss) from operations                               34,151             (315,714)
                                                ------------------   ------------------

Non-operating income (expense)
      Interest expense                                        (173)              (3,085)
      Interest income                                          288                  446
      Value added tax refund                                18,516               18,713
      Other income                                          13,599               11,894
      Other expense                                           (400)                   -

                                                ------------------   ------------------
           Total non-operating income (expense)             31,830               27,968
                                                ------------------   ------------------
Net income (loss)                                           65,981             (287,746)

Foreign currency translation gain                           18,537                    -

                                                ------------------   ------------------
Comprehensive income (loss)                    $            84,518   $         (287,746)
                                                ==================   ==================

Basic weighted average shares outstanding               21,502,978           10,500,000
                                                ==================   ==================

Basic net income (loss) per share               $            0.003   $           (0.027)
                                                ==================   ==================

Diluted weighted average shares outstanding             21,512,745           10,500,000
                                                ==================   ==================

Diluted net income (loss) per share             $            0.003   $           (0.027)
                                                ==================   ==================

             CHINA INTERNATIONAL ENTERPRISES CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2006 AND 2005
                                   (UNAUDITED)

                                                                                      2006               2005
                                                                               -----------------   -----------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
             Net income (loss)                                                 $          65,981   $        (287,746)
             Adjustments to reconcile net income (loss) to net cash
             used in operating activities:
                         Depreciation and amortization                                    34,628              25,353
                         Gain on sale of property                                              -              (5,432)
                         Stock option expenses                                               552                   -
                         (Increase) / decrease in assets:
                                     Accounts receivable                                 (51,693)           (184,343)
                                     Other receivable                                          -              87,674
                                     Notes receivable                                    (15,124)                  -
                                     Inventory                                           (21,672)           (375,030)
                                     Other receivable                                    (46,121)                  -
                                     Deposits                                             (4,298)              1,066
                                     Advances to suppliers                              (145,522)                  -
                                     Prepaid expense                                       1,343              44,171
                         Increase / (decrease) in current liabilities:
                                     Accounts payable                                    (10,069)            (57,795)
                                     Customer deposits                                  (101,940)            209,169
                                     Payroll payable                                     (15,508)            (26,914)
                                     Welfare payroll                                          42              17,133
                                     Other payable                                             -             143,873
                                     Tax payable                                         (13,745)                  -
                                                                               -----------------   -----------------
             Net cash used in operating activities                                      (323,146)           (408,821)
                                                                               -----------------   -----------------

 CASH FLOWS FROM INVESTING ACTIVITIES
                         Disposal of property                                                  -             786,175
                         Acquisition of property & equipment                              (3,659)                  -
                         Additions to Intangible assets                                     (724)                  -
                                                                               -----------------   -----------------
             Net cash used in investing activities                                        (4,383)            786,175
                                                                               -----------------   -----------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
                         Contribution to equity                                            4,000                   -
                         Payment on loan receivable                                            -            (441,650)
                                                                               -----------------   -----------------
             Net cash provided by (used in) in financing activities                        4,000            (441,650)
                                                                               -----------------   -----------------

 Effect of exchange rate changes on cash and cash equivalents                              2,128                   -
                                                                               -----------------   -----------------

 NET DECREASE IN CASH & CASH EQUIVALENTS                                                (321,401)            (64,296)

 CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                              375,856             191,165
                                                                               -----------------   -----------------

 CASH & CASH EQUIVALENTS, ENDING BALANCE                                       $          54,455   $         126,869
                                                                               =================   =================

                      CHINA INTERNATIONAL ENTERPRISES CORP.
                         (Formerly, Moving Bytes, Inc.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



     1. ORGANIZATION AND DESCRIPTION OF BUSINESS

     China International Enterprises Corp., formerly, Moving Bytes Inc. ("Moving Bytes, Inc." or "the Company") was incorporated under the Canada Business Corporations Act on December 23, 1991. On August 19, 2005, Moving Bytes Inc. acquired 9,970,000 shares of common stock, par value $0.001 per share, of China International Enterprise Corp. (CIEC), representing 100% of the issued and outstanding capital stock of CIEC under a share exchange agreement dated August 15, 2005. Moving Byte, Inc. was incorporated under the Company Act of British Columbia, Canada. Under the Share Exchange Agreement the Company agreed to issue an aggregate of 638,080,000 Shares of common stock of Moving Bytes to the CIEC shareholders, representing 92.87% of the issued and outstanding capital shares of Moving Bytes giving effect to the Share Exchange.

     On Mar 23, 2006, the Company changed its name from Moving Bytes, Inc. to "China International Enterprises Corp." and changed its trading symbol from OTCBB:MBYTF.OB to OTC BB:CIEFS.OB. In addition, the Company announced a 1:32 reverse split of its outstanding common shares. Both actions were approved by the Company's shareholders at a meeting held on March 7, 2006.

     The exchange of shares with Moving Bytes has been accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of CIEC obtained control of Moving Bytes. Accordingly, the merger of the two companies has been recorded as a recapitalization of CIEC, with CIEC being treated as the continuing entity. The financial statements of legal acquiree are not significant; therefore, no pro forma financial information is submitted.

     CIEC owns 100% of the issued and outstanding shares of common stock, par value $1.00 per share, of HXTG. HXTG owns 100% of the issued and outstanding shares of Shenzhen Hengtaifeng Technology Co., Ltd. ("HTF" or the "Operating Company"), a company organized under the laws of People's Republic of China ("PRC"). On December 14, 2004, CIEC entered in to an agreement with all the shareholders of HXTG to acquire all of the outstanding stock of HXTG. The acquisition has been recorded as a recapitalization of HXTG, with HXTG being treated as the continuing entity.

     Heng Xing Technology Group Development Limited (the "HXTG") is a British Virgin Islands Corporation, incorporated on May 28, 2004. The company is authorized to issue 50,000 shares of common stock of $1 par value. The company is a non-operative holding company of Shenzhen Hengtaifeng Technology Co. Ltd. ("HTF"). On December 14, 2004, HXTG entered in to an agreement with all the shareholders of HTF to acquire all of the outstanding stock of HTF.

     HTF was founded in High & New Technology Industry Zone in the city of Shenzhen, Guangding Province of People's Republic of China on July 1995, under the name Shenzhen Guangba Trade Development Co., Ltd. The Company amended its name to Shenzhen Hengtaifeng Technology Co. Ltd. on May 12, 2000. The Company is primarily engaged in developing and distributing software and hardware systems on housing fund, guarantee information management, and home plan management in the People's Republic of China.

     2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUTING POLICIES

     Basis of presentation

     The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results for any future period. These statements should be read in conjunction with the Company's audited financial statements and notes thereto for the fiscal year ended December 31, 2005. The results of the six month periods ended June 30, 2006 are not necessarily indicative of the results to be expected for the full year ending December 31, 2006.

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Principles of consolidation

     The accompanying consolidated financial statements include the accounts of Moving Bytes and its wholly owned subsidiary, CIEC and its wholly owned subsidiary, HXTG and its wholly owned subsidiary, HTF (collectively, "the Company"). All significant inter-company accounts and transactions have been eliminated in consolidation.

     Cash and cash equivalents

     Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

     Accounts receivable

     The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $194,557 for six month period ended June 30, 2006.

     Advances to suppliers

     The Company advances to certain vendors for purchase of its material in order to receive bulk discount and reserve the unit cost of the merchandise at a bargain rate. Once the inventory is received by the Company, the advance is adjusted against the purchased price. The advances to suppliers amounted to $182,066 for six month period ended as at June 30, 2006.

     Inventories

     Inventories comprised of software Compact disk, Computer server and macro-storage equipment. Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to their market value, if lower. Inventories are typically sold through distributors.

     Property & Equipment

     Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of:
     39 years for building, 5 or 7 years for machinery and equipments, and 7 years for vehicles.

     Software development costs

     The Company capitalizes certain computer software development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers.

     The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value. Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

     Long-lived assets

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of June 30, 2006, there were no significant impairments of its long-lived assets.

     Fair value of financial instruments

     Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

     Revenue recognition

     The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers or services has been rendered when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

     License Revenue. The Company recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable. Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer. Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer. For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin ("ARB") No. 45 and SOP 81-1.

     Services Revenue. Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed-price contracts. Revenue from training and development services is recognized as the services are performed. Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year. Payment for software maintenance received in advance is recorded on the balance sheet as deferred revenue. The maintenance revenue was insignificant for the six month periods ended June 30, 2006.

     Advertising costs

     The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the six month periods ended June 30, 2006 and 2005 were $0 and $363, respectively.

     Research and development costs

     Research and development costs are charged to operations as incurred and amounted to $151,769 and $131,263 for the six month periods ended June 30, 2006 and 2005, respectively.

     Fair value of financial instruments

     Statement of financial accounting standard No. 107, "Disclosures about Fair Value of Financial Instruments," requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

     Income taxes

     The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

     According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the Shenzhen local tax bureau, the Company is exempted from income tax in 2003 and 2004. The Company will also have half of its income taxes exempt from 2005 to 2007. According to the Provisional Regulations of the People's Republic of China on Income Tax, the taxable income for the six month period ended June 30, 2006 is negative, so no income tax is required.

     Foreign currency transactions and comprehensive income

     Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of HTF is Chinese Renminbi. The unit of Renminbi is in Yuan. Translation gain amounted to $18,537 and $0 for the six month periods ended June 30, 2006 and 2005, respectively. Accumulated other comprehensive income amounted to $73,026 as of June 30, 2006.

     Basic and diluted net loss per share

     Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

     Statement of cash flows

     In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

     Segment reporting

     Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

     Reclassifications

     Certain prior period amounts have been reclassified to conform to the current period presentation.

     Recent pronouncements

     In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

     In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for
     Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006.

     In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

     In June 2005, the EITF reached consensus on Issue No. 05-6, determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

     In March 2006 FASB issued SFAS 156 `Accounting for Servicing of Financial Assets' this Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

          1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

          2.   Requires all separately recognized servicing assets and servicing
               liabilities   to  be  initially   measured  at  fair  value,   if
               practicable.

          3. Permits an entity to choose `Amortization method' or Fair value measurement method' for each class of separately recognized servicing assets and servicing liabilities:

          4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a service elects to subsequently measure at fair value.

          5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

     This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the consolidated financial statements.

     3. INVENTORIES

     Inventories as of June 30, 2006 consist of the following:



                  Raw and packing materials          $         271,931

                  Finished goods                                33,008

                  Work in process                              158,755
                                                         --------------

                  Total                              $         463,694
                                                         ==============

     4. PROPERTY AND EQUIPMENT

     Net property and equipment as of Jun 30, 2006 as follows:



                  Building & improvement             $          35,482

                  Machinery& equipment                         200,949

                  Vehicles                                      73,190

                  Furniture and fixture                         24,032

                  Software                                     270,493
                                                         --------------

                  Total                                        604,146

                  Less: Accumulated depreciation

                            & amortization                   (277,487)
                                                         --------------

                  Net                                $         326,659
                                                         ==============

     Depreciation expenses for the six month periods ended June 30, 2006 and 2005 were $34,628 and $25,353, respectively.

     5. OTHER RECEIVABLE

     Other receivable at June 30, 2006 consists of the following:

                  Loan receivable                    $         469,456

                  Subsidy receivable                            20,417

                  Travel advances to employees                  84,120

                  Travel advances to officers                   50,309
                                                         --------------

                  Total                              $         624,302
                                                         ==============

     The Company has a subsidy receivable from the local government amounting $20,417 for enhancement of the Company's technology.

     Travel advances to employees and officers are interest free, unsecured, and due on demand.

     Loan receivable includes $437,815 loan to an outside party. The loan starts on May 23, 2006 and will be due on May 23, 2007. Interest rate is 6.435%. Interest receivable of $12,890 has been accrued to the loan receivable. The loan is unsecured. The rest of the loan receivable is all interest free, due on demand, and unsecured.

     6. TAXES PAYABLE

     The Company has taxes  payable  amounting  $18,125 as of Jun 30, 2006.  The
     taxes  payable   consisted  of   Value-added   tax  of  $16,086  and  other
     miscellaneous taxes of $2,039.

     7. SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

     The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

     The Company paid interest of $173 and $3,085 during the six month ended June 30, 2006 and 2005. The Company did not pay income tax during the six month ended Jun 30, 2006 and 2005.

     8. EMPLOYEE WELFARE PLAN

     The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual pre-tax contributions of 14% of all employees' salaries for the year ended December 31, 2004. The total expense for the above plan amounted to $41,290 for the year ended December 31, 2004.

     HTF is classified as a wholly-owned foreign enterprise under PRC law by virtue of its ownership by HXTG. HTF has changed its employee welfare plan in accordance with Chinese law and regulations and does not make annual pre-tax contributions of 14% of all employees' salaries for the years ended December 31, 2005. The Company has recorded welfare expenses as incurred. The total welfare expense amounted to $29,826 and $4,935 for the six month periods ended June 30, 2006 and 2005. 9. STATUTORY RESERVE

     In accordance with the Chinese Company Law, the company has allocated 10% of its annual net income as statutory reserve. The company allocated $6,956 as statutory reserve for the six month period ended June 30, 2006. The Company did not need to allocate statutory reserve due to negative net income for the six month period ended June 30, 2005.

     10. STATUTORY COMMON WELFARE FUND

     As stipulated by the Company Law of the People's Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

     Making up cumulative prior years' losses, if any;

          (i) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

          (ii) Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

          (iii) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

     The Company established a reserve for the annual contribution of 5% of net income to the welfare fund. The company allocated $3,478 as welfare fund for the six month period ended June 30, 2006. The Company did not need to allocate welfare fund due to negative net income for the six month period ended June 30, 2005.

     11. SHAREHOLDERS' EQUITY

     During the six month period ended June 30, 2006, the Company received $4,000 from the CEO as paid in capital.

     12. MAJOR CUSTOMERS AND VENDORS

     Major customers and vendors represent those who accounted for 10% or over of the Company's total net revenue or purchase, respectively.

     The Company has two major customers providing 17% and 16% of the Company's sales for the six month period ended June 30, 2006. The Company has one major customer providing 21% of the Company's sales for the six month period ended June 30, 2005. Four major vendors provided 83% of the Company's purchases for the six month period ended June 30, 2006. The Company has a payable amounted $38,005 to these vendors as of June 30, 2006. Two major vendors provided 58% of the Company's purchases for the six month period ended Jun 30, 2005. The Company did not have a payable to this vendor on June 30, 2005.

     The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral.

     13. OTHER INCOME

     Value added tax (VAT) refund- The Company received an amount of $18,516 and $18,685 as Value added tax refund from the state government for the six month periods ended Jun 30, 2006 and 2005, respectively. The value added tax refund is given by the government to support software industry.

     14. COMMITMENT, CONTINGENCIES & ILLEGAL ACT

     HTF leases approximately 640 square meters of space it uses for its executive offices and operations in Shenzhen, China from Shenzhen Chuangwei-RGB Electronic Co., Ltd. The lease is for a term of three years from February 25, 2003 to February 24, 2006 at a monthly rent of approximately $4,400 (including property management and area condition maintenance fees). The lease is renewable for an indefinite period of time upon one month's prior notice. HTF receives a rent subsidy of approximately $1,546 per month from March 1, 2003 to February 28, 2005 under the
     Agreement for the Entrance of Software into Shenzhen Software Enterprise Zone dated June 10, 2003.

     HTF has continued to leases approximately 640 square meters of space it uses for its executive offices and operations in Shenzhen, China from Shenzhen Chuangwei-RGB Electronic Co., Ltd. The lease is for a term of two years from February 25, 2006 to February 24, 2008. The monthly rent expenses are $4,889and $5,275 for the twelve months ended February 24, 2007 and 2006, respectively (including property management and area condition maintenance fees).

     Future lease commitment is as follows:

              Period                                  Amount

              6 month after June 30, 2006            $29,334

              1 year after December 31, 2006          63,300
                                                    --------
                                     Total           $92,634

     On August 1, 2005, the Company entered into a lease agreement for the new facilities in which they operate in Beijing. HTF leases a sales office of approximately 133 square meters in Beijing, China from Ms. Ling Chen, our Chairman, President and Director, Mr. Yuanqing Li's wife on a year-to-year basis. The current term is from September 1, 2005 to August 31, 2006 at a monthly rent of approximately $876 (including management and air-conditioning maintenance fees), which is at the level of the market rent.

     Future lease commitment for the twelve month period ended December 31, 2006 is as follows:

          Period                                               Amount

         1 year after June 30, 2006                           $10,507

     Rent expenses were $26,853 and $27,896 for the six month periods ended June 30, 2006 and 2005, respectively.

     15. CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

     The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

     The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

     The Company does not maintain fire, theft or liability insurance. The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; error and omissions and natural disasters.

     17. RELATED PARTY TRANSACTIONS

     HTF leases a sales office of approximately 133 square meters in Beijing, China from Ms. Ling Chen, our Chairman, President and Director, Mr. Yuan Qing Li's wife on a year-to-year basis. The current term is from September 1, 2005 to August 31, 2006 at a monthly rent of approximately $867 (including management and air-conditioning maintenance fees), which is at the level of the market rent.

     18. STOCK OPTIONS

     The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment ("SFAS No. 123R"), under the modified-prospective transition method on January 1, 2005. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method proscribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

     Primarily as a result of adopting SFAS No. 123R, the Company recognized $552 in share-based compensation expense for the six month period ended June 30, 2006 and $276 for the twelve month period ended December 31, 2005. The impact of this share-based compensation expense on the Company's basic and diluted earnings per share was $0.00 per share. The fair value of our stock options was estimated using the Black-Scholes option pricing model.

     On March 11, 2005, the Company granted one director 10,782 stock options vesting over 5 years proportionately. The option exercise price is $0.96. The fair value of the shares at the time of granting of the options was $0.02. Following is a summary of the stock option activity:

                                                                                      Weighted Average   Aggregate Intrinsic
                                                            Options outstanding        Exercise Price           Value
                     Outstanding, December 31, 2005               10,782                     $0.96                    $0
                     Granted                                           -                         -                     -
                     Forfeited                                         -                         -                     -
                     Exercised                                         -                         -                     -
                                                            ------------
                     Outstanding, June 30, 2006                   10,782                     $0.96               $12,722
                                                            ============

     Following is a summary of the status of options outstanding at June 30, 2006:

                      Outstanding Options                                                 Exercisable Options
                                                Average Remaining Average Exercise
              Exercise Price      Number     Contractual Life           Price            Number      Average Exercise Price
                      $0.96       10,782             3.75               $0.96            2,696              $0.96

     For  options   granted  during  the  year  ended  December  31,  2005,  the weighted-average fair value of such options was $0.51.

     The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model are as follows:

                Risk-free interest rate                     6.0%
                Expected life of the options          5.00 years
                Expected volatility                         596%
                Expected dividend yield                        0

                                    EXHIBIT A

                               SPECIAL RESOLUTION

                                  (Continuance)

WHEREAS, the Board of Directors of China International Enterprises Inc. (the "Corporation") has determined that it may be necessary for the fulfillment of the Corporation's business objectives to change its jurisdiction of incorporation from Canada to Delaware (the "Continuance");

AND WHEREAS, the shareholders desire to permit the Continuance if the Board of Directors concludes that it is in the interests of the Corporation and its shareholders to do so;

NOW THEREFORE BE IT RESOLVED THAT:

1. the Corporation be and is hereby authorized to (a) make under Section 188 of the Canada Business Corporations Act (the "CBCA") for approval to discontinue the Corporation from the jurisdiction of the laws of Canada, and make application to the Director under the CBCA for a Certificate of Discontinuance in respect thereof; (b) domesticate the Corporation under the name "China Software Technology Group Co., Ltd." or such other name as the Board of Directors in its sole discretion, deems appropriate and is acceptable to the applicable regulatory authorities, in the State of Delaware under Section 388 of the General Corporation Law of the State of Delaware ("Delaware Corporate Law"); and (c) file a Certificate of Incorporation, a Certificate of Continuance and all such other certificates and writings with the Delaware Secretary of State as required in connection with such continuance, resulting in the Corporation becoming incorporated under and subject to the laws of the State of Delaware;

2. subject to the issuance of such Certificate of Discontinuance and without affecting the validity of the Corporation and the existence of the Corporation by or under its charter documents and any act done thereunder, the Corporation hereby approves and adopts:

a. in substitution for the existing certificate and Articles of Continuance of the Corporation, the Certificate of Continuance and Certificate of Incorporation under Delaware Corporate Law substantially in the forms attached to this Proxy Statement prepared for the purposes of this meeting attached hereto as Exhibits "C" and "D". respectively, with such amendments as may be approved by the directors of the Corporation in their discretion;

b. in substitution of the existing by-laws of the Corporation, the By-Laws, being a form of by-laws complying with the State of Delaware and relating generally to the affairs of the Corporation, such substantially by-laws to be substantially in the forms attached to this Proxy Statement prepared for the purposes of this meeting attached hereto as Exhibit "E";

3. any one director or officer of the Corporation be and is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all such documents and to do all such other acts and things as he or she may determine to be necessary or advisable to give effect to the

     Continuance and this special resolution, the execution of any such document or the doing of any such other act or thing being conclusive of such determination; and

4. notwithstanding the approval of Continuance by special resolution of the shareholders of the Corporation, the Board of Directors of the Corporation, without further shareholder approval, may terminate the Continuance at any time before the filing of the Certificate of Continuance and Certificate of Incorporation pursuant to Delaware Corporate Law.

                                    EXHIBIT B

               SECTION 190 OF THE CANADA BUSINESS CORPORATIONS ACT

Right to dissent - s.190(1)

Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to:

(a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c)  amalgamate otherwise than under section 184;

(d)  be continued under section 188;

(e) sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f)  carry out a going-private transaction or a squeeze-out transaction.

Further right - s.190(2)

A holder of shares of any  class or  series  of shares  entitled  to vote  under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

If one class of shares - s.190(2.1)

The right to dissent described in subsection (2) applies even if there is only one class of shares

Payment for shares - s.190(3)

In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

No partial dissent - s.190(4)

A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection - s.190(5)

A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

Notice of resolution - s.190(6)

The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

Demand for payment - s.190(7)

A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing: (a) the shareholder's name and address;

(b) the number and class of shares in respect of which the shareholder dissents; and

(c) a demand for payment of the fair value of such shares.

Share certificate - s.190(8)

A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Forfeiture - s.190(9)

A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

Endorsing certificate - s.190(10)

A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

Suspending of rights - s.190(11)

Suspension of rights - On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where:

(a) the shareholder withdraws that notice before the corporation makes an offer under subsection (12);

(b) the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice; or

(c)  the directors  revoke a resolution to amend the articles  under  subsection
     173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder's rights are reinstated as of the date the notice was sent.

Offer to pay - s.190(12)

A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice:

(a) a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b) if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Same terms - s.190(13)

Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

Payment - s.190(14)

Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Corporation may apply to court - s.190(15)

Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

Shareholder application to court - s.190(16)

If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

Venue - s.190(17)

An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

No security for costs - s.190(18)

A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

Parties - s.190(19)

An application to a court under subsection (15) or (16):

(a) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

Powers of court - s.190(20)

On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

Appraisers - s.190(21)

A court may in its discretion appoint one or more appraisers to assist the court to fix a fair market value for the shares of the dissenting shareholders.

Final order - s.190(22)

The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

Interest - s.190(23)

A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Notice that subsection (26) applies - s.190(24)

If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Effect where subsection (26) applies - s.190(25)

If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may:

(a) withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Limitation - s.190(26)

A corporation  shall not make a payment to a dissenting  shareholder  under this section if there are reasonable grounds for believing that:

(a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

                                    EXHIBIT C

           ENTERPRISES DELAWARE PROPOSED CERTIFICATE OF INCORPORATION


     The undersigned, a natural person, for the purposes of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental hereto, and generally known as the "Delaware General Corporation Law"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is

                    CHINA SOFTWARE TECHNOLOGY GROUP CO., LTD.

     SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is United Corporate Services.

     THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this corporation is authorized to issue is twenty-one million (41,000,000) shares. Forty million (40,000,000) shares shall be Common Stock each with a par value of $0.001 per share and one million (1,000,000) shares shall be Preferred Stock, each with a par value of $0.001 per share. The Board of Directors, subject to the limitations prescribed by law and the provisions of this Article FOURTH, to provide by resolution or resolutions for the issuance of the shares of Preferred Stock in one or more series, and by the filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designation, powers, preferences and rights of any such series and the qualifications, limitations or restrictions thereof.


     FIFTH: The name and mailing address of the incorporator is as follows:

       NAME                ADDRESS
     John Leo              c/o China International Enterprises Inc.
                           100 Wall Street, 15th Floor
                           New York NY 10005

     SIXTH:   The  name  and  the  mailing  address  of  the  directors  of  the
Corporation, each of whom shall serve until the first annual meeting of shareholders and until his or her successor is elected and qualified, are as follows:

     NAME                                             ADDRESS
     -------------------------       ----------------------------------------
     Yuan Qing Li                    Suite 2911-2912
                                     Two International Finance Centre
                                     No. 8 Finance Street
                                     Central, Hong Kong

     Jian Ping Wu                    c/o China International Enterprises Inc.
                                     100 Wall Street, 15th Floor
                                     New York, NY  10005

     Ming Liu                        c/o China International Enterprises Inc.
                                     100 Wall Street, 15th Floor
                                     New York, NY  10005

     John Leo                        c/o China International Enterprises Inc.
                                     100 Wall Street, 15th Floor
                                     New York, NY  10005

     Ding Hong Shen                  c/o China International Enterprises Inc.
                                     100 Wall Street, 15th Floor
                                     New York, NY  10005

     SEVENTH: The Corporation shall have perpetual existence.

     EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     1. The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

     2. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. No election of Directors need be by written ballot.

     3. The Board of Directors of the Corporation may adopt, amend or repeal the Bylaws of the Corporation at any time after the original adoption of the Bylaws according to Section 109 of the General Corporation Law of the State of
Delaware; provided, however, that any amendment to provide for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an amendment to this Certificate of Incorporation, in an initial By-Law, or in a By-Law adopted by the stockholders of the Corporation entitled to vote.

     4. Notwithstanding any other provision of law, all action required to be taken by the stockholders of the Corporation shall be taken at a meeting duly called and held in accordance with law, the Certificate of Incorporation and the Bylaws, and not by written consent.

     NINTH: (a) The Corporation may, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (b) No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (b) of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

     TENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

     ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     TWELFTH: Nominations for the election of directors at an annual meeting of the stockholders, or special meeting in lieu of the annual meeting, may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors at the meeting. Stockholders entitled to vote in such election may nominate one or more persons for the election as directors only if written notice of such stockholder's intent to make such nomination or nominations has been given either by personal delivery, overnight (receipted) courier or by United States mail, postage prepaid, to the secretary of the Corporation not later than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof. Such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the persons or person to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation and entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     THIRTEENTH: The Corporation was first incorporated in British Columbia under the name Jackpine Mining Co., Inc. on December 23, 1991 and subsequently changed its name to US Voice Telemanagement on July 10, 1996. On June 19, 2000 the Corporation was continued under the Canada Business Corporations Act by filing Articles of Continuance under that Act and the Corporation also changed its name to E*Comnetrix Inc. On July 23, 2002 the Corporation changed its name to Moving Bytes, Inc. and on March 23, 2006 changed its name to China International Enterprises Inc. Simultaneously with the filing of this Certificate of Incorporation, the Corporation has filed a Certificate of Domestication under Section 388 of the Delaware General Corporation Law with the Secretary of State of the State of Delaware. Pursuant to the domestication, each share of common stock of the Corporation outstanding on the effective date of this Certificate of Incorporation is hereby converted into one share of common stock of the Corporation without any further action by the Corporation or any stockholder, and the currently outstanding share certificates representing such shares of common stock outstanding on the effective date of this Certificate of Incorporation shall represent one share of the Corporation's common stock until such share certificate is surrendered for transfer or reissue. I, the undersigned, being the incorporator, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and that the facts stated herein are true, and accordingly have hereunto set my hand this day of , 2006.

                                   --------------------------------------------
                                   John Leo, Incorporator

                                    EXHIBIT D

                          CERTIFICATE OF DOMESTICATION

                                       OF

                      CHINA INTERNATIONAL ENTERPRISES INC.

     The undersigned, President of China International Enterprises Inc. (the "Corporation"), a corporation organized and existing under the laws of Canada, in accordance with the provisions of Section 388 of Title 8, Chapter 1 of the Delaware Code, does hereby certify as follows:

     FIRST: The Corporation was incorporated in British Columbia under the name Jackpine Mining Co., Inc. on December 23, 1991 and changed its name to US Voice Telemanagement, Inc. on July 10, 1996. On June 19, 2000 the Corporation was continued under the Canada Business Corporations Act by filing Articles of Continuance under that Act and the Corporation also changed its name to E*Comnetrix Inc. On July 24, 2002 the Corporation changed its name to Moving Bytes, Inc. and on March 23, 2006 the Corporation changed its name to China International Enterprises Inc.

     SECOND: The name of the Corporation immediately prior to the filing of this Certificate of Domestication was China International Enterprises Inc.

     THIRD: The name of the Corporation under which it is filing a Certificate of Incorporation is China International Enterprises Inc.

     FOURTH: The jurisdiction that constituted the seat, siege social, principal place of business or central administration for the Corporation or any equivalent thereto under applicable law, immediately prior to the filing of this Certificate of Domestication was Canada.

     FIFTH: A Certificate of  Incorporation  of China Software  Technology Group
Co.,  Ltd.  is  being  filed   contemporaneously   with  this   Certificate   of
Domestication.

     IN WITNESS WHEREOF, I, John Leo, being the Secretary of the Corporation, and being duly authorized to sign this Certificate of Domestication on behalf of the Corporation have made, signed and sealed this Certificate of Domestication on this _____ day of ________________ , 2006.

                                            CHINA INTERNATIONAL ENTERPRISES INC.

                                            By:
                                                --------------------------------
                                                     John Leo
                                                     Secretary

                                    EXHIBIT E

          PROPOSED BY-LAWS OF CHINA SOFTWARE TECHNOLOGY GROUP CO., LTD.

                                     BYLAWS
                                       OF
                    CHINA SOFTWARE TECHNOLOGY GROUP CO., LTD.

                            (A Delaware Corporation)

                                    ARTICLE I
                                  STOCKHOLDERS

     SECTION 1.1 ANNUAL MEETING. The annual meeting of the stockholders of the corporation shall be held on such date as shall be fixed by the Board of Directors, at such time and place within or without the State of Delaware as may be designated in the notice of meeting. If the day fixed for the annual meeting shall fall on a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. If the annual meeting is omitted on the day herein transacted at such special meeting in lieu of annual meeting shall have the same effect as if transacted or held at the annual meeting. At the discretion of the Board of Directors, the meeting may be conducted by remote communication to the extent permitted by law.

     SECTION 1.2 SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the president or by the board of directors. Special meetings of the stockholders shall be held at such time, date and place within or outside of the State of Delaware as may be designated in the notice of such meeting. At the discretion of the Board of Directors, the meeting may be conducted by remote communication to the extent permitted by law.

     SECTION 1.3 NOTICE OF MEETING.

        (a) A written notice stating the place, if any, date, and hour of each meeting of the stockholders, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, and to each stockholder who, under the Certificate of Incorporation or these Bylaws, is entitled to such notice, by delivering such notice to such person or leaving it at their residence or usual place of business, or by mailing it to such stockholder at his address as it appears upon the books of the corporation at least ten days and not more than 60 days before the meeting. Such notice shall be given by the secretary, an assistant secretary, or any other officer or person designated either by the secretary or by the person or persons calling the meeting.

        (b) The requirement of notice to any stockholder may be waived (i) by a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto duly authorized, and filed with the records of the meeting, (ii) if communication with such stockholder is unlawful,
(iii) by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice, or (iv) as otherwise excepted by law. A waiver of notice of any regular or special meeting of the stockholders need not specify the purposes of the meeting.

        (c) If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 1.4 QUORUM. The holders of one third of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.

     SECTION 1.5 VOTING AND PROXIES. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them.

     SECTION 1.6 ACTION AT MEETING. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than election to an office shall decide such question, except where a larger vote is required by law, the Certificate of Incorporation or these Bylaws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

     SECTION 1.7 ACTION WITHOUT MEETING. All action required or permitted to be taken by the stockholders must be taken at a meeting duly called and held in accordance with law and in accordance with this Certificate of Incorporation and these Bylaws.

     SECTION 1.8 VOTING OF SHARES OF CERTAIN HOLDERS.

        (a) Shares of stock of the corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

        (b) Shares of stock of the corporation standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court-appointed guardian or conservator without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares of capital stock of the corporation standing in the name of a trustee or fiduciary may be voted by such trustee or fiduciary.

        (c) Shares of stock of the corporation standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

        (d) A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation he expressly empowered the pledgee to vote thereon, in which case only the pledgee or its proxy shall be entitled to vote the shares so transferred.

        (e) Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares.

     SECTION 1.9 STOCKHOLDER LISTS. The secretary (or the corporation's transfer agent or other person authorized by these Bylaws or by law) shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at (i) the corporation's principal place of business, (ii) at the place where the meeting is to be held, or (iii) by making it available on an electronic network. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 2.1 POWERS. Except as reserved to the stockholders by law, by the Certificate of Incorporation or by these Bylaws, the business of the corporation shall be managed under the direction of the board of directors, who shall have and may exercise all of the powers of the corporation. In particular, and without limiting the foregoing, the board of directors shall have the power to issue or reserve for issuance from time to time the whole or any part of the capital stock of the corporation which may be authorized from time to time to such person, for such consideration and upon such terms and conditions as they shall determine, including the granting of options, warrants or conversion or other rights to stock.

     SECTION 2.2 NUMBER OF DIRECTORS; QUALIFICATIONS. The board of directors shall consist of such number of directors, as shall be fixed initially by the incorporator(s) and thereafter by the board of directors. No director need be a stockholder.

     SECTION 2.3 NOMINATION OF DIRECTORS.

     Nominations for the election of directors at an annual meeting of the stockholders, or special meeting in lieu of the annual meeting, may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors at the meeting. Stockholders entitled to vote in such election may nominate one or more persons for the election as directors only if written notice of such stockholder's intent to make such nomination or nominations has been given either by personal delivery, overnight (receipted) courier or by United States mail, postage prepaid, to the secretary of the Corporation not later than one hundred twenty days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof. Such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the persons or person to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation and entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     SECTION 2.4 ELECTION OF DIRECTORS. The initial board of directors shall be designated in the certificate of incorporation, or if not so designated, elected by the incorporator(s) at the first meeting thereof. Thereafter, directors shall be elected by the stockholders at their annual meeting or at any special meeting the notice of which specifies the election of directors as an item of business for such meeting.

     SECTION 2.5 VACANCIES; REDUCTION OF THE BOARD. In the case of any vacancy in the board of directors from death, resignation, disqualification or other cause, including a vacancy resulting from enlargement of the board, the election of a director to fill such vacancy shall be by vote of a majority of the directors then in office, whether or not constituting a quorum.

     SECTION 2.6 . ENLARGEMENT OF THE BOARD. The board of directors may be enlarged by the stockholders at any meeting or by vote of a majority of the directors then in office.

     SECTION 2.7 TENURE AND RESIGNATION. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any director may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, secretary or assistant secretary, if any.

Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     SECTION 2.8 REMOVAL. A director, whether elected by the stockholders or directors, may be removed from office with or without cause at any annual or special meeting of stockholders by vote of a majority of the stockholders entitled to vote in the election of such directors, or for cause by a vote of a majority of the directors then in office; provided, however, that a director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

     SECTION 2.9 MEETINGS. Regular meetings of the board of directors may be held without call or notice at such times and such places within or without the State of Delaware as the board may, from time to time, determine, provided that notice of the first regular meeting following any such determination shall be given to directors absent from such determination. A regular meeting of the board of directors shall be held without notice immediately after, and at the same place as, the annual meeting of the stockholders or the special meeting of the stockholders held in place of such annual meeting, unless a quorum of the directors is not then present. Special meetings of the board of directors may be held at any time and at any place designated in the call of the meeting when called by the president, treasurer, or one or more directors. Members of the board of directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

     SECTION 2.10 NOTICE OF MEETING. It shall be sufficient notice to a director to send notice (i) by mail at least 72 hours before the meeting addressed to such person at his usual or last known business or residence address, or (ii) in person, by telephone, facsimile transmission or electronic transmission to the extent provided in Article VIII, at least 24 hours before the meeting. Notice shall be given by the secretary, or in his absence or unavailability, may be given by an assistant secretary, if any, or by the officer or directors calling the meeting. The requirement of notice to any director may be waived by a written waiver of notice, executed by such person before or after the meeting or meetings, and filed with the records of the meeting, or by attendance at the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice of a directors' meeting need not specify the purposes of the meeting.

     SECTION 2.11 AGENDA. Any lawful business may be transacted at a meeting of the board of directors, notwithstanding the fact that the nature of the business may not have been specified in the notice or waiver of notice of the meeting.

     SECTION 2.12 QUORUM. At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business. Any meeting may be adjourned by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

     SECTION 2.13 ACTION AT MEETING. Any motion adopted by vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except where a different vote is required by law, by the Certificate of Incorporation or by these Bylaws. The assent in writing of any director to any vote or action of the directors taken at any meeting, whether or not a quorum was present and whether or not the director had or waived notice of the meeting, shall have the same effect as if the director so assenting was present at such meeting and voted in favor of such vote or action.

     SECTION 2.14 ACTION WITHOUT MEETING. Any action by the directors may be taken without a meeting if all of the directors consent to the action in writing and the consents are filed with the records of the directors' meetings. Such consent shall be treated for all purposes as a vote of the directors at a meeting.

     SECTION 2.15 COMMITTEES. The board of directors may, by the affirmative vote of a majority of the directors then in office, appoint an executive committee or other committees consisting of one or more directors and may by vote delegate to any such committee some or all of their powers except those which by law, the Certificate of Incorporation or these Bylaws they may not delegate. In the absence or disqualification of a member of a committee, the members of the committee present and not disqualified, whether or not they constitute a quorum, may by unanimous vote appoint another member of the board of directors to act at the meeting in place of the absence or disqualified member. Unless the board of directors shall otherwise provide, any such committee may make rules for the conduct of its business, but unless otherwise provided by the board of directors or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these Bylaws with respect to meetings or for the conduct of business or the taking of actions by the board of directors. The board of directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee at any time. The board of directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                                   ARTICLE III

                                    OFFICERS

     SECTION 3.1 ENUMERATION. The officers shall consist of a president, a treasurer, a secretary and such other officers and agents (including a chairman of the board, one or more vice-presidents, assistant treasurers and assistant secretaries), as the board of directors may, in their discretion, determine.

     SECTION 3.2 ELECTION. The president, treasurer and secretary shall be elected annually by the directors at their first meeting following the annual meeting of the stockholders or any special meeting held in lieu of the annual meeting. Other officers may be chosen by the directors at such meeting or at any other meeting.

     SECTION 3.3 QUALIFICATION. An officer may, but need not, be a director or stockholder. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the directors may determine. The premiums for such bonds may be paid by the corporation.

     SECTION 3.4 TENURE. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, the term of office of each officer shall be for one year or until his successor is elected and qualified or until his earlier resignation or removal.

     SECTION 3.5 REMOVAL. Any officer may be removed from office, with or without cause, by the affirmative vote of a majority of the directors then in office; provided, however, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the board of directors prior to action thereon.

     SECTION 3.6 RESIGNATION. Any officer may resign by delivering or mailing postage prepaid a written resignation to the corporation at its principal office or to the president, secretary, or assistant secretary, if any, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event.

     SECTION 3.7 VACANCIES. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the board of directors.

     SECTION 3.8 CHAIRMAN OF THE BOARD. The board of directors may appoint a chairman of the board and may designate the chairman of the board as chief executive officer. If the board of directors appoints a chairman of the board, he shall perform such duties and possess such powers as are assigned to him by the board of directors.

     SECTION 3.9 PRESIDENT. The president shall be the chief executive officer of the corporation, unless a chairman of the board is so designated. Unless a chairman of the board is so designated or except as otherwise voted by the board of directors, the president shall preside at all meetings of the stockholders and of the board of directors at which present. The president shall have such duties and powers as are commonly incident to the office and such duties and powers as the board of directors shall from time to time designate.

     SECTION 3.10 VICE-PRESIDENT(S). The vice-president(s), if any, shall have such powers and perform such duties as the board of directors may from time to time determine.

     SECTION 3.11 CHIEF FINANCIAL OFFICER, TREASURER AND ASSISTANT TREASURERS. The treasurer, or if the board of directors so determines, the vice-president, finance or the chief financial officer, subject to the direction and under the supervision and control of the board of directors, shall have general charge of the financial affairs of the corporation. The treasurer shall have custody of all funds, securities and valuable papers of the corporation, except as the board of directors may otherwise provide. The treasurer shall keep or cause to be kept full and accurate records of account which shall be the property of the corporation, and which shall be always open the inspection of each elected officer and director of the corporation. The treasurer shall deposit or cause to be deposited all funds of the corporation in such depository or depositories as may be authorized by the board of directors. The treasurer shall have the power to endorse for deposit or collection all notes, checks, drafts, and other negotiable instruments payable to the corporation. The treasurer shall perform such other duties as are incidental to the office, and such other duties as may be assigned by the board of directors. All of the duties of the treasurer may be performed by the vice-president, finance and/or the chief financial officer, in the discretion of the board of directors.

     Assistant treasurers, if any, shall have such powers and perform such duties as the board of directors may from time to time determine.

     SECTION 3.12 SECRETARY AND ASSISTANT SECRETARIES. The secretary or an assistant secretary shall record, or cause to be recorded, all proceedings of the meetings of the stockholders and directors (including committees thereof) in the book of records of this corporation. The record books shall be open at reasonable times to the inspection of any stockholder, director, or officer. The secretary or an assistant secretary shall notify the stockholders and directors, when required by law or by these Bylaws, of their respective meetings, and shall perform such other duties as the directors and stockholders may from time to time prescribe. The secretary or an assistant secretary shall have the custody and charge of the corporate seal, and shall affix the seal of the corporation to all instruments requiring such seal, and shall certify under the corporate seal the proceedings of the directors and of the stockholders, when required. In the absence of the secretary or an assistant secretary at any such meeting, a temporary secretary shall be chosen who shall record the proceedings of the meeting in the aforesaid books.

     Assistant secretaries, if any, shall have such powers and perform such duties as the board of directors may from time to time designate.

     SECTION 3.13 OTHER POWERS AND DUTIES. Subject to these Bylaws and to such limitations as the board of directors may from time to time prescribe, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

                                   ARTICLE IV

                                  CAPITAL STOCK

     SECTION 4.1 STOCK CERTIFICATES.

        (a) Each stockholder shall be entitled to a certificate representing the number of shares of the capital stock of the corporation owned by such person in such form as shall, in conformity to law, be prescribed from time to time by the board of directors. Each certificate shall be signed by the president or vice-president and treasurer or assistant treasurer or such other officers designated by the board of directors from time to time as permitted by law, shall bear the seal of the corporation, and shall express on its face its number, date of issue, class, the number of shares for which, and the name of the person to whom, it is issued. The corporate seal and any or all of the signatures of corporation officers may be facsimile if the stock certificate is manually counter-signed by an authorized person on behalf of a transfer agent or registrar other than the corporation or its employee.

        (b) If an officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed on, a certificate shall have ceased to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue.

     SECTION 4.2 TRANSFER OF SHARES. Title to a certificate of stock and to the shares represented thereby shall be transferred only on the books of the corporation by delivery to the corporation or its transfer agent of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a properly executed written power of attorney to sell, assign or transfer the same or the shares represented thereby. Upon surrender of a certificate for the shares being transferred, a new certificate or certificates shall be issued according to the interests of the parties.

     SECTION 4.3 RECORD HOLDERS. Except as otherwise may be required by law, by the Certificate of Incorporation or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the corporation of his post office address.

     SECTION 4.4 RECORD DATE.

        (a) In order that the corporation may determine the stockholders entitled to receive notice of or to vote at any meeting of stockholders or any adjournments thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days prior to any other action. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the corporation after the record date.

        (b) If no record date is fixed: (i) the record date for determining stockholders entitled to receive notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.


     SECTION 4.5 TRANSFER AGENT AND REGISTRAR FOR SHARES OF CORPORATION. The board of directors may appoint a transfer agent and a registrar of the certificates of stock of the corporation. Any transfer agent so appointed shall maintain, among other records, a stockholders' ledger, setting forth the names and addresses of the holders of all issued shares of stock of the corporation, the number of shares held by each, the certificate numbers representing such shares, and the date of issue of the certificates representing such shares. Any registrar so appointed shall maintain, among other records, a share register, setting forth the total number of shares of each class of shares which the corporation is authorized to issue and the total number of shares actually issued. The stockholders' ledger and the share register are hereby identified as the stock transfer books of the corporation; but as between the stockholders' ledger and the share register, the names and addresses of stockholders, as they appear on the stockholders' ledger maintained by the transfer agent shall be the official list of stockholders of record of the corporation. The name and address of each stockholder of record, as they appear upon the stockholders' ledger, shall be conclusive evidence of who are the stockholders entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Stockholders, but not the corporation, its directors, officers, agents or attorneys, shall be responsible for notifying the transfer agent, in writing, of any changes in their names or addresses from time to time, and failure to do so will relieve the corporation, its other stockholders, directors, officers, agents and attorneys, and its transfer agent and registrar, of liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing in the stockholders' ledger maintained by the transfer agent.

     SECTION 4.6 LOSS OF CERTIFICATES. In case of the loss, destruction or mutilation of a certificate of stock, a replacement certificate may be issued in place thereof upon such terms as the board of directors may prescribe, including, in the discretion of the board of directors, a requirement of bond and indemnity to the corporation.

     SECTION 4.7 RESTRICTIONS ON TRANSFER. Every certificate for shares of stock which are subject to any restriction on transfer, whether pursuant to the Certificate of Incorporation, the Bylaws or any agreement to which the corporation is a party, shall have the fact of the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge.

     SECTION 4.8 MULTIPLE CLASSES OR SERIES OF STOCK. The amount and classes of the capital stock and the par value, if any, of the shares, shall be as fixed in the Certificate of Incorporation. At all times when there are two or more classes or series of stock, the several classes or series of stock shall conform to the description and the terms and have the respective preferences, voting powers, restrictions and qualifications set forth in the Certificate of Incorporation and these Bylaws. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued, or (ii) a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

                                    ARTICLE V

                                    DIVIDENDS

     SECTION 5.1 DECLARATION OF DIVIDENDS. Except as otherwise required by law or by the Certificate of Incorporation, the board of directors may, in its discretion, declare what, if any, dividends shall be paid from the surplus or from the net profits of the corporation for the current or preceding fiscal year, or as otherwise permitted by law. Dividends may be paid in cash, in property, in shares of the corporation's stock, or in any combination thereof. Dividends shall be payable upon such dates as the board of directors may designate.

     SECTION 5.2 RESERVES. Before the payment of any dividend and before making any distribution of profits, the board of directors, from time to time and in its absolute discretion, shall have power to set aside out of the surplus or net profits of the corporation such sum or sums as the board of directors deems proper and sufficient as a reserve fund to meet contingencies or for such other purpose as the board of directors shall deem to be in the best interests of the corporation, and the board of directors may modify or abolish any such reserve.

                                   ARTICLE VI

                         POWERS OF OFFICERS TO CONTRACT

                              WITH THE CORPORATION

     Any and all of the directors and officers of the corporation, notwithstanding their official relations to it, may enter into and perform any contract or agreement of any nature between the corporation and themselves, or any and all of the individuals from time to time constituting the board of directors of the corporation, or any firm or corporation in which any such director may be interested, directly or indirectly, whether such individual, firm or corporation thus contracting with the corporation shall thereby derive personal or corporate profits or benefits or otherwise; provided, that (i) the material facts of such interest are disclosed or are known to the board of directors or committee thereof which authorizes such contract or agreement; (ii) if the material facts as to such person's relationship or interest are disclosed or are known to the stockholders entitled to vote thereon, and the contract is specifically approved in good faith by a vote of the stockholders; or (iii) the contract or agreement is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. Any director of the corporation who is interested in any transaction as aforesaid may nevertheless be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize or ratify any such transaction. This Article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common or statutory law applicable thereto.

                                   ARTICLE VII

                                 INDEMNIFICATION

     SECTION 7.1 DEFINITIONS. For purposes of this Article VII the following terms shall have the meanings indicated:

     "Corporate Status" describes the status of a person who is or was a director, officer, employee, agent, trustee or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the corporation.

     "Court" means the Court of Chancery of the State of Delaware, or any other court in which a Proceeding in respect of indemnification may properly be brought.

     "Covered Person" means any person who has a Corporate Status who the corporation, pursuant to the provisions of Section 7.9 hereof, determines is entitled to indemnification as provided herein. It shall in each case include such person's legal representatives, heirs, executors and administrators.

     "Disinterested" describes any individual, whether or not that individual is a director, officer, employee or agent of the corporation who is not and was not and is not threatened to be made a party to the Proceeding in respect of which indemnification, advancement of expenses or other action, is sought by a Covered Person.

     "Expenses" shall include, without limitation, all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

     "Good Faith" shall mean a Covered Person having acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the corporation or, in the case of an employee benefit plan, the best interests of the participants or beneficiaries of said plan, as the case may be, and, with respect to any Proceeding which is criminal in nature, having had no reasonable cause to believe such Covered Person's conduct was unlawful.

     "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and may include law firms or members thereof that are regularly retained by the corporation but not by any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would have a conflict of interest in representing either the corporation or the Covered Person in an action to determine the Covered Person's rights under this Article.

     "Proceeding" includes any actual, threatened or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal corporate investigation), administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, other than one initiated by the Covered Person, but including one initiated by a Covered Person for the purpose of enforcing such Covered Person's rights under this Article to the extent provided in Section 7.14 of this Article. "Proceeding" shall not include any counterclaim brought by any Covered Person other than one arising out of the same transaction or occurrence that is the subject matter of the underlying claim.

     SECTION 7.2 RIGHT TO INDEMNIFICATION IN GENERAL. The corporation may indemnify, and advance Expenses to, each Covered Person who is, was or is threatened to be made a party or is otherwise involved in any Proceeding, as provided in this Article and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit.

     SECTION  7.3  PROCEEDINGS  OTHER  THAN  PROCEEDINGS  IN  THE  RIGHT  OF THE
CORPORATION. Each Covered Person may be indemnified if, by reason of such Covered Person's Corporate Status, such Covered Person is or is threatened to be made a party to or is otherwise involved in any Proceeding, other than a Proceeding by or in the right of the corporation. Such Covered Person may be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlements, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with such Proceeding or any claim, issue or matter therein, if such Covered Person acted in Good Faith.

     SECTION 7.4 PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Each Covered Person may be indemnified if, by reason of such Covered Person's Corporate Status, such Covered Person is, or is threatened to be made, a party to or is otherwise involved in any Proceeding brought by or in the right of the corporation to procure a judgment in its favor. Such Covered Person may be indemnified against Expenses, judgments, penalties, and amounts paid in settlement, actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection with such Proceeding if such Covered
Person acted in Good Faith. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Covered Person shall have been adjudged to be liable to the corporation if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by the corporation in such event if and only to the extent that the Court which is considering the matter shall so determine.

     SECTION 7.5 INDEMNIFICATION OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Article, to the extent that a present or former director or officer or any other person who has a Corporate Status is, by reason of such Corporate Status, a party to or is otherwise involved in and is successful, on the merits or otherwise, in any Proceeding, such person shall be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such person or on such person's behalf in connection therewith. If such person is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the corporation shall indemnify such person to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by such person or on such person's behalf in connection with each successfully resolved claim, issue or matter. The termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     SECTION 7.6 INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Article, to the extent that a Covered Person is, by reason of such Covered Person's Corporate Status, a witness in any Proceeding, such Covered Person shall be indemnified against all Expenses actually and reasonably incurred by such Covered Person or on such Covered Person's behalf in connection therewith.

     SECTION 7.7 ADVANCEMENT OF EXPENSES.

        (a) Notwithstanding any provision to the contrary in this Article, the corporation may advance all reasonable Expenses which were incurred by or on behalf of a present director or officer by reason of such person's Corporate Status, in connection with any Proceeding, within 20 days after the receipt by the corporation of a statement or statements from such person requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the person and shall include or be preceded or accompanied by an undertaking by or on behalf of the person to repay any Expenses if such person shall be adjudged to be not entitled to be indemnified against such Expenses. Any advance and undertakings to repay made pursuant to this paragraph shall be unsecured and interest-free. Advancement of Expenses pursuant to this paragraph shall not require approval of the board of directors or the stockholders of the corporation, or of any other person or body. The secretary of the corporation shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the advance and of the undertaking to make repayment provided pursuant to this paragraph.

        (b) Advancement of expenses to any other Covered Person shall be upon such terms and conditions as the board of directors may determine appropriate.

     SECTION 7.8 NOTIFICATION AND DEFENSE OF CLAIM.

          (a) Promptly after receipt by any person who has a Corporate Status of a notice of the commencement of any Proceeding, such person shall, if a claim is to be made against the corporation under this Article, notify the corporation of the commencement of the Proceeding. The omission of such notice will not relieve the corporation from any liability which it may have to such person otherwise than under this Article. With respect to any such Proceedings as to which the corporation determines to provide indemnification:

          (i) The corporation will be entitled to participate in the defense at its own expense.

          (ii) Except as otherwise provided below, the corporation (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense with counsel reasonably satisfactory to the Covered Person. After notice from the corporation to the Covered Person of its election to assume the defense of a suit, the corporation will not be liable to the Covered Person under this Article for any legal or other expenses subsequently incurred by the Covered Person in connection with the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided below.

          (b) The Covered Person shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense shall be at the expense of the Covered Person except as follows. The fees and expenses of counsel shall be at the expense of the corporation if (i) the employment of counsel by the Covered Person has been authorized by the corporation, (ii) the Covered Person shall have concluded reasonably that there may be a conflict of interest between the corporation and the Covered Person in the conduct of the defense of such action and such conclusion is confirmed in writing by the corporation's outside counsel regularly employed by it in connection with corporate matters, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such Proceeding. The corporation shall be entitled to participate in, but shall not be entitled to assume the defense of, any Proceeding brought by or in the right of the corporation or as to which the Covered Person shall have made the conclusion provided for in (ii) above and such conclusion shall have been so confirmed by the corporation's said outside counsel.

          (c) Notwithstanding any provision of this Article to the contrary, the corporation shall not be liable to indemnify the Covered Person under this Article for any amounts paid in settlement of any Proceeding effected without its written consent. The corporation shall not settle any Proceeding or claim in any manner which would impose any penalty, limitation or disqualification of the Covered Person for any purpose without such Covered Person's written consent. Neither the corporation nor the Covered Person will unreasonably withhold their consent to any proposed settlement.

          (d) If it is determined that the Covered Person is entitled to indemnification other than as afforded under subparagraph (b) above, payment to the Covered Person of the additional amounts for which he is to be indemnified shall be made within 10 days after such determination.

     SECTION 7.9   PROCEDURES.

          (a) METHOD OF DETERMINATION FOR PRESENT OFFICERS AND DIRECTORS. A determination (as provided for by this Article or if required by applicable law in the specific case) with respect to entitlement to indemnification by a person who at the date of determination is a director or officer shall be made either
(i) by a majority vote of Disinterested directors, even though less than a quorum, or (ii) a committee of Disinterested directors designated by a majority of disinterested Directors, even though less than a quorum, or (iii) if there are no such Disinterested directors, or if the Disinterested directors so direct, by Independent Counsel in a written determination to the board of directors, a copy of which shall be delivered to the Covered Person seeking indemnification, or (iv) by the vote of the holders of a majority of the corporation's capital stock outstanding at the time entitled to vote thereon.

          (b) METHOD OF DETERMINATION FOR OTHERS. A determination (as provided for in this Article or if required by applicable law in the specific case) with respect to indemnification of any person other than a present director or officer may be made by the board of directors in such manner as it may determine appropriate.

          (c) INITIATING REQUEST. A person who seeks indemnification under this Article shall submit a request for indemnification, including such documentation and information as is reasonably available to such person and is reasonably necessary to determine whether and to what extent such person is entitled to indemnification.

          (d) EFFECT OF OTHER PROCEEDINGS. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty or of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of a Covered Person to indemnification or create a presumption that a Covered Person did not act in Good Faith.

     SECTION 7.10 ACTION BY THE CORPORATION. Any action, payment, advance determination (other than a determination made pursuant to Section 7.9 above), authorization, requirement, grant of indemnification or other action taken by the corporation pursuant to this Article shall be effected exclusively through any Disinterested person so authorized by the board of directors of the corporation, including the president or any vice president of the corporation.

     SECTION 7.11 NON-EXCLUSIVITY. The rights to indemnification and to receive advancement of Expenses as provided by this Article shall not be deemed exclusive of any other rights to which a person may at any time be entitled under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders, a resolution of the board of directors, or otherwise.

     SECTION 7.12 INSURANCE. The corporation may maintain, at its expense, an insurance policy or policies to protect itself and any director, officer, employee or agent of the corporation or another enterprise against liability arising out of this Article or otherwise, whether or not the corporation would have the power to indemnify any such person against such liability under the Delaware General Corporation Law.

     SECTION 7.13 NO DUPLICATIVE PAYMENT. The corporation shall not be liable under this Article to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that a Covered Person has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

     SECTION 7.14 EXPENSES OF ADJUDICATION. In the event that any Covered Person seeks a judicial adjudication, or an award in arbitration, to enforce such Covered Person's rights under, or to recover damages for breach of, this Article, the Covered Person shall be entitled to recover from the corporation, and shall be indemnified by the corporation against, any and all Expenses actually and reasonably incurred by such Covered Person in seeking such adjudication or arbitration, but only if such Covered Person prevails therein. If it shall be determined in such adjudication or arbitration that the Covered Person is entitled to receive part but not all of the indemnification of expenses sought, the expenses incurred by such Covered Person in connection with such adjudication or arbitration shall be appropriately prorated.

     SECTION 7.15 SEVERABILITY. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

        (a) the validity, legality and enforceability of the remaining provisions of this Article (including without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

        (b) to the fullest extent possible, the provisions of this Article (including, without limitation, each portion of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     SECTION 7.16 NO RETROACTIVE AMENDMENT. No amendment or repeal of this Article or any provision hereof shall affect any right of any person to be indemnified hereunder with respect to any actions, omissions or state of facts existing prior to the date of such amendment or repeal.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     SECTION 8.1 CERTIFICATE OF INCORPORATION. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

     SECTION 8.2 FISCAL YEAR. Except as from time to time otherwise provided by the board of directors, the fiscal year of the corporation shall end on the 31st of December of each year.

     SECTION 8.3 CORPORATE SEAL. The board of directors shall have the power to adopt and alter the seal of the corporation.

     SECTION 8.4 EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes, and other obligations authorized to be executed by an officer of the corporation on its behalf shall be signed by the president or the treasurer except as the board of directors may generally or in particular cases otherwise determine.

     SECTION 8.5 VOTING OF SECURITIES. Unless the board of directors otherwise provides, the president or the treasurer may waive notice of and act on behalf of this corporation, or appoint another person or persons to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this corporation.

     SECTION 8.6 EVIDENCE OF AUTHORITY. A certificate by the secretary or any assistant secretary as to any action taken by the stockholders, directors or any officer or representative of the corporation shall, as to all persons who rely thereon in good faith, be conclusive evidence of such action. The exercise of any power which by law, by the Certificate of Incorporation, or by these Bylaws, or under any vote of the stockholders or the board of directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency shall bind the corporation in favor of anyone relying thereon in good faith, whether or not such absence or contingency existed.

     SECTION 8.7 CORPORATE RECORDS. The original, or attested copies, of the Certificate of Incorporation, Bylaws, records of all meetings of the incorporators and stockholders, and the stock transfer books (which shall contain the names of all stockholders and the record address and the amount of stock held by each) shall be kept in Delaware at the principal office of the corporation, or at an office of the corporation, or at an office of its transfer agent or of the secretary or of the assistant secretary, if any. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to inspection of any stockholder for any purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or for using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

     SECTION 8.8 COMMUNICATION OF NOTICES. Any notices required to be given under these Bylaws may be given (i) by delivery in person, (ii) by mailing it, postage prepaid, first class, (iii) by mailing it by nationally or internationally recognized second day or faster courier service, (iv) by facsimile transmission, or (v) by electronic transmission, in each case, to the addressee; provided, however that facsimile transmission or electronic transmission may only be used if the addressee has consented to such means.

     SECTION 8.9 ELECTRONIC TRANSMISSIONS. Notwithstanding any reference in these Bylaws to written instruments, all notices, meetings, consents and other communications contemplated by these Bylaws may be conducted by means of an electronic transmission, to the extent permitted by law, if specifically authorized by the board of directors of the corporation.

     SECTION 8.10 CHARITABLE CONTRIBUTIONS. The board of directors from time to time may authorize contributions to be made by the corporation in such amounts as it may determine to be reasonable to corporations, trusts, funds or foundations organized and operated exclusively for charitable, scientific or educational purposes, no part of the net earning of which inures to the private benefit of any stockholder or individual.

                                   ARTICLE IX

                                   AMENDMENTS

     SECTION 9.1 AMENDMENT BY STOCKHOLDERS. Prior to the issuance of stock, these Bylaws may be amended, altered or repealed by the incorporator(s) by majority vote. After stock has been issued, these Bylaws may be amended altered or repealed by the stockholders at any annual or special meeting by vote or a majority of all shares outstanding and entitled to vote, except that where the effect of the amendment would be to reduce any voting requirement otherwise required by law, the Certificate of Incorporation or these Bylaws, such amendment shall require the vote that would have been required by such other provision. Notice and a copy of any proposal to amend these Bylaws must be included in the notice of meeting of stockholders at which action is taken upon such amendment.

     SECTION 9.2 AMENDMENT BY BOARD OF DIRECTORS.

        (a) These Bylaws may be amended, altered or repealed by the board of directors at a meeting duly called for the purpose by majority vote of the directors then in office, except that directors shall not amend the Bylaws in a manner which:

        (i) changes the stockholder voting requirements for any action;

        (ii) alters or abolishes any preferential right or right of redemption applicable to a class or series of stock with shares already outstanding;

        (iii) alters the provisions of Article IX hereof; or

        (iv) permits the board of directors to take any action which under law, the Certificate of Incorporation, or these Bylaws is required to be taken by the stockholders.

        (b) Any amendment of these Bylaws by the board of directors may be altered or repealed by the stockholders at any annual or special meeting of stockholders.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Enterprises Canada
     ------------------

     Section 124 of the Canada Business Corporations Act permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.

     The By-Laws of Enterprises Canada provide for the indemnification of directors and officers of Enterprises Canada pursuant to Section 124 of the Canada Business Corporation Act. The By-Laws provide for the indemnification of a director or officer, a former director or officer, or a person who acts or acted at Enterprises Canada's request as a director or officer of a corporation in which Enterprises Canada is or was a shareholder or creditor, and his heirs and legal representatives, against any and all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative proceeding to which such person was made a party by reason of being or having been a director or officer of Enterprises Canada or such other corporation if such person acted honestly and in good faith with a view to the best interests of Enterprises Canada, or, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, such person had reasonable grounds in believing that the conduct was lawful. The By-Laws provide that Enterprises Canada shall also indemnify any such person in such other circumstances as the Canada Business Corporations Act permits or requires. The By-Laws limit the right of any person entitled to indemnification to claim indemnity apart from the provisions of the By-Laws to the extent permitted by the Canada Business Corporations Act or such other law.

     Enterprises Canada has entered into indemnification agreements with its directors and certain of its officers pursuant to which Enterprises Canada is contractually obligated to indemnify such persons to the fullest extent permitted by applicable law.

     Enterprises Delaware
     --------------------

     If the continuance is completed, the following provisions and laws will apply to Enterprises Delaware and its officers and directors.

     Article Ninth of Enterprises Delaware's proposed certificate of incorporation eliminates the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. Article VII of Enterprises Delaware's By-laws provides that the Enterprises Delaware may indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors, officers, employees and agents of a corporation if such party acted in good faith in a manner he believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise in any proceeding or action.

     Enterprises Delaware's new By-laws also empower us to maintain directors and officers liability insurance coverage for our directors, officers, employees or agents. These indemnification provisions may be sufficiently broad to permit indemnification of our executive officers and directors for liabilities arising under the Securities Act.

     The indemnification agreements we have entered into with certain of our officers and directors of Enterprises Canada will also apply to the officers and directors Enterprises Delaware. Generally, the indemnification agreements attempt to provide the maximum protection permitted by law with respect to indemnification of directors and officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS.


EXHIBIT
NUMBER   DESCRIPTION
------  -----------------
3.1 Certificate of Incorporation for Jackpine Mining Co., Inc. (now Enterprises Canada), dated December 23, 1991. Incorporated by reference to Exhibit 1.1 to the Registration Statement on Form 20-F dated April 20, 1999 filed by USV Telemanagement Inc. (now Enterprises Canada)(the "1999 20-F").

3.2 Form 1 (Section 5) Company Act Memorandum of Jackpine Mining Co., Inc. (now Enterprises Canada), dated December 13, 1991. Incorporated by reference to Exhibit 1.2 to the 1999 20-F.

3.3     Articles  of  Jackpine  Mining  Co.,  Inc.  (now  Enterprises   Canada).
        Incorporated by reference to Exhibit 1.3 to the 1999 20-F.

3.4 Certificate of name change of Jackpine Mining Co., Inc. to USV Telemanagement Inc., dated July 10, 1996. Incorporated by reference to
        Exhibit 1.4 to the 1999 20-F.

3.5 Province of British Columbia Form 21 (Section 371) Company Act Special Resolution filed July 10, 1996. Incorporated by reference to Exhibit 1.5 to the 1999 20-F.

3.6     Certificate  of  Continuance  of   E*Conmetrix   Inc.   (formerly,   USV
        Telemanagement Inc.) filed on June 19, 2000.*

3.7 Certificate of Amendment to Certificate of Continuance of E*Conmetrix Inc. filed on July 10, 2001.*

3.8 Articles of Amendment to Articles of E*Conmetrix Inc. changing name of company to Moving Bytes, Inc. filed on July 23, 2002.*

3.9 Articles of Amendment to Articles of Moving Bytes, Inc. changing name of company to China International Enterprises Inc. filed on March 23, 2006.*

3.10 Amended and Restated By-laws No. 2 of China International Enterprises Inc. Incorporated by reference to Exhibit 3.6 to the Current Report on Form 8-K filed by Moving Bytes, Inc. on March 21, 2005 (the "March 2005 8-K").

3.11 Form of Certificate of Incorporation of Enterprises Delaware (see Exhibit B to the Proxy Statement/Prospectus in this Registration Statement).*

3.12 Form of Certificate of Domestication (see Exhibit C to the Proxy Statement/Prospectus in this Registration Statement).*

3.13 Form of Bylaws of Enterprises Delaware (see Exhibit D to the Proxy Statement/Prospectus in this Registration Statement).*


4.1     Specimen   certificate   for  shares of  Enterprises  Delaware's  common
        stock. **

5.1     Opinion of Guzov Ofsink, LLC regarding legality of Common Stock.**

10.1. Consulting Agreement, dated as of December 20, 2005, by and between Enterprises Canada and Warner (2). Incorporated by reference to Exhibit
        99.1 to the Registration Statement on Form S-8 (No. 333-130814) filed by Enterprises Canada on December 30, 2005.

10.2 Share Exchange Agreement, dated as of August 15, 2005, by and among Enterprises Canada, HXT Holdings, Inc., XHT, all of the shareholders of HXT Holdings, Inc., and Guzov Ofsink, LLC, as escrow agent. Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Moving Bytes, Inc. (now Enterprises Canada) on August 19, 2005 (the "August 2005 8-K").

10.3 Allocation Agreement, dated as of August 12, 2005, by and among HXT Holdings, Inc., Warner, Zhou and AUS. Incorporated by reference to
        Exhibit 10.2 to the August 2005 8-K.

10.4 Letter Agreement, dated as of August 12, 2005, by and between HTF and Warner. Incorporated by reference to Exhibit 10.3 to the August 2005 8-K.

10.5 Assignment and Assumption Agreement, dated as of August 18, 2005, by and among the Company, Warner and Zhou. Incorporated by reference to Exhibit
        10.4 to the August 2005 8-K.

10.6 Loan Forgiveness and Termination Agreement, dated as of August 15, 2005, by and between Zhou and the Company. Incorporated by reference to
        Exhibit 10.5 to the August 2005 8-K.

10.7 Letter Agreement, dated as of August 19, 2005, by and between HFT and American Union Securities Inc. Incorporated by reference to Exhibit 10.6 to the August 2005 8-K.

10.8 Share Exchange Agreement, dated as of January 31, 2005 among HXT Holdings, Inc., XHT, Li Yuan Qing, Chen Ling and Qiu Zhen Liang. Incorporated by reference to Exhibit 10.1 to the Registration Statement on Form SB-2 (No. 333-123031) filed by China International Enterprises Corp. on February 28, 2005 (the "HXT Holdings, Inc. SB-2").

10.9 Cooperation Agreement for Lenovo Products and its Business Terms, dated March 24, 2004, by and between Lenovo (Shenzhen) Co., Ltd. and HTF. Incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the HXT Holdings, Inc. SB-2 filed China International Enterprises Corp. on May 27, 2005.

10.10 Cooperation Agreement of Service Channel with Lenovo (Master Agreement) and Commercial Articles dated March 31, 2005 by and between Lenovo (Shenzhen) Co., Ltd, and HTF. Incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the HXT Holdings, Inc. SB-2 filed China International Enterprises Corp. on May 27, 2005.


16.1    Letter of KPMG LLP, dated March 18, 2005.  Incorporated  by reference to
        Exhibit 16.1 to the March 2005 8-K.

16.2    Letter of KPMG LLP, dated March 23, 2005.  Incorporated  by reference to
        Exhibit 16.1 to the Amendment to the March 2005 8-K filed on Form 8-K/A on May 24, 2005.

16.3 Letter of Bagell, Josephs, Levine & Company, L.L.C., dated November 15, 2005. Incorporated by reference to Exhibit 16.1 to the exhibit filed with the Current Report on Form 8-K/A filed by Enterprises Canada on November 15, 2005.

21.1    Subsidiaries of Enterprises Canada. *

21.2    Subsidiaries of Enterprises Delaware None.

23.1    Consent of Kabani & Company, LLC.*

23.3 Consent of Guzov Ofsink, LLC (to be contained in their opinion to be filed as Exhibit 5.1 to this Registration Statement.)**

24.1 Power of Attorney (contained in the signature page to this Registration Statement).*

--------------------------
*  Filed herewith.
** To be filed by amendment

ITEM 22.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under "Item 20--Indemnification of Directors and Officers" above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 1, 2006.

                          CHINA INTERNATIONAL ENTERPRISES INC.


                          By: /s/ Yuanqing Li
                              ----------------
                              Yuanqing Li
                              Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yuanqing Li and John Leo and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, and, in connection with any registration of additional securities pursuant to Rule 462(b) under the Securities Act, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, in each case, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


     SIGNATURE                    TITLE                             DATE
     ---------                    -----                             ----

/s/ Yuanqing Li                                                September 1, 2006
-------------------         Chairman, President
    Yuanqing Li             (Chief Executive Officer and
                            Chief Operating Officer) and
                            Director

/s/ Dinghong Shen           Principal Financial                September 1, 2006
---------------------       and Accounting Officer
    Dinghong Shen


/s/ Jianping Wu             Director                           September 1, 2006
---------------------
    Jianping Wu

/s/ Ming Liu                Director                           September 1, 2006
---------------------
    Ming Liu

 /s/ John Leo               Director                           September 1, 2006
--------------------
     John Leo